Exhibit 10.8

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 19, 2022, between Capstone Technologies Group, Inc., a Nevada corporation (the “Company” or the “Parent”), and the undersigned Purchaser (including its successors and assigns, a “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and a substantially similar Securities Purchase Agreement dated at or about the date hereof, and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desire to purchase from the Company for cash and other valuable consideration, Securities of the Company as defined and described more fully in this Agreement;

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I DEFINITIONS

I.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means each Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For purpose of this definition, “control” and related words are used as such terms are used in and construed under Rule 405 of the Securities Act, including, among others, executive officers, directors, large stockholders, subsidiaries, parent entities and sister companies. Notwithstanding the foregoing, the Purchaser and its Subsidiaries, on the one hand, and the Company Parties and their Subsidiaries, on the other hand, shall not be considered “Affiliates” of each other.

“AML/CTF Regulation” has the meaning ascribed to such term in Section 3.1(kk).

“BHCA” has the meaning ascribed to such term in Section 3.1(gg). “Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturdays, Sundays, any day that is a federal holiday in the United States and any day on which the Federal Reserve Bank of New York is not open for business.

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Closing Date” means the Trading Day on which, or next following the day on which, all of the Transaction Documents required to be executed or delivered prior to the Closing have been executed and delivered by the applicable parties thereto and all other conditions precedent to (i) each Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.3.

“Banks” means the Senior Lender to which the rights and obligations of the parties hereunder are second to and subordinate to, and those banks which may loan money to the Company subsequent to the Closing Date of this Agreement, under terms which do not include provisions allowing such banks to convert such loans into the Company’s capital stock to (together with its successors and assigns).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, any Capital Stock into which such shares of common stock shall have been changed, and any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” means any securities of any Company Party which would entitle the holder thereof to acquire at any time Common Stock, including whether or not presently convertible, exchangeable or exercisable, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to purchase, subscribe or otherwise receive, Common Stock.

“Company Party” means each of the Company and its Subsidiaries.

“Company Covered Person” has the meaning ascribed to such term in Section 3.1(ll).

“Consents” means any approval, consent, authorization, notice to, or any other action by, any Person other than any Governmental Authority.

“Contractual Obligation” means, with respect to any Person, any provision of any security or similar instrument issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (other than a Transaction Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Conversion Price” has the meaning ascribed to such term in the Notes. “Conversion Shares” has the meaning ascribed to such term in the Notes.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement. For purposes of this definition, cryptocurrencies shall be considered currencies.

“Derivative” means any Interest Rate Agreement, Currency Agreement, futures or forward contract, spot transaction, commodity swap, purchase or option agreement, other commodity price hedging arrangement, cap, floor or collar transaction, any credit default or total return swap, any other derivative instrument, any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable, including interest rates, currency values, insurance, catastrophic losses, climatic or geological conditions or the price or value of any other derivative instrument. For the purposes of this definition, “derivative instrument” means “any derivative instrument” as defined in Statement of Financial Accounting Standards No. 133 (Accounting for Derivative Instruments and Hedging Activities) of the United States Financial Accounting Standards Board, and any defined with a term similar effect in any successor statement or any supplement to, or replacement of, any such statement.

“Disclosure Schedule” means a schedule disclosing detailed information about the Company Parties and in form and substance satisfactory to the Purchaser on the Closing Date, together with any update on any information in such certificate required to be given and given in accordance with any Transaction Document.

“Disqualification Event” has the meaning ascribed to such term in Section 3.1(ll). “Dollars” and the sign “$” each mean the lawful money of the United States of America. “Evaluation Date” has the meaning ascribed to such term in Section 3.1(o).

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder

“Exchange Transaction” has the meaning ascribed to such term in Section 4.11(b).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers~~,~~ directors, advisors or consultants of the Company Parties; provided, that such issuance is approved by a majority of the non-employee and disinterested members of the Board of Directors of the Company; (b) shares of Common Stock, warrants or options to advisors or independent contractors of any Company Party for compensatory purposes, (c) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof and set forth in the Disclosure Schedules, provided, that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (d) securities issuable pursuant to any contractual anti-dilution obligations of the Company in effect as of the date hereof and set forth in the Disclosure Schedules, provided, that such obligations have not been materially amended since the date of hereof, and (e) securities issued pursuant to any other strategic transactions approved by a majority of the disinterested members of the Board of Directors; provided, that such other strategic transactions shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and have no registration rights.

“Exercise Price” shall have the meaning ascribed to such term in the Warrants. “Federal Reserve” has the meaning ascribed to such term in Section 3.1(gg).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied consistently throughout the periods referenced and consistently with (a) the principles and standards set forth in the opinions and pronouncements of the Financial Accounting Standards Board or any successor entity, (b) to the extent consistent with such principles, generally accepted industry practices and (c) to the extent consistent with such principles and practices, the past practices of the Company as reflected in its financial statements delivered to the Purchaser.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra- national entity (including the European Union and the European Central Bank) and any self- regulatory organization (including the National Association of Insurance Commissioners).

“Indebtedness” means, with respect to any Person at any date, without duplication, the following:

(a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities incurred in respect of property or services purchased in the ordinary course of business (provided, that such accounts payable and accrued liabilities are not overdue by more than 180 days), (c) all obligations of such Person evidenced by notes, bonds, debentures or similar borrowing or securities instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all obligations of such Person as lessee under Capital Leases, (f) all reimbursements and all other obligations of such Person with respect to (i) letters of credit, bank guarantees or bankers’ acceptances contingent or otherwise, or (ii) surety, customs, reclamation, performance or other similar bonds, (g) all obligations of such Person secured by Liens on the assets of such Person, (h) all Guaranty Obligations of such Person, (i) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock, Stock Equivalent (valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends) or any warrants, rights or options to acquire such Capital Stock, (j) after taking into account the effect of any legally-enforceable netting Contractual Obligation of such Person, all payments that would be required to be made in respect of any Derivative in the event of a termination (including an early termination) on the date of determination and (k) all obligations of another Person of the type described in clauses (a) through (j) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on the assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

“Initial Principal Amount” means, as to any Purchaser, the principal amount of the Note of such Purchaser set forth on Schedule I.

“Intellectual Property Rights” means, collectively, all copyrights, patents, trademarks, service marks and trade names all applications for any of the foregoing, together with: (i) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (ii) all licenses or user or other agreements granted with respect to any of the foregoing, in each case whether now or hereafter owned or used; (iii) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (iv) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (v) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (vi) all applications for any of the foregoing and (vii) all causes of action, claims and warranties, in each case, now or hereafter owned or acquired in respect of any item listed above.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Legend Removal Date” has the meaning ascribed to such term in Section 4.1(c).

“Liabilities” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by any Company Party from time to time to any Purchaser or any other Purchaser Party, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising and however created, acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money and whether arising under Contractual Obligations, Regulations or otherwise, including, without duplication, (i) the principal amount due of the Note, (ii) all other amounts, fees, interest (including any prepayment premium), commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities, reimbursement of amounts paid and other sums chargeable to the Company under the Note, this Agreement or any other Transaction Document (including attorneys’ fees) or otherwise arising under any Transaction Document and (iii) all interest on any item otherwise qualifying as a “Liability” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post- petition interest is allowed in such proceeding.

“License Agreement” has the meaning ascribed to such term in Section 3.1(m).

“Lien” means any lien (statutory or other) mortgage, pledge, hypothecation, assignment, security interest, encumbrance, charge, claim, right of first refusal, preemptive right, restriction on transfer or similar restriction or other security arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Losses” means all liabilities, rights, demands, covenants, duties, obligations (including indebtedness, receivables and other contractual obligations), claims, damages, Proceedings and causes of actions, settlements, judgments, damages, losses (including reductions in yield), debts, responsibilities, fines, penalties, sanctions, commissions and interest, disbursements, Taxes, interest, charges, costs, fees and expenses (including fees, charges, and disbursements of financial, legal and other advisors, consultants and professionals and, if applicable, any value-added and other taxes and charges thereon), in each case of any kind or nature, whether joint or several, whether now existing or hereafter arising and however acquired and whether or not known, asserted, direct, contingent, liquidated, due, consequential, actual, punitive or treble.

“Material Adverse Effect” means material adverse effect on, or change in, (a) the legality, validity or enforceability of any portion of any Transaction Document, (b) the operations, assets, business, prospects or condition (financial or otherwise) of any Company Party, (c) the ability of any Company Party to perform on a timely basis its obligations under any Transaction Document for any reason whatsoever, whether foreseen or unforeseen, including due to pandemic, acts of a Governmental Authority, interruption of transportation systems, strikes, terrorist activities, interruptions of supply chains or acts of God, or (d) the perfection or priority of any Liens granted to any Purchaser Party under any Transaction Document.

“Maximum Rate” has the meaning ascribed to such term in Section 5.12.

“Note” means each 7.5% Secured Convertible Promissory Note, in the form attached hereto as Exhibit A and otherwise in form and substance satisfactory to the Purchaser on the Closing Date, issued by the Company to each Purchaser hereunder and as of the Closing Date.

“Notice of Conversion” has the meaning ascribed to such term in Section 4.5.

“OFAC” has the meaning ascribed to such term in Section 3.1(ee).

“Optional Redemption” has the meaning ascribed to such term in Section 6 of the Note, and applies only to the Company’s right to redeem all or a portion of the Note, subject to the procedure and timeframes set forth in Sections 6(a), (b) and (c) therein, and to the provisions of Schedule 6(a) to the Notes, including the Holder’s right to convert for 72 hours following receipt of the Company’s Optional Redemption Notice.

“Participation Maximum” has the meaning ascribed to such term in Section 4.13(a).

“Permit” means, with respect to any Person, any permit, filing, notice, license, approval, variance, exception, permission, concession, grant, franchise, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other Contractual Obligation or arrangement with, or authorization by, to or under the authority of, any Governmental Authority or pursuant to any Regulation, or any other action by any Governmental Authority in each case whether or not having the force of law and affecting or applicable to or binding upon such Person, its Contractual Obligations or arrangements or other liabilities or any of its property or to which such Person, its Contractual Obligations or any of its property is or is purported to be subject.

“Person” means an individual, sole proprietorship partnership, corporation, incorporated or unincorporated association, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government, whether national, city, federal state, county, city, municipal or otherwise including, without limitation, any instrumentality, division or agency, department or other subdivision thereof or other entity of any kind.

“Pre-Notice” has the meaning ascribed to such term in Section 4.13(b).

“Proceeding” against a Person means an action, suit, litigation, arbitration, investigation, complaint, dispute, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against, affecting or purporting to affect such Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Authority.

“Pro Rata Portion” means, with respect to a Purchaser and a group of Purchaser as of a particular date, the ratio of (i) the Subscription Amount of Securities purchased on or prior to such date by such Purchaser (including, for the avoidance of doubt its predecessors and assignors) that remain outstanding on such date to (ii) the sum of the aggregate Subscription Amounts of Securities purchased by Purchaser (including, for the avoidance of doubt, their predecessors and assignors) in such group on or prior to such date that remain outstanding on such date.

“Public Information Failure” has the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” has the meaning ascribed to such term in Section 4.3(b). “Purchaser Party” has the meaning ascribed to such term in Section 4.9.

“Registrable Securities” means, as of any date of determination, (a) all of the Conversion Shares then issued and issuable upon conversion in full of the Notes (assuming on such date the Notes are converted in full without regard to any conversion limitations therein), (b) all shares of Common Stock issued and issuable as interest or principal on the Notes (without giving effect to any limitations on conversion set forth in the Notes) assuming all interest and principal payments are made in shares of Common Stock and the Notes are held until maturity and one year thereafter, (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Notes (without giving effect to any limitations on conversion set forth in the Notes), (d) all of the Exercise Shares then issued and issuable upon exercise in full of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (e) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants (without giving effect to any limitations on exercise set forth in the Warrants),and (f) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Regulation” means, all international, federal, state, provincial and local laws (whether civil or common law or rule of equity and whether U.S. or non- U.S.), treaties, constitutions, statutes, codes, tariffs, rules, guidelines, regulations, writs, injunctions, orders, judgments, decrees, ordinances and administrative or judicial precedents or authorities, including, in each case whether or not having the force of law, the interpretation or administration thereof by any Governmental Authority, all policies, recommendations or guidance of any Governmental Authority and all administrative orders, directed duties, directives, requirements, requests.

“Related Parties” of any Person means such Person, (i) each Affiliate of such Person, (ii) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Capital Stock having ordinary voting power in the election of directors of such Person or such Affiliate, (iii) each of such Person’s or such Affiliate’s officers, managers, directors, joint venture partners, partners and employees (and any other Person with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title or classification as a contractor under employment Regulations), (iv) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of any of the foregoing, (v) any trust or beneficiary of a trust of which any of the foregoing are the sole trustees or for the benefit of any of the foregoing. Notwithstanding the foregoing, the Purchaser and its Subsidiaries, on the one hand, and the Company Parties and their Subsidiaries, on the other hand, shall not be considered “Related Parties” of each other.

“Required Filings” means (a) any filing required pursuant to Section 4.3 or 4.14, (b) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and, if and as applicable, the listing of the Conversion Shares or Warrant Shares for trading thereon in the time and manner required thereby and (c) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

“Required Minimum” means, as of any date, two (2) times the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any (a) Conversion Shares issuable upon conversion of the Notes, ignoring any conversion limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 100% of the then Conversion Price and (B) Warrant Shares issuable upon exercise of the Warrants, ignoring any exercise limits set forth therein, and assuming that the Exercise Price is at all times on and after the date of determination 100% of the then Exercise Price.

“Restricted Payment” means, for any Person, (a) any dividend, stock split or other distribution, direct or indirect (including by way of spin off, reclassification, corporate rearrangement, scheme of arrangement or similar transaction), on account of, or otherwise to the holder or holders of, any shares of any class of Capital Stock of such Person now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other for value, direct or indirect, of any shares of any class of Capital Stock of such Person by such Person or any Affiliate thereof now outstanding and (c) other than the payments made to retire or to obtain the surrender of the Stock Equivalents in connection with the Management Buy-Out referenced in the Disclosure Schedule and in an aggregate amount not to exceed $5,000,000, any payment made to retire, or to obtain the surrender of, any Stock Equivalents now or hereafter outstanding; provided, that, for the avoidance of doubt, (i) a cashless exercise of an employee stock option in which options are cancelled to the extent needed such that the “in-the-money” value of the options (i.e. the excess of market price over exercise price) that are cancelled is utilized to pay the exercise price, and applicable taxes, shall not be a “Restricted Payment” and (ii) a distribution of rights (including rights to receive assets) or options shall constitute a “Restricted Payment”.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctioned Jurisdiction” means, at any time, a country, territory or geographical region that is subject to, the target of, or purported to be subject to, Sanctions Laws.

“Sanctions Laws” means all applicable Regulations concerning or relating to economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by OFAC, including the following (together with their implementing regulations, in each case, as amended from time to time): the International Security and Development Cooperation Act (ISDCA) (22 U.S.C. §23499aa-9 et seq.); the Patriot Act; and the Trading with the Enemy Act (TWEA) (50 U.S.C. §5 et seq.).

“Sanctioned Person” means (a) any Person that is listed in the annex to, or otherwise subject to the provisions of, Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit and Threaten to Commit or Support Terrorism, effective October 24, 2001; (b) any Person that is named in any Sanctions Laws-related list maintained by OFAC, including the “Specially Designated National and Blocked Person” list; (c) any Person or individual located, organized or resident or determined to be resident in a Sanctioned Jurisdiction that is, or whose government is, the target of comprehensive Sanctions Laws; (d) any organization or Person directly or indirectly owned or controlled by any such Person or Persons described in the foregoing clauses (a) through (c); and (e) any Person that commits, threatens or conspires to commit or supports “terrorism”,” as defined in applicable United States Regulations.

“Securities” means the Notes, Warrants, the Conversion Shares, and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shell Company” means an entity that fits within the definition of “shell company” under Section 12b-2 of the Exchange Act and Rule 144.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Stock Equivalents” means all securities and/or Indebtedness convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options, scrip rights, calls or commitments of any character whatsoever, and all other rights or options or other arrangements (including through a conversion or exchange of any other property) to purchase, subscribe for or acquire, any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subscription Amount” means, as to any Purchaser, the aggregate amount to be paid for the Notes purchased hereunder as specified on Schedule I.

“Subsequent Financing” has the meaning ascribed to such term in Section 4.13. “Subsequent Financing Notice” has the meaning ascribed to such term in Section 4.13(b).

“Subsidiary” means (a) any subsidiary of the Company, and (b) any Person (other than natural persons) the management of which is, directly or indirectly, controlled by, or of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person.

“Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of any Purchaser, taxes imposed on or measured by the net income or overall gross receipts of such Purchaser.

“Third Party Exchange Transfer” has the meaning ascribed to such term in Section 4.11(b).

“Trading Day” means a day on which the principal Trading Market for the Common Stock is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock will, in accordance with the terms hereof, be listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTC Markets; the OTC Bulletin Board or the OTC Markets Group Inc. PINK (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrant, the Transfer Agent Instruction Letters, the Registration Rights Agreement, the Security Agreement, Guaranty and any other documents or agreements executed in connection with the transactions contemplated hereunder., and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or other comparable or similar laws, rules or regulations) in favor of the Purchaser as secured parties perfecting all Liens the Purchaser have on the collateral (which security interests and Liens of the Purchaser shall be senior to all Indebtedness of the Company), and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

“Transfer Agent” means Empire Stock Transfer and any successor transfer agent for the Company’s Common Stock, which has been agreed to in writing by the Purchaser.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent, duly acknowledged and agreed by the Transfer Agent, which instructs the Transfer Agent to issue the Conversion Shares or the Warrant Shares pursuant to the Transaction Documents, in form attached hereto as Exhibit D and otherwise in form and substance satisfactory to the Purchaser on the Closing Date.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, that, in the event that, by reason of mandatory provisions of any applicable Regulation, the attachment, perfection or priority of any security interest in any collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Variable Rate Transaction” has the meaning ascribed to such term in Section 4.11(a).

“Voting Stock” means Capital Stock of any Person (i) having ordinary power to vote in the election of any member of the board of directors or any manager, trustee or other controlling persons of such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) of this definition.

“Warrants” means the warrants to purchase up to 2,687,500 shares of Common Stock in the form attached as Exhibit B to this Agreement.

“Warrant Shares” shall have the meaning ascribed to such term in the Warrants.

ARTICLE II PURCHASE AND SALE

II.1 Purchase. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Purchaser will purchase an aggregate of (a) $5,000,000 in Subscription Amount of Notes, which Subscription Amount shall correspond to an aggregate of $5,375,000 in Initial Principal Amount of Notes to reflect an original issue discount of seven and one half percent (7.5%) and (b) the Warrants. The purchase will be completed in a single tranche as provided herein.

II.2 Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser agrees, severally and not jointly, to purchase, at the Closing a Note having a principal amount equal to the Initial Principal Amount applicable to such Purchaser, as set forth on Schedule I and the Warrants as set forth on Schedule I. At the Closing, such Purchaser shall deliver to the Company, via wire transfer to an account designated by the Company, immediately available Dollars equal to such Purchaser’s Subscription Amount, and the Company shall deliver to such Purchaser its Notes and Warrants, as set forth in Section 2.3(a), and the Company and such Purchaser shall deliver to each other the other items set forth in Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4 for Closing, such Closing shall occur remotely by electronic exchange of Closing documentation. Notwithstanding anything herein to the contrary, if the Closing Date does not occur within five (5) Business Days of the date hereof, this Agreement shall terminate and be null and void.

It is the parties’ intention that all the transactions described in the preamble to this Agreement close simultaneously; to this end, the parties agree that their counsel may, among other things, hold documents in escrow pending the closing of the other transactions under the Transaction Documents. If all of the transactions contemplated by the Transaction Documents do not close as contemplated hereby and thereby on their unamended and unwaived terms unless approved by each Purchaser then each Purchaser, at its sole option and in its sole discretion, may terminate this Agreement on notice to the Company with respect to such Purchaser. In such event, the Company shall be obligated to fulfill its covenants hereunder, including, without limitation, its indemnification obligations and obligation to pay Purchaser’ fees and expenses, which by their terms survive the termination of this Agreement.

II.3 Deliveries.

(a) Deliveries to Purchaser. On or prior to the Closing (except as noted), the Company shall deliver or cause to be delivered to each Purchaser the following, each dated as of the Closing Date and in form and substance satisfactory to such Purchaser:

(i) this Agreement, duly executed by the Company;

(ii) a final Disclosure Schedule, duly executed by the Company;

(iii) a Note for such Purchaser duly executed by the Company with an aggregate Initial Principal Amount equal to the amount set forth on Schedule I, registered in the name of such Purchaser;

(iv) the Warrants for such Purchaser duly executed by the Company registered in the name of such Purchaser;

(v) the Transfer Agent Instruction Letters, duly executed by the Transfer Agent in addition to the Company;

(vi) the Security Agreement and Guaranty;

(vii) the Registration Rights Agreement;

(viii) legal opinions of counsel to the Company (including local counsel as may be requested by such Purchaser) in form and substance acceptable to such Purchaser; an officer’s certificate and compliance certificate from each Company Party, each in form and substance acceptable to such Purchaser; and

(ix) a closing statement, in form and substance acceptable to such Purchaser, and such other opinions, statements, agreements and good standing certificates, and other documents as such Purchaser may require.

(b) Deliveries to the Company. On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following, each duly executed by such Purchaser and dated as of the Closing Date:

(i) this Agreement;

(ii) the Transfer Agent Instruction Letters, duly executed by the Purchaser;

(iii) ;the Security Agreement duly executed by the Purchaser

(iv) the Registration Rights Agreement duly executed by the Purchaser; and

(v) the Purchaser’s Subscription Amount for the Note and the Warrant being purchased by such Purchaser at the Closing by wire transfer to the account specified in writing by the Company.

II.4 Closing Conditions.

(a) Conditions to the Company’s Obligations. The obligations of the Company pursuant to Section 2.2 in connection with the Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Closing Date:

(i) the transactions contemplated by the Transaction Documents have closed in accordance with their respective terms;

(ii) the representations and warranties of each Purchaser contained herein shall be true and correct as of the Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(iii) all obligations, covenants and agreements required to be performed by any Purchaser on or prior to the Closing Date (other than the obligations set forth in Section 2.3 to be performed at the Closing) shall have been performed; and

(iv) the delivery by each Purchaser of the items such Purchaser is required to deliver prior to the Closing Date pursuant to Section 2.3(b).

(b) Conditions to each Purchaser’s Obligations. The respective obligations of each Purchaser and pursuant to Section 2.2 in connection with the Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before the Closing Date, both before and after giving effect to the Closing:

(i) the transactions contemplated by the Transaction Documents have closed in accordance with their respective terms without waiver or amendment unless approved by each Purchaser;

(ii) the representations and warranties of each Company Party contained in any Transaction Document shall be true and correct as of the Closing Date in all respects (without regard to any materiality qualifier) (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(iii) all obligations, covenants and agreements required to be performed by any Company Party or any on or prior to the Closing Date pursuant to any Transaction Document (other than the obligations set forth in Section 2.3 to be performed at the Closing) shall have been performed;

(iv) the delivery by each Company Party of the items such Company Party is required to deliver on or prior to the Closing Date pursuant to Section 2.3(a);

(v) Purchaser’s due diligence has been completed to its satisfaction;

(vi) there shall exist no Event of Default (as defined in theNotes) and no event which, with the passage of time or the giving of notice, would constitute an Event of Default;

(vii) there shall be no breach of any obligation, covenant or agreement of any Company Party under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute such a breach;

(viii) no Material Adverse Effect shall have occurred from the date hereof through the Closing Date

(ix) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or other federal, state, local or other governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction; Documents;

(x) from the date hereof through the Closing Date, trading in the shares of Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak, including, without limitation, a pandemic, or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, and without regard to any factors unique to such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(xi) the Company meets the current public information requirements under Rule 144 in respect of the Conversion Shares or the Warrant Shares and or any other Registrable Securities or other shares of Common Stock issuable under the Notes or the Warrants; and

(xii) any other conditions contained herein or the other Transaction Documents, including delivery of the items that any Company Party is required to deliver on or prior to the Closing Date pursuant to Section 2.3.

ARTICLE III REPRESENTATIONS AND WARRANTIES

III.1 Representations and Warranties of the Company Parties. The Company hereby makes the following representations and warranties, (which representations and warranties encompass Subsidiary as a Subsidiary and the Company Party) and include each such representation and warranty by Subsidiary, in any document or agreement delivered and deliverable by the foregoing in connection with the , as if fully set forth herein, except to the extent modified in this Agreement makes the following representations and warranties as, and to the extent applicable to, such Company Party) to each Purchaser as of the Closing Date as to each Company Party, each subject to the exceptions set forth in the Disclosure Schedule, which Disclosure Schedule is deemed a part hereof and qualifies any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedule: (but in no event shall qualify any indemnity obligation of the Company Parties hereunder):

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in Section 3.1(a) of the Disclosure Schedule. The Company owns, directly or indirectly, all of the Capital Stock and Stock Equivalents of each Subsidiary free and clear of any Liens and all of the issued and outstanding shares of Capital Stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each Company Party is a Person having the corporate form listed in Section 3.1(b) of the Disclosure Schedule, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization listed in Section 3.1(b) of the Disclosure Schedule and is duly qualified or licensed to transact business in its jurisdiction of organization, the jurisdiction of its principal place of business, any other jurisdiction where such qualification is necessary to conduct its business or own the property it purports to own, except where the failure to do so would not have a Material Adverse Effect – and no Proceeding exists or has be instituted or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Each Company Party has the right, power and authority to enter into and discharge all of its obligations under each Transaction Document to which it purports to be a party, each of which constitutes a legal, valid and binding obligation of such Company Party, enforceable against it in accordance with its terms, subject only to bankruptcy and similar Regulations affecting creditors’ rights generally; and has the power, authority, Permits and Licenses to own its property and to carry on its business as presently conducted. No Company Party is engaged in the business of extending credit (which shall not include intercompany credit among the Company Parties) for the purpose of purchasing or carrying margin stock or any cryptocurrency, token or other blockchain asset.

(c) Authorization; Enforcement. The execution, delivery, performance by each Company Party of its obligations, and exercise by such Company Party of its rights under the Transaction Documents, including, if applicable, the sale of Notes, Warrants and other securities under this Agreement, (i) have been duly authorized by all necessary corporate actions of such Company Party, (ii) except for the Required Filings and the consent of Banks, which shall have been obtained prior to execution of this Agreement, do not require any Consents or Permits that have not been obtained prior to the date hereof and each such Permit or Consent is in full force and effect and not subject of any pending or, to the best of any Company Party’s knowledge, threatened, attack or revocation, (iii) are not and will not be in conflict with or prohibited or prevented by or create a breach under (A) except for those that do not have a Material Adverse Effect, any Regulation or Permit, (B) any corporate governance document or resolution or (C) except for those that do not have a Material Adverse Effect, any Contractual Obligation or provision thereof binding on such Company Party or affecting any property of such Company Party and (iv) will not result in the imposition of any Liens except for the benefit of the Purchaser. Upon execution and delivery thereof, each Transaction Document to which such Company Party purports to be a party shall constitute the legal, valid and binding obligation of such Company Party, enforceable against such Company Party in accordance with its terms.

(d) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares and the Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized Capital Stock a number of shares of Common Stock for issuance of the Conversion Shares and the Warrant Shares at least equal to the Required Minimum on the date hereof or as provided for in Section 4.10(a).

(e) Capitalization. The capitalization of the Company is as set forth in Section 3.1(e) of the Disclosure Schedule, which also includes the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any Capital Stock or Stock Equivalent since its most recently filed periodic report under the Exchange Act except (i) as set forth in Section 3.1(e) of the Disclosure Schedule, (ii) for the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and (iii) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act as set forth in Section 3.1(e) of the Disclosure Schedule. No Person has anyright of first refusal, preemptive right, right of participation, or any similar right to participate in, or triggered by, the transactions contemplated by the Transaction Documents (including the issuance of the Conversion Shares upon conversion of the Notes and the issuance of the Warrant Shares upon exercise of the Warrants in accordance with their respective terms) as set forth in Section 3.1(e) of the Disclosure Schedule. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. There are no outstanding Stock Equivalents with respect to any shares of Common Stock, and there are no Contractual Obligations by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents except as set forth in Section 3.1(e) of the Disclosure Schedule. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or any other securities to any Person (other than to any Purchaser) and will not result in a right of any holder of securities issued by any Company Party to adjust the exercise, conversion, exchange or reset price under any Stock Equivalent, except as set forth in Section 3.1(e) of the Disclosure Schedule. All of the outstanding shares of Capital Stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all securities Regulations, and no such outstanding share was issued in violation of any preemptive right or similar or other right to subscribe for or purchase securities or any other existing Contractual Obligation. No further approval or authorization of any stockholder or the Board of Directors, and no other Permit or Consent (other than with respect to Banks, which shall have been obtained prior to the execution of this Agreement) is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar Contractual Obligations with respect to the Company’s Capital Stock or Stock Equivalents to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders or other equity investors.

(f) Financial Statements. Section 3.1(f)(1) of the Disclosure Schedule contains the audited consolidated balance sheets, statements of operations and statements of cash flows (the “Audited Financial Statements”) of certain of the Company and the Subsidiaries as at and for the annual periods ended August 31, 2021 and 2020. Section 3.1(f)(2) of the Disclosure Schedule contains the unaudited consolidated balance sheets, statements of operations and statements of cash flows (the “Unaudited Financial Statements”) of the Company and the Subsidiaries as at and for the nine month period ended February 28, 2021. The Audited Financial Statements and the Unaudited Financial Statements, are hereinafter sometimes collectively referred to as the “Financial Statements.” The Financial Statements have been prepared from the books and records of the Company and the Subsidiaries and in conformity with GAAP, consistently applied, except in each case as described in the notes thereto and as set forth on the Sections of Disclosure Schedules set forth above, In addition, the Financial Statements of the Company comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of preparation and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to customary and immaterial year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

(g) Material Adverse Effects; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements delivered to the Purchaser: (i) there has been no event that has had, or could reasonably be expected to result in, a Material Adverse Effect, (ii) no Company Party has incurred any Indebtedness or other liability (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required by GAAP to be reflected in the Company’s financial statements and not required to be disclosed in filings made with the Commission and (C) Indebtedness in favor of Banks; (iii) no Company Party has altered its fiscal year or accounting methods; (iv) no Company Party has declared or made any Restricted Payment or entered in any Contractual Obligation to do so, (v) no Company Party has issued any Capital Stock to any officer, director or other Affiliate, and (vi) there has been no event, prospects, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to any Company Party, their Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by any Company Party under applicable securities Regulations at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(h) Litigation. There is no Proceeding against any Company Party or any Subsidiary of any Company Party or any current or former officer or director of any Company Party or any Subsidiary of any Company Party in its capacity as such which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, (ii) involves the Commission or otherwise involves violations of securities Regulations or (iii) could, assuming an unfavorable result, have or reasonably be expected to result in a Material Adverse Effect, and none of the Company Parties, their Subsidiaries, or any director or officer of any of them, is or has been the subject of any Proceeding involving a claim of violation of or liability under securities Regulations or a claim of breach of fiduciary duty. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i) Labor Relations. There is no (i) no unfair labor practice at any Company Party and there is no unfair labor practice complaint pending against any Company Party or any Subsidiary of any Company Party or, to their knowledge of any Company Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Company Party or any Subsidiary of any Company Party or to their knowledge threatened against any of them, (ii) no strike, work stoppage or other labor dispute in existence or to their knowledge threatened involving any Company Party or any Subsidiary of any Company Party, and (iii) no union representation question existing with respect to the employees of any Company Party or any Subsidiary of any Company Party, as the case may be, and no union organization activity that is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably likely to have a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. To the knowledge of the Company, the continued service to the Company of the executive officers of the Company Parties and their Subsidiaries is not, and is not expected to be, in violation of any material term of any Contractual Obligation in favor of any third party, and does not subject any Company Party or any Subsidiary of any Company Party to any Loss with respect to any of the foregoing matters.

(j) Compliance. No Company Party and no Subsidiary thereof, except as could not have or reasonably be expected to result in a Material Adverse Effect: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has any Company Party or any Subsidiary thereof received notice of a claim that it is in default under or that it is in violation of, any Contractual Obligation (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any Governmental Authority; (iii) is or has been in violation of any Regulation, and to the knowledge of each Company Party, no Person has made or threatened to make any claim that such a violation exists (including relating to taxes, environmental protection, occupational health and safety, product quality and safety, employment or labor matters) or (iv) has incurred, or could reasonably be expected to incur Losses relating to compliance with Regulations (including clean-up costs under environmental Regulations), nor have any such Losses been threatened.

(k) Permits. Each Company Party and its Subsidiaries possess all Permits, each issued by the appropriate Governmental Authority, that are necessary to conduct their respective businesses and which failure to possess could reasonably be expected to result in a Material Adverse Effect and no Company Party nor any Subsidiary thereof has received any notice of proceedings relating to the revocation or modification of any such Permit.

(ii) Title to Assets. Each Company Party has good and marketable title in fee simple to all real property owned by it and good title in fee simple to all personal property owned or purported to be owned by any of them that is material to the business of any Company Party, in each case free and clear of all Liens except for (i) Liens that do not materially affect the value of any such property and do not materially interfere with the use made and proposed to be made of such property by the Company Parties, Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties and (iii) Liens in favor of Banks. Any real property and facilities held under lease by any Company Party (and any personal property if such lease is material to the business of any Company Party) are held by them under valid, subsisting and enforceable leases with which the Company Parties party thereto are in compliance.

(l) Intellectual Property. Except where the failure to do so would not have a Material Adverse Effect, each Company Party has, or has rights to use, all Intellectual Property Rights they purport to have or have rights to use, which, in the aggregate for all such Company Party, constitute all Intellectual Property Rights necessary or required for use in connection with the businesses of the Company Parties as presently conducted. No Company Party has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, and, to the knowledge of each Company Party no event has occurred that permits, or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. No Company Party has received, since the date of the latest audited financial statements included within the delivered to the Purchaser, a written notice of a claim, nor has such a claim been threatened or could reasonably be expected to be made, and no Company Party otherwise has any knowledge that any slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods or services bearing or using any Intellectual Property Right presently contemplated to be sold by or employed by Intellectual Property Right of any Company Party violate or infringe upon the rights of any Person, except as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Company Party, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Each Company Party has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Company Party has any Intellectual Property Right registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those set forth in Section 3.1(m) of the Disclosure Schedule, or has granted any licenses with respect thereto other than as set forth in Section 3.1(m) of the Disclosure Schedule. Section 3.1(m) of the Disclosure Schedule also sets forth all Contractual Obligations or other arrangements of any Company Party as in effect on the date hereof pursuant to which such Company Party has a license or other right to use any Intellectual Property owned by another Person and the dates of the expiration of such Contractual Obligations or other arrangements (collectively, together with such Contractual Obligations or other arrangements as may be entered into by any Company Party after the date hereof, the “License Agreements”). All material License Agreements and related rights are in full force and effect, no default or event of default exists with respect thereto in respect of the obligations of licensor or with respect to any royalty or other payment obligations of any Company Party or any obligation of any Company Party with respect to manufacturing standards, quality control or specifications and each such Company Party is in compliance with the terms thereof in all material respects and no owner, licensor or other party thereto has sent any notice of termination or its intention to terminate such license or rights.

(m) Transactions with Related Parties. No Company Party is a party to any Contractual Obligation or other transaction with any Related Party that is not a Company Party, including (a) Investments by any Company Party in any such other Related Party or Indebtedness owing by or to any such other Related Party and (b) transfers, sales, leases, assignments or other s or dispositions of any asset, in each case except for (x) transactions in the ordinary course of business on a basis no less favorable to the Company Parties as would be obtained in a comparable arm’s length transaction with a Person not a Related Party and (y) salaries and other director or employee or other staff compensation, including expense reimbursements and employee benefits, of the Company Parties.

(o) Reserved.

(p) Certain Fees. No brokerage or finder’s fees or commissions or similar fees are or will be payable by any Company Party to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. No Purchaser shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(p) that may be due in connection with the transactions contemplated by the Transaction Documents.

(q) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.1(pp), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(r) Investment Company. No Company Party is, or is an Affiliate of (and, immediately after receipt of payment for the Securities and before and after giving effect to the use of the proceeds thereof, none will be or be an Affiliate of), an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Each Company Party shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s) Registration Rights. No Person has any right to cause any Company Party to effect the registration under the Securities Act of any securities of any Company Party, except for the Purchaser.

(t) Listing and Maintenance Requirements. The shares of Common Stock are registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the knowledge of the Company is likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the shares of Common Stock are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(u) Application of Takeover Protections. The Company and the Board of Directors (or equivalent body) have taken all necessary action, if any, in order to render inapplicable any control share , business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Purchaser and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents, including as a result of the Company’s issuance of the Securities and the ownership of the Securities by any Purchaser or any Affiliate of any Purchaser.

(v) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, each Company Party confirms that none of the Company Parties, their Affiliates, or agents or counsel or any other Person acting on behalf of the foregoing has provided any Purchaser, any Purchaser Party or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that each Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosures furnished by or on behalf of any Company Party or any Affiliate thereof to any Purchaser regarding the Company Parties and their Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedule, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company Parties during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. Each Company Party acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1(pp).

(w) No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.1(pp), no Company Party, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(x) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(y) Foreign Corrupt Practices. No Company Party and no Related Party of any Company Party, has done any of the following, directly or indirectly (including through agents, contractors, trustees, representatives and advisors): (i) made contributions or payments of, or reimbursement for, gifts, entertainment or other expenses, in each case that could reasonably be viewed as unlawful under U.S. or other Regulations related to foreign or domestic political activity or (ii) made payments to U.S. or other officials, judges, employees or other staff members of any Governmental Authority or other Persons viewed as government officials under any Regulation or to any foreign or domestic political parties, elected or union officials or campaigns in order to obtain, retain or direct business or obtain any improper advantage, and no part of the proceeds of the Notes will be used, directly or indirectly, to fund any such payment; (iii) failed to disclose fully any contribution or other payment made by any Company Party or any Subsidiary of any Company Party (or made by any person acting on the behalf of any of the foregoing) which could reasonably be viewed as in violation of U.S. or other Regulations; or (iv) any other activity in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other Regulation sanctioning or purporting to sanction bribery, corruption and other improper payments.

(z) Accountants; Internal Accounting and Sarbanes Oxley. BF Borgers CPA PC (the “Accountants”) are and have been throughout the periods covered by the Financial Statements and through the date hereof (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to the Company within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board. Section 3.1(z) of the Disclosure Schedule lists all non-audit services performed by the Accountants for the Company and/or any of its Subsidiaries. Except as set forth on such Section of the Disclosure Schedule, the report of the Accountants on the Financial Statements for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles. During the Company’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Company. Section 3.1(z) of the Disclosure Schedule contains all management letters and other communications between the Company and the Accountants. The Company’s next periodic SEC Report is due by no later than March 31, 2022. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a- 15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries..

(aa) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by any Company Party to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(bb) Acknowledgment Regarding Purchaser’ Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser and not as a part of a group, as such term is defined in Section 13(d) of the Exchange Act, with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser, Purchaser Party or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares or the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(dd) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ee) .Cybersecurity. (i) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(ff) .No Cash Payments. Except as disclosed on the Disclosure Schedules, neither the Company, its officers, or any Affiliates or agents of the Company have withdrawn or paid cash (not including a check or other similar negotiable instrument) to any vendor in an aggregate amount that exceeds Five Thousand Dollars ($5,000) for any purpose.

(gg) .Regulation M Compliance. The Company has not, and to its knowledge no Company Party, Subsidiary of any Company Party or no one acting on any of their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(hh) Stock Option Plans. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ii) Sanctions. No Company Party and no Related Party of any Company Party, directly or indirectly (including through agents, contractors, trustees, representatives or advisors) (a) is in violation of any Sanctions Law or engages in, or conspire or attempts to engage in, any transaction evading or avoiding any prohibition in any Sanction Law, (b) is a Sanctioned Person or derive revenues from investments in, or transactions with Sanctioned Persons, (c) has any assets located in Sanctioned Jurisdictions or (d) deals in, or otherwise engages in any transactions relating to, any property or interest in property blocked pursuant to any Regulation administered or enforced by the U.S. Office of Foreign Assets Control (“OFAC”). The Borrower will not use, directly or indirectly, any part of the proceeds of any Note or Warrant hereunder to fund, and none of the Borrower or its Related Parties, either directly or indirectly (including through agents, contractors, trustees, representatives or advisors), are engaged in any operations involving, the financing of any investments or activities in, or any payments to, a Sanctioned Person.

(jj) .U.S Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Purchaser’s request.

(kk) . Bank Holding Company Act and Other Limiting Regulations. No Company Party and no Affiliate of any Company Party is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). No Company Party and no Subsidiary or Affiliate of any Company Party owns or controls, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. No Company Party and no Subsidiary or Affiliate of any Company Party, either individually or in the aggregate, directly or indirectly, exercise or has the ability to exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. The Company is not an “investment company” and is not a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any Regulation or Permit limiting the Company’s ability to incur indebtedness for borrowed money.

(ll) .Promotional Stock Activities. No Company Party and none of its officers, directors, managers, affiliates or agents have engaged in any stock promotional activity that could give rise to a complaint, inquiry, or trading suspension by the Securities and Exchange Commission alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

(mm) .Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company Parties (i) have made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) have set aside on their respective books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company Parties know of no basis for any such claim.

(nn) Shell Company Status. The Company has been an issuer subject to Rule 144(i) under the Securities Act., but has not been a shell corporation since June 30, 2010.

(oo) AML/CTF Regulations. The operations of the Company Parties and their Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 and other applicable money laundering and counter-terrorism financing Regulations (collectively, the “AML/CTF Regulations”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Company Party or any Subsidiary of any Company Party with respect to any AML/CTF Regulation is pending or, to the knowledge of any Company Party or any such Subsidiary, threatened.

(pp) .Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D promulgated under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as such term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (as each such term is used and understood in Rule 506(d) of Regulation D under the Securities Act, each a “Company Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of Regulation D under the Securities Act. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D promulgated under the Securities Act and has furnished to the Purchaser a copy of any disclosures provided thereunder. The Company will notify each Purchaser in writing, prior to the Closing Date, of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

(qq) No Other Covered Persons. There is no Person (other than a Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of the Purchaser in connection with the sale of any Securities.

(rr) .Subsidiary Rights. Each Company Party has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by any Company Party or any Subsidiary of any Company Party.

(ss) .Continuity of Business. Following the consummation of the transactions contemplated by the Transaction Documents, the Subsidiary will continue Digital Age’ historic business or use a significant portion of Digital Age’ historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

(tt). Solvency. The Company and its Subsidiaries will be Solvent. “Solvent” means, with respect to any Person on any date of determination, (1) the amount of the “fair saleable value” of the assets of such person will, as of such date, exceed the sum of (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (2) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (3) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due.’

(uu) .Full Disclosure. No representation or warranty by any Company Party in any Transaction Document and no statement contained in the Disclosure Certificate to this Agreement or any certificate or other document furnished or to be furnished to any Purchaser or any Purchaser Party or their attorneys or advisors pursuant to any Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

III.2 Full Disclosure. No statement of information, representation or warranty by any Company Party in any Transaction Document and no statement contained in the Disclosure Certificate to this Agreement or any certificate, schedule or other document furnished or to be furnished to any Purchaser or any Purchaser Party or their attorneys or advisors pursuant to any Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

III.3 Representations and Warranties of Each Purchaser. Each Purchaser, severally and not jointly, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered or otherwise purchased or acquired the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Notes, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if such Purchaser is a multi- managed investment vehicle (whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets), the representation set forth above in this clause (f) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

Each Company Party acknowledges and agrees that the representations and warranties of each Purchaser set forth in Section 3.1(pp) shall not modify, amend or affect any Purchaser’s right to rely on the representations and warranties of any Company Party contained in this Agreement or in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV OTHER AGREEMENTS OF THE PARTIES

IV.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 or any other exemption under the Securities Act, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, at the Company’s sole expense in the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) Each Purchaser agrees, severally but not jointly, to the imprinting, for as long as is required by this Section 4.1, of a legend on all of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that each Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of its Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Certificates evidencing the Conversion Shares or the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement covering theresale of such security is effective under the Securities Act; (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144 without restriction or limitation; (iii) if such Conversion Shares or the Warrant Shares are eligible for sale under Rule 144; or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall upon request of any Purchaser cause to be issued a legal opinion (which opinion the Company’s counsel, or at the option of the Purchaser, the Purchaser shall be responsible for obtaining, in either event at the Company’s sole cost and expense) to the Transfer Agent promptly after any of the events described in (i)-(iv) in the preceding sentence if required by the Transfer Agent to effect the removal of any legend (including that described in Section 4.1(b)), with a copy to such Purchaser and its broker. If all or any portion of any Note or Warrant is converted or exercised, respectively, at a time when there is an effective registration statement to cover the resale of the Conversion Shares or the Warrant Shares or if such Conversion Shares or Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares or Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than two (2) Trading Days following the delivery by any Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares or Warrant Shares, issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date” of such Securities of such Purchaser), instruct the Transfer Agent to deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for the Conversion Shares or Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to such Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay after the Legend Removal Date, (i) with respect to the Conversion Shares or the Warrant Shares, an amount in cash equal to (i) $1,000 per calendar day for the first thirty (30) Business Days of such failure and (ii) $5,000 per calendar day for each calendar day after the first thirty (30) calendar days of such failure, and all accrued but unpaid interest thereon. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and each Purchaser shall have, severally and not jointly, the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief.

IV.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including its obligation to issue the Conversion Shares and the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

IV.3 Furnishing of Information; Public Information.

(a) The Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period), and simultaneously provide to Purchasers, all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) Commencing the sooner of the (i) actual or earliest required Effectiveness Date as described in the Registration Rights Agreement or (ii) nine (9) months after the Closing Date and ending at such time that all of the Securities have been sold or may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy, the requirements of Rule 144(i) and/or the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to any Purchaser’s other available remedies, the Company shall pay to each Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell its Securities, an amount in cash equal to one percent (1%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for such Purchaser to transfer any Registrable Securities pursuant to Rule 144. The payments to which such Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments when required by the preceding sentence, such Public Information Failure Payments shall bear interest at the rate of two percent (2%) per month (accruing and due daily and prorated for partial months) until paid in full. Nothing herein shall limit each Purchaser’s right to pursue actual damages for the Public Information Failure, and each Purchaser shall have the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief and recovery of loss profits.

(c) The Company shall by no later than four Business Days after the Closing Date file its Super 8-K with the Commission. The information contained in the Super 8-K will accurately reflect the material terms of the Transaction Documents, and the 8-K shall contain information and financial statements that complies in all respects with, the Instructions to Current Report on Form 8-K and the applicable provisions of Regulation S-K and Regulation S-X.

IV.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

IV.5 Conversion and Exercise Procedures. The form of “Notice of Conversion” or “Notice of Exercise” included in any Note or Warrant of any Purchaser sets forth the totality of the procedures required of such Purchaser in order to convert such Note or exercise such Warrant, as the case may be. Without limiting the preceding sentences, no ink-original Notice of Conversion or Not i ce of Exerci se shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion or Notice of Exercise form be required in order to convert any Note or exercise any Warrant. No additional legal opinion, other information or instructions shall be required of any Purchaser to convert any Note or exercise any Warrant. The Company shall honor conversions of any Note and exercise of any Warrant and shall deliver Conversion Shares or Warrant Shares, respectively, in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

IV.6 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “acquiring person” (or similar or equivalent term) under any control share , business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and any Purchaser.

IV.7 Material Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, each Company Party covenants and agrees that neither it, nor any of its Affiliates, nor any other Person acting on its behalf, will provide any Purchaser, any Purchaser Party or their respective agents or counsel with any information that any Company Party believes constitutes material non-public information, unless prior thereto such information is disclosed to the public, or such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. There has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction (as each such term is defined in the Notes) that has not been consummated. Except for information with respect to the , no Purchaser has been provided by any Company Party or any Related Party of any Company Party any information, that constitutes, or may constitute, material non-public information with respect to any Company Party. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations, warranties and covenants in effecting transactions in securities of the Company.

IV.8 Use of Proceeds. The Company Parties shall use the net proceeds as set forth in in Section 4.8 of the Disclosure Schedule.

IV.9 Indemnification of Each Purchaser Party. Each Company Party shall, jointly and severally, indemnify against, and hold harmless from, each Purchaser, their Related Parties, each Person who controls any of them (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their agents, contractors, trustees, representatives and advisors (each, a “Purchaser Party”) any and all Losses that any Purchaser Party may suffer or incur as a result of or relating to (a) the administration, performance or enforcement by the Purchaser of any of the Transaction Documents or consummation of any transaction described therein, (b) the existence of, perfection of, a Lien upon or except with respect to Banks and their permitted successors or assigns, the sale or collection of, or any other damage, Loss, failure to return or other realization upon any collateral, (c) the failure of any Company Party or any of their Related Parties (whether directly or through their agents, contractors, trustees, representatives and advisors) to observe, perform or discharge any of the covenants or duties under any of the Transaction Documents, (d) any Proceeding, whether or not any Purchaser Party is a party thereto (including Proceedings instituted by any Governmental Authority or any holder of any equity interest in, or other direct or indirect investor in, the Company who is not an Affiliate of such Purchaser Party) with respect to any of the Transaction Documents or the transactions contemplated therein. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of the recipient of any payment made under any Transaction Document, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be imposed on any Company Party or Purchaser Party, whether or not lawfully payable, on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Transaction Documents, or the creation or repayment of any of obligations hereunder, by reason of any applicable Regulations now or hereafter in effect, each Company shall, jointly and severally, pay (or shall promptlyreimburse such Purchaser Party for the payment of) all such Taxes, including any interest, penalties, expenses and other Losses with respect thereto), (e) all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (i) the administration, performance or enforcement by the Purchasers of any of the Transaction Documents or consummation of any transaction described therein, (ii) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (iii) any Proceeding, whether or not any Purchaser Party is a party thereto (including Proceedings instituted by any governmental authority or any holder of any equity interest in, or other direct or indirect investor in, the Company who is not an Affiliate of such Purchaser Party) with respect to any of the Transaction Documents or the transactions contemplated therein (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of the recipient of any payment made under any Transaction Document, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be imposed on the Company or Purchaser Party, whether or not lawfully payable, on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Transaction Documents, or the creation or repayment of any of obligations hereunder, by reason of any applicable regulations now or hereafter in effect, the Company shall pay (or shall promptly reimburse such Purchaser Party for the payment of) all such taxes, including any interest, penalties, expenses and other Losses with respect thereto), and will indemnify and hold the Purchaser Parties harmless from and against all Losses arising therefrom or in connection therewith, and will indemnify and hold the Purchaser Parties harmless from and against all Losses arising therefrom or in connection therewith. The foregoing indemnities shall not apply to Losses incurred by any Purchaser Party as a result of its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Notwithstanding anything to the contrary in any Transaction Document, the obligations of the Company Parties with respect to each indemnity given by them in this Agreement or any of the other Transaction Documents in favor of the Purchaser Parties shall survive the payment in full of the Notes and Warrants and the termination of this Agreement. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against any Company Party or others and any liabilities any Company Party may be subject to pursuant to any Regulation.

IV.10 Reservation and Listing of Securities.

(a) Commencing the earlier of the following events to occur: (i) the Company effectuating a reverse stock split or (ii) the Company’s duly filing a 14(c) Information Statement with the Commission, which will take effect 20 days after such filing, (assuming the due filing of the 14(c) Information Statement within the fourteen (14) Business Day period after the Closing Date), the Company shall maintain a reserve equal to the Required Minimum of shares from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents. Upon a reverse stock split or increase in the authorized Common Stock of the Company, the Company will immediately instruct the Transfer Agent to reserve at least the Required Minimum after giving effect to such stock split or increase. This reserve amount shall be updated monthly.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 100% of the Required Minimum on such date, then the Board of Directors shall amend the Company’s Certificate of Incorporation (or equivalent governing document) to increase the number of authorized but unissued shares of Common Stock to 100% of the Required Minimum at such time, as soon as possible and in any event not later than the forty-fifth (45th) day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to each Purchaser evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

The Company shall promptly pay all fees and expenses owed to the Transfer Agent and shall not replace the Transfer Agent without the written Consent of the Purchaser. (i) If the Company breaches this provision and such breach is not cured within fifteen (15) Business Days after the occurrence of such breach or (ii) if the Company fails to maintain the Required Minimum with any successor Transfer Agent and such breach is not cured within twenty (20) Business Days after receipt of notice of such breach, then the Company, in either case, in addition to any other remedies available to Purchaser, shall pay to each Purchaser an amount in cash equal to one percent (1%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of the applicable breach and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) thereafter, until such breach has been cured.

IV.11 Subsequent Equity Sales.

(a) For so long as any Note and Warrant remains outstanding, no Company Party shall effect or enter into an agreement to effect any issuance by any Company Party or any Subsidiary of any Company Party of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which a Person (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock (including Common Stock) either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of such Person or the market for the common stock or (ii) enters into any agreement, including an equity line of credit, whereby such Person may issue securities at a future determined price. “Variable Rate Transaction” shall also mean, collectively, an Equity Line of Credit or similar agreement, or a Variable Priced Equity Linked Instrument. For purposes hereof, “Equity Line of Credit” means any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” securities of the Company or any Subsidiary to the investor or underwriter over an agreed period of time and at future determined price or price formula (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions that are not Variable Priced Equity Linked Instruments), and “Variable Priced Equity Linked Instruments” means: (A) any Common Stock Equivalent convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such Common Stock Equivalent, or (2) with a conversion, exercise or exchange price that is subject to being reset on more than one occasion at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Common Stock since date of initial issuance (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions), and (B) any amortizing convertible Common Stock Equivalent which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such Common Stock Equivalent (whether or not such payments in stock are subject to certain equity conditions)

(b) Reserved.

(c) Reserved.

(d) So long as any Note and Warrant remains outstanding or any Purchaser holds any Securities, except for transactions in the ordinary course of the Company’s business and except for capital raises in an aggregate sum not to exceed $10,000,000, the Company and each of its Subsidiaries shall be prohibited from, directly or indirectly, effecting or entering into (or publicly announcing or recommending to its stockholders the approval or adoption thereof by such stockholders) any agreement, plan, arrangement or transaction, including, without limitation, any Subsequent Financing, that would or would reasonably be expected to materially restrict, delay, conflict with or impair the ability or right of the Company and/or a Subsidiary to timely perform its obligations under this Agreement, the Notes, the Warrants and/or the other Transaction Documents, including, without limitation, the obligation of the Company to timely (i) deliver shares of Common Stock to any Purchaser (or a designee thereof, if applicable) in accordance with this Agreement, any Note, or Warrant and/or (ii) repay in cash all outstanding principal and other amounts outstanding under any Note at maturity or at any other times when payments are required to be made in cash pursuant to the terms of the Notes whether pursuant to a redemption, repayment, and/or otherwise.

(e) Each Purchaser shall, severally or jointly, be entitled to obtain injunctive relief against any Company Party to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

(f) For so long as any Note and Warrant remains outstanding, if the Company has, on or prior to the date of this Agreement, entered into, or shall in the future enter into, any agreement with any purchaser or holder of any securities of the Company, by providing such purchaser or holder with any terms that are more favorable than the terms available to the Purchaser and set out in this Agreement or the Notes and Warrants as of the date hereof, the Company shall notify each Purchaser of such terms in writing on or before the date that is five (5) Business Days after the date such agreement with such purchaser or holder is executed or agreed to by the Company, and each Purchaser shall have the right to elect in writing within thirty (30) days of the receipt of such notice to elect to have such terms apply to this Agreement and/or the Notes and Warrants, a the case may be. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

IV.12 Trading Activities of Purchaser.

(a) Prohibited Short Sales. Each Purchaser, severally and not jointly, covenants and agrees that neither it, nor any of its Affiliates acting on its behalf or pursuant to any understanding with it, will execute (i) any Short Sales of the Common Stock or (ii) any hedging transaction that establishes a net short position with respect to the Company’s Common Stock, in each case during the period commencing with the execution of this Agreement and ending on the earlier of the earliest “Maturity Date” of such Purchaser’s Notes (under and as defined in such Notes) or the full repayment or conversion of all of such Purchaser’s Notes; provided, that this provision shall not prohibit any sales made where a corresponding Notice of Conversion is tendered to the Company and the shares received upon such conversion are used to close out such sale; provided, further, that this provision shall not operate to restrict any Purchaser’s trading under any prior securities purchase agreement containing contractual rights that explicitly protects such trading in respect of the previously issued securities.

(b) Acknowledgment Regarding Purchaser’ Other Trading Activities. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for this Section 4.12), it is understood and acknowledged by the Company that (i) no Purchaser has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling Securities of the Company or from entering into Short Sales or Derivatives based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including Short Sales or Derivatives, before or after the Closing or the closing of any future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) each Purchaser, and counter-parties in Derivatives to which any Purchaser is a party, directly or indirectly, may presently have a “short” position in the shares of Common Stock and (iv) no Purchaser shall be deemed to have any affiliation with or control over any arm’s length counter-party in any Derivative. The Company further understands and acknowledges that (y) each Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, during the periods that the value of the Conversion Shares or Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities and Derivatives do not constitute a breach of any of the Transaction Documents.

IV.13 Right of First Refusal.

(a) For so long as any of the Notes and Warrants remain outstanding, upon any issuance by the Company of Common Stock, Common Stock Equivalents or other Indebtedness or other securities, whether for cash consideration or a combination of units thereof (a “Subsequent Financing”), each Purchaser with outstanding Notes and Warrants shall have the right to participate up to its Pro Rata Portion (measured against Purchaser) of a percentage of such Subsequent Financing equal to, in the aggregate for Purchaser, one hundred percent (100%) in case of any offering (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least three (3) Trading Days (eight (8) hours in case of a Subsequent Financing structured as a public offering or as an “overnight” deal or other similar transaction) prior to the closing of a Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (each additional notice containing such details, a “Subsequent Financing Notice”). Upon the request of any Purchaser for a Subsequent Financing Notice, and only upon such a request, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Persons through or with whom such Subsequent Financing is proposed to be effected, the Pro Rata Portion (as defined below) of the Participation Maximum of such Purchaser, an inquiry as to whether such Purchaser is willing to participate above their Pro Rata Portion (and what is the maximum amount such Purchaser is willing to commit), and shall include a term sheet or similar document relating thereto as an attachment. In addition to such other remedies available to a Purchaser, in the event that the Company fails to provide the Pre Notice required by this Section 4.13(b), then each Purchaser shall be entitled to exercise its rights under Section 4.13 until 30 days after the closing of the particular Subsequent Financing, and Purchaser may deem the failure to give any notice required hereunder an Event of Default under any Note or Warrant.

(c) If any Purchaser desires to participate in such Subsequent Financing, such Purchaser must provide written notice to the Company within one (1) Trading Day of receipt of the Subsequent Financing Notice (eight (8) hours in the event of a Subsequent Financing structured as a public offering or as an “overnight” deal or other similar transaction) that such Purchaser is willing to participate in the Subsequent Financing, the maximum amount for which such Purchaser would be willing to participate if it is allocated to it (up to the Participation Maximum), and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.

(d) At first, each Purchaser shall first have the right to purchase its Pro Rata Portion (measured against Purchaser) of the Participation Maximum. If some Purchaser have declined to participate in such Subsequent Financing, and some portion of the Participation Maximum remains unallocated, each Purchaser having agreed to participate above its current allocation shall be allocated its Pro Rata Portion (measured against Purchaser having so agreed) of the next dollar – and so on and so forth until the Participation Maximum shall be fully allocated or Purchaser shall have been given their desired allocation in full.

(e) The transaction documents related to any Subsequent Financing applicable to any Purchaser participating in such Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder. In addition, the transaction documents related to the Subsequent Financing shall not include any requirement to consent to any amendment to or termination of, or grant any waiver, release or other modification or the like under or in connection with, this Agreement, without the prior written consent of the number of Purchaser required hereunder to consent to this amendment, termination, waiver, consent, release or other modification.

(f) Notwithstanding anything to the contrary in this Section 4.13 and unless otherwise agreed to by the applicable Purchaser, the Company shall either confirm in writing to each Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that each Purchaser will not be in possession of any material, non-public information, by the fifth (5h) Trading Day following delivery of the Subsequent Financing Notice. If by such fifth (5th) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries in addition to other remedies available to a Purchaser. In addition to such other remedies available to a Purchaser, in the event that the Company fails to provide the notice required by this Section 4.13(b), then each Purchaser shall be entitled to exercise its rights under Section 4.13 until 30 days after the closing of the particular Subsequent Financing and Purchaser may deem the failure to give any notice required hereunder an Event of Default under the Note or Warrant.

(g) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance.

IV.14 Securities Laws Disclosure; Publicity.

(a) Form 8-K Filing. The Company shall by 9:30 a.m. (New York City time) the within two(2) Business Days immediately following the date hereof, (a) reserved, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, disclosing, among other matters, the material terms of the transactions contemplated hereby and thereby, with the Commission. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, the Company acknowledges and agrees that no confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Purchaser or any of their affiliates, on the other hand, have been entered into. Except for the obligations set forth in this Section, there are no confidentiality or similar obligations pertaining the Purchaser currently extant or at any time in the future.

(b) Other Periodic Filings. If and as applicable, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the Company shall meet the current public information requirements of Rule 144(c) under the Securities Act as of the end of the period in question.

(c) Other Public Disclosures. The Company and the Purchaser shall consult with each other in issuing any other public disclosure with respect to the transactions contemplated hereby, and none of the Company or any Purchaser shall issue any such public disclosure nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is reasonably viewed as required by any Regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name, trademark, service mark, symbol, logo (or any abbreviation, contraction or simulation thereof) of, or otherwise refer to, any Purchaser (including in any filing with the Commission, regulatory agency or Trading Market, including the Form 8-K filing referenced above) without the prior consent of the Purchaser (including in any press release, letterhead, public announcement or marketing material), except, and then only after consulting with such Purchaser, to the extent required to do so under applicable Regulations (including as required in any registration statement filed with the Commission). None of the Company Parties and their Affiliates shall represent that any Company Party or any of its Affiliates, any product or service of the Company Parties or their Affiliates, or any know how or policy or practice of the Company Parties or their Affiliates has been approved or endorsed by any Purchaser Party.

(d) Credit Report and Other Authorizations. Each Company Party authorizes the Purchaser Parties, their agents and representatives and any credit reporting agency engaged by any Purchaser Party, to (i) investigate any references given or any other statements or data obtained from or about the Company Parties for the purpose of the Transaction Documents, (ii) obtain consumer business credit reports on the Company Parties, (iii) contact personal and business references provided by any Company Parties, at any time now or for so long as any amounts remains unpaid under the Transaction Documents, and (iv) share information regarding the Company Parties’ performance under this Agreement with affiliates and unaffiliated third parties.

(e) Credit Inquiries. Each Company Party hereby authorizes the Purchaser (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Company Party.

IV.15 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

IV.16 Shares of Common Stock.

(a) DWAC. By the earlier of the (i) Effectiveness Date with respect to the initial Registration Statement as set forth herein or (ii) the twelve (12)-month anniversary of the date hereof, the Company shall ensure that its shares of Common Stock are and remain eligible for the “Deposit and Withdrawal at Custodian” (DWAC) service of the Deposit Trust Corporation and not subject to any restriction or limitation imposed by or on behalf of the Deposit Trust Corporation on any of its services or any other restriction or limitation on the use of the services provided by the Deposit Trust Corporation (DTC chill).

(b) Freely Tradeable. By the earlier of the (i) Effectiveness Date with respect to the initial Registration Statement as set forth herein or (ii) the six (6)-month anniversary of the date hereof, the Company shall ensure that the Conversion Shares and the Warrant Shares constitute “freely tradeable” shares. For the purposes of this Section 4.16(b), such shares shall be deemed “freely tradeable” if such shares are eligible for resale pursuant to (i) Rule 144 (provided the Company is compliant with its current public information requirements) promulgated by the Commission pursuant to the Securities Act or such shares are the subject of a then effective registration statement or (ii) an effective “shelf” or resale registration statement under the Securities Act, in customary form, is effective under the Securities Act, registering the resale of such Conversion Shares or Warrant Shares by such security holder and names such holder as a selling security holder thereunder, and such registration statement is reasonably acceptable such holder.

(c) Trading Markets. The shares of Common Stock are trading on the OTC Markets Group Inc. PINK Trading Market (subject to any volume restrictions set forth in the Notes or the Warrants) and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the shares of Common Stock on such Trading Market will continue uninterrupted for the foreseeable future). The Company shall use its best efforts to ensure that such shares continue, without limitation, to be listed or quoted for trading on such Trading Market.

4.17. Equal Treatment of Purchaser. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchaser as a class and shall not in any way be construed as the Purchaser acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

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4.18. Further Covenant of the Company. The Company shall and shall cause each party to the Purchase Agreement to duly fulfill its respective covenants and otherwise perform its respective obligations under the Purchase Agreement in a timely manner, and the Company shall cause each of its Subsidiaries, to duly fulfill its respective covenants and otherwise perform its respective obligations under this Agreement and the other Transaction Documents in a timely manner.

ARTICLE V MISCELLANEOUS

V.1 Termination and Survival. This Agreement may be terminated by each Purchaser, as to the Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchaser, by written notice to the Company and the other Purchaser, if the Closing has not occurred on or before March 31, 2022. Termination of this Agreement will not affect the right of any party to sue for any breach by any other party (or parties) prior to such termination. The representations and warranties, covenants and other provisions hereof shall survive the Closing and the delivery of the Securities. Notwithstanding any termination of any Transaction Document, the reimbursement and indemnities to which the Purchaser Parties are entitled under the provisions of any Transaction Document shall continue in full force and effect and shall protect the Purchaser Parties against events arising after such termination as well as before.

V.2 Fees and Expenses. Whether or not the transactions contemplated hereby shall be consummated or any Securities shall be purchased, the Company agrees to pay promptly to each Purchaser Party, or reimburse each Purchaser Party for, the following:

(a) all the actual and reasonable costs, fees and expenses of negotiation, preparation, execution and closing of the Transaction Documents and the purchase and sale of the Securities in connection therewith and the consummation of the other transactions contemplated hereby to be consummated on or about the Closing Date.;

(b) all the costs, fees and expenses of preparation, printing and distribution of any registration statement for the Securities or of the Transfer Agent (including any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by any Purchaser Party) and all other costs and expenses (including stamp taxes and other taxes and duties levied) incurred in connection with the delivery to or conversion by, any Purchaser of any Securities or the Conversion Shares or the Warrant Shares;

(c) all the actual and reasonable costs, fees and expenses of creating and perfecting Liens in favor of such Purchaser Party, pursuant to any Transaction Document, UCC fees, other filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to such Purchaser Party;

(d) all the actual and reasonable costs, fees and expenses of administration of the Transaction Documents and preparation, execution and closing of any consents, amendments, waivers or other modifications thereto, including the reasonable fees, expenses and disbursements of counsel to such Purchaser Party in connection therewith and in connection with any other documents or matters requested by such Company Party (including through agents, contractors, trustees, representatives and advisors) or otherwise prepared or delivered in connection with any Transaction Document;

(e) all the actual and reasonable costs, fees, expenses and disbursements of any auditors, accountants, consultants or appraisers used in connection with the Transaction Documents;

(f) all the actual and reasonable costs, fees and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by such Purchaser Party and its counsel) in connection with the inspection, verification, custody or preservation of any collateral, to the extent required or permitted under any Transaction Document; and

(g) all costs, fees and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Purchaser in enforcing any obligation owed hereunder of or in collecting any payments due from any Company Party hereunder or under the other Transaction Documents (including in connection with the sale of, collection from, or other realization upon any collateral or the enforcement of any guaranty) or in connection with any negotiations, reviews, refinancing or restructuring of the credit arrangements provided hereunder, including in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

The foregoing shall be in addition to, and shall not be construed to limit, any other provisions of the Transaction Documents regarding indemnification and costs and expenses to be paid by the Company Parties.

V.3 Modifications and Signatures. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any modification effected in accordance with accordance with this Section 5.3 shall be binding upon each Purchaser and holder of Securities and the Company.

(a) Entire Agreement. This Agreement and the other Transaction Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements, and understandings, whether written or oral, of the parties hereto, which the parties acknowledge have been merged into such documents.

(b) Amendments. No amendment, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective without the written consent of the Company and the Purchaser (or such other number of Purchaser as expressly stated in other provisions of the Transaction Documents); provided, that (i) if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchaser), the consent of holders of a majority of the principal amount of the Notes held by such disproportionately impacted Purchaser (or group of Purchaser) shall also be required and (ii) this clause (b) may only be modified with the consent of Purchaser. No waiver or consent shall be effective against any party unless given in writing and then any such waiver shall then be effective only in the specific instance and for the specific purpose for which it was given. Where the consent or waiver of the Purchaser generally (and not each Purchaser) is required, it may be given by the Purchaser.

(c) Successors and Assigns. This Agreement shall bind and inure solely to the benefit of the Company Parties, the Purchaser Parties, and their respective successors and, if permitted, assigns; provided, that the Company Parties may not assign this Agreement or any other Transaction Document or any rights or obligations hereunder or thereunder without the Purchaser’ prior written consent and any prohibited assignment shall be absolutely void. Unless otherwise expressly provided in any Transaction Document, each Purchaser may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, or any right or remedy under, the Securities and the Transaction Documents without the consent of the Company Parties; provided, that any transferee of the Securities shall agree in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser” (and any attempt to effect such transfer without securing such agreement shall be null and void).

(d) No Waiver by Course of Dealing. No notice to or demand on any Company Party, whether or not in any Proceeding, pursuant to any Transaction Document shall entitle any Company Party to any other or further notice (except as specifically required hereunder or under any other Transaction Document) or demand in similar or other circumstances. The failure by any Purchaser Party at any time or times to require strict performance by any Company Party of any provision of this Agreement or any of the other Transaction Documents or the granting of any waiver or indulgence shall not waive, affect or otherwise diminish any right of any Purchaser Party thereafter to demand strict compliance and performance with such provision, shall not affect or be a waiver under any other provision of any Transaction Document except as specifically mentioned and shall not constitute a course of dealing by such Purchaser Party at variance with the terms of this Agreement or any other Transaction Document (and therefore, among other things, shall not require further notice by such Purchaser Party of its intent to require strict adherence to the terms of such Transaction Document in the future). Any such actions shall not in any way affect the ability of each Purchaser Party, in its discretion, to exercise any rights available to it under this Agreement, the other Transaction Documents or under applicable Regulations.

(e) Execution in Counterparts. This Agreement may be executed in counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and both of which, when taken together, shall constitute but one and the same Agreement. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

(f) Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement or any other Transaction Document are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. The Borrower expressly agrees that this Agreement and all other Transaction Documents are “transferable records” as defined in applicable Regulations relating to electronic transaction and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable Regulations.

V.4 Notices.

(a) All notices, requests, demands, and other communications to either party hereto or given under any Transaction Document shall be in writing (including electronic mail transmission or similar writing) and shall be given to such party at the physical address or send to the electronic mailing address set forth in the signature pages hereof or at such other physical address or electronic mailing address as such party may hereafter specify for the purpose of notice to the Purchaser and the Company in accordance with the provisions of this Section 5.4.

(b) Each such notice, request or other communication shall be effective (i) if given by mail, three (3) Trading Days after such communication is deposited in the U.S. Mail with first class postage pre- paid, addressed to the noticed party at the address specified herein, (ii) if by nationally recognized overnight courier, when delivered with receipt acknowledged in writing by the noticed party, (iii) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party or (iv) if given by electronic mail, when delivered (receipt by the sender of a receipt using the “return receipt” function or receipt of a reply email being presumptive evidence of receipt thereof); provided, that if such electronic mail is not sent prior to the last trading hour of the principal Trading Market of the Securities on a Trading Day, such electronic mail shall be deemed to have been sent at the opening of trading on the next Trading Day for such principal Trading Market. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

V.5 Set-Off. In addition to any rights now or hereafter granted under applicable Regulations and not by way of limitation of any such rights, each Purchaser Party upon prior notice to each other Purchaser Party is hereby authorized by the Company Parties at any time or from time to time, without notice or demand to any Company Party or to any other Person, any such notice or demand being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness or other amounts at any time held or owing by such Company Party to or for the credit or the account of any Company Party or any of their Related Parties against and on account of any amounts due by any Company Party or any of their Related Parties to any Purchaser Party under any Transaction Documents (including from the Purchase Price to be disbursed hereunder), irrespective of whether or not (a) such Purchaser Party shall have made any demand hereunder or (b) the principal of or the interest on the Notes or any other Obligation shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured. If, as a result of such set off, appropriate or application, such Purchaser Party receives more than it is owed under any Transaction Document, it shall hold such amounts in trust for the other Purchaser Parties and transfer such amounts to the other Purchaser Parties ratably according to the amounts they are owed on the date of receipt.

V.6 Governing Law.

(a) Except as otherwise expressly provided in any other Transaction Document, this Agreement, the other Transaction Documents and all claims, Proceedings and matters arising hereunder or thereunder or related hereto or thereto are governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Clark, Nevada.

(b) Any Proceeding with respect to any Transaction Document may be brought exclusively in the Nevada State courts sitting in Clark County or the federal courts of the United States of America for the County of Clark,Nevada. Each Company Party (i) accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of such courts, (ii) irrevocably waives any objection, including any objection to the laying of venue, based on the grounds of forum non conveniens or that such jurisdiction is improper or otherwise that such party is not subject to the jurisdiction of such courts, that it may now or hereafter have to the bringing of any Proceeding in those jurisdictions, (iii) irrevocably consents to the service of process of any court referred to above in any Proceeding by the mailing of copies of the process to the parties hereto as provided in Section 5.4 and (iv) agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process. Notwithstanding the foregoing, nothing contained in any Transaction Document shall affect the right of any Purchaser Party to serve process in any other manner permitted by applicable Regulations or commence Proceedings or otherwise proceed against any Company Party in any other jurisdiction.

V.7 Severability. Any provision of any Transaction Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Transaction Document or any part of such provision in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. In addition, upon any determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify the relevant Transaction Document so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

V.8 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, that in the case of a rescission of a conversion of any Note, such Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice.

V.9 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

V.10 Remedies.

(a) In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser (severally and not jointly) and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(b) If any Company Party shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Transaction Documents, each Purchaser may, in its discretion at any time, for the account and at the expense of the Company Parties jointly and severally, pay any amount or do any act required of such Company Party hereunder or under any of the other Transaction Documents or otherwise lawfully requested by any Purchaser (including buying-in Securities in the principal Trading Market of the Securities in case of failure by the Company to deliver Convertible Securities). All costs and expenses incurred by any Purchaser in connection with the taking of any such action shall be reimbursed to such Purchaser by the Company Party on demand with interest at the highest interest rate applicable to amounts due under the Notes of such Purchaser from the date such payment is made or such costs or expenses are incurred to the date of payment thereof. Any payment made or other action taken by any Purchaser under this clause (b) shall be without prejudice to any right to assert, and without waiver of, any breach of any Transaction Document and without prejudice to any Purchaser Party’s right to proceed thereafter as provided herein or in any of the other Transaction Documents.

(c) The remedies provided in this Agreement and all other Transaction Documents shall be cumulative and in addition to all other remedies available under any Transaction Document, whether at law or in equity (including a decree of specific performance and/or other injunctive relief).

(d) Nothing in any Transaction Document shall limit the Purchaser Party’s rights to pursue actual and consequential damages for any failure by any Company Party to comply with the terms of this Agreement or any other Transaction Document.

(e) An Event of Default will cause irreparable harm to the Purchaser and that the remedy at law for any such breach may be inadequate. Therefore, in the event of any such Event of Default, the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

V.11 Marshaling; Payment Set Aside. No Purchaser Party shall be under any obligation to marshal any property in favor of any Company Party or any other party or against or in payment of any amount due under any Transaction Document. To the extent that any Company Party makes a payment or payments to any Purchaser pursuant to any Transaction Document or any Purchaser Party enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any Company Party, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

V.12 Usury. To the extent it may lawfully do so, each Company Party hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of each Company Party under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”) and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that any Company Party may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by any Company Party to any Purchaser Party with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser Party to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election. .

V.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through Sullivan & Worcester LLP. Sullivan & Worcester does not represent any of the Purchasers other than Arena Investors LP. The Company has independently elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

V.14 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

V.15 Further Assurances. The Company Parties agree to take such further actions as each Purchaser shall reasonably request from time to time in connection herewith to evidence, give effect to or carry out this Agreement and the other Transaction Documents and any of the transactions contemplated hereby or thereby.

V.16 Interpretation. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of any Transaction Document. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. Except as otherwise expressly provided in any Transaction Document, if the last or appointed day for the taking of any action or the expiration of any right required or granted under any Transaction Document shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day. As used in any Transaction Document, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. When used in any Transaction Document, unless otherwise expressly provided in such Transaction Document, (a) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document, (b) recital, article, section, subsection, schedule and exhibit references are references with respect to such Transaction Document unless otherwise specified, (c) any reference to any agreement shall include a reference to all recitals, appendices, exhibits and schedules to such agreement and, unless the prior written consent of any party is required hereunder and is not obtained, shall be a reference to such agreement as waived, amended, restated, supplemented or otherwise modified and (d) any reference to a specific Regulation shall be to such Regulation, as modified from time to time, together with any successor or replacement Regulation, in each case as in effect at the time of determination. Unless the context otherwise requires, when used in any Transaction Document, the following terms have the following meaning: (u) “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Regulation, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state Regulation based on the Uniform Electronic Transactions Act, (v) “incur” means incur, create, make, issue, assume or otherwise become or remain directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, as primary obligor or guarantor or endorser, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings, (w) “knowledge” of the any Company Party means the best knowledge of any officer, director or employee of such Company Party after due inquiry, (x) “including” means “including, without limitation,” (y) “asset” and “property” have the same meaning and mean, “collectively, all rights and interests in tangible and intangible assets and properties, whether real, personal or mixed and including cash, capital stock, revenues, accounts, leasehold interests, contract rights and other rights under Permits and Contractual Obligations” and (z) “documents” and “documentation” have the same meaning and mean “collectively, all documents, drafts, instruments, agreements, indentures, certificates, forms, opinions, powers of attorney, notices, summons, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.” The headings in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement or any other Transaction Document to statutes and regulations shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement (including any of the Transaction Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof. A Default or an Event of Default (as defined in the Notes) shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to the relevant Note or, with respect to any Default, is cured within any period of cure expressly provided in the Transaction Documents. Whenever in any provision of any Transaction Document, any Purchaser is authorized to take or decline to take any action (including making any determination) in the exercise of its “discretion,” such provision shall be understood to mean that such Purchaser may take or refrain to take such action in its sole discretion. References to times of the day in any Transaction Document shall refer to Eastern Time. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” Time is of the essence of this Agreement and the other Transaction Documents. No provision of this Agreement or any of the other Transaction Documents shall be construed against or interpreted to the disadvantage of any party hereto by any Governmental Authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. “month” (but not “calendar month”) means each period from a date of determination to the day (including the Closing Date itself) in the next calendar month numerically- corresponding to such date (provided, that, if such calendar month does not have any such numerically- corresponding day, such numerically- corresponding day shall be deemed to be the last day of such calendar month).

V.17 Waiver of Jury Trial and Certain Other Rights.

(a) The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of this Agreement or any Transaction Document (whether based on contract, tort or any other theory). Each party (a) certifies that no representative, agent, or attorney of any other party has represented, expressly or otherwise, that such other parties would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement and the other Transaction Documents by, among other things, the mutual waivers and certifications in this section.

(b) Each Company Party acknowledges and agrees that the foregoing waivers are a material inducement to the Purchaser to enter into and accept this Agreement. Each Company Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. This Section 5.16 shall not restrict a party from exercising remedies under the UCC or from exercising pre-judgment remedies under applicable Regulations.

Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CAPSTONE TECHNOLOGIES GROUP, INC.	Address for Notice: 7529 Red Oak Lane, Charlotte, NC 28226

By:
Michael Pruitt, Chief Executive Officer

DocuSign Envelope ID: 9E1C8BC3-DC57-4D4F-8211-F6703502AB02

CAPSTONE TECHNOLOGIES GROUP, INC.

By: ______________________

Michael Pruitt, Chief Executive Officer

-45-

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Arena Investors, LP, as investment adviser and agent	PURCHASER

Signature of Authorized Signatory of Purchaser:	By:
	Name:	Lawrence Cutler
	Title:	Chief Operating Officer

Address for Notices to Purchaser:

Arena Investors, LP

405 Lexington Ave.

59th Floor

New York, NY 10174

Email: Lcutler@arenaco.com

EIN Number:

SCHEDULE I PURCHASER

Name of Purchaser	Purchase Price	Note Principal Amount	# of Warrants
Arena Investors, LP, as investment adviser and agent	$5,000,000	$5,375,000	2,687,500

Exhibit A

Form of Note

Exhibit B

Form of Warrant

NEITHER THIS SECURITY OR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, NONE OF THEM MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

7.5% SECURED CONVERTIBLE PROMISSORY NOTE

DUE MAY 17, 2024

Original Issue Date: May 19, 2022

Conversion Price; set forth in Section 4(b)

Principal Amount: $5,375,000

Purchase Price: $5,000,000

This Secured Convertible Promissory Note is a duly authorized and validly issued 7.5% Secured Convertible Promissory Note of Capstone Technologies Group, Inc., a Nevada corporation (the “Company”), designated as its 7.5% Secured Convertible Promissory Note due May 17, 2024 (this “Note”), issued and sold by the Company pursuant to the Securities Purchase Agreement, dated as of May 19, 2022, between the Company and, among others, Arena Investors, LP, as investment adviser and agent (together with its successors and registered assigns, the “Holder”), a company organized and existing under the laws of the State of Nevada (the “Purchase Agreement”).

FOR VALUE RECEIVED, the Company promises to pay to the order of the Holder the principal amount of $5,375,000 on May 17, 2024 (the “Maturity Date”) in full in cash or on such earlier date as this Note is required or permitted to be repaid as provided hereunder, in each case together with all accrued but unpaid interest thereon, and otherwise to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note and other amounts owing under any Transaction Document in accordance with the provisions hereof. Amounts repaid may not bereborrowed.

This Note is subject to the following additional provisions:

SECTION 1. DEFINITIONS

For the purposes hereof, in addition to the terms defined elsewhere in this Note or the Purchase Agreement, the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e). “Base Share Price” shall have the meaning set forth in Section 5(c).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d). “Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any share, participation or other equivalent (however designated) of the capital stock of a corporation, any equivalent ownership interest in any other Person, including partnership interests and membership interests, and any warrant, right or option to purchase or other arrangement (including through a conversion or exchange of any other property) to acquire or subscribe for any item otherwise satisfying the definition of “Capital Stock,” whether or not presently convertible, exchangeable or exercisable.

“Change of Control Transaction” means the occurrence after the date hereof of any of the following: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (other than by means of conversion or exercise of the Note), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty-one percent (51%) of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty-one percent (51%) of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year twelve month period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Common Stock” means the Common Stock of the Company, par value $0.001 per share, and any Capital Stock into which such shares of Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company Party” means the Company and any of its Subsidiaries, as applicable. “Conversion” shall have the meaning ascribed to such term in Section 4. “Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof, including shares of Common Stock issued upon conversion, redemption or amortization of this Note, and shares of Common Stock issued and issuable in lieu of the cash payment of interest on this Note in accordance with the terms of this Note.

“Derivative” means (a) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, (b) any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, (d) any futures or forward contract, spot transaction, commodity swap, purchase or option agreement, other commodity price hedging arrangement, cap, floor or collar transaction, any credit default or total return swap, and (e) any other derivative instrument, any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable, including interest rates, currency values, insurance, catastrophic losses, climatic or geological conditions or the price or value of any other derivative instrument. For the purposes of this definition, “derivative instrument” means “any derivative instrument” as defined in Statement of Financial Accounting Standards No. 133 (Accounting for Derivative Instruments and Hedging Activities) of the United States Financial Accounting Standards Board, and any defined with a term similar effect in any successor statement or any supplement to, or replacement of, any such statement.

“Dilutive Issuance” shall have the meaning set forth in Section 5(c). \

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(c). “DTC” means the Depository Trust Company.

“DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.

“DWAC Eligible” means that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

“Equity Conditions” means, during the period in question, (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any,, (b) the Company has timely filed (or obtained extensions in respect thereof and filed within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, (c) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note,, (d), the Common Stock must be DWAC Eligible and not subject to a “DTC chill,” (e) on any date that the Company desires to make a payment of interest and/or principal in shares of Common Stock instead of cash, the Common Stock has closed at or above $2.00 per share on the Trading Market and had at least $2,000,000 in trading volume on the Trading Market with respect to the Trading Day immediately prior to any date on which interest or principal is to be paid, (f) the Required Minimum Reserve is current and not deficient in accordance with this Note and the Transaction Documents, (g) this Note and/or the Conversion Shares are registered under the Securities Act pursuant to an effective registration statement, (h) there is no existing Event of Default or no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (i) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, (j) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 4(d) herein, and (k) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated.

“Equity Line of Credit” shall have the meaning set forth in Section 5(h).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, of the Company; provided, that such issuance is approved by a majority of the nonemployee members of the board of directors of the Company; and provided, further that such issuance shall not exceed in the aggregate fifteen percent 15% of the outstanding shares of Common Stock without the prior approval of the Purchaser, (b) shares of Common Stock, warrants or options to advisors or independent contractors of the Company for compensatory purposes, (c) Securities issued upon the exercise or exchange of or conversion of any Notes issued pursuant to the Purchase Agreement, and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof and set forth in the Disclosure Schedules; provided, that such Securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, securities issuable pursuant to any contractual anti-dilution obligations of the Company in effect as of the date hereof; provided, that such obligations have not been materially amended since the date of hereof and set forth in the Disclosure Schedules, and (e) securities issued pursuant to s or any other strategic transactions approved by a majority of the disinterested members of the Board of Directors provided, that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and provided, further, such securities don’t have any registration rights..

“Event of Default” shall have the meaning set forth in Section 7(a).

“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin- off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through , purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company, (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction, (D) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (E) a Fundamental Transaction has been announced but has not yet closed.

“Late Fees” shall have the meaning set forth in Section 2(d).

“Make Whole Amount” means each of the Mandatory Default Amount and the Mandatory Prepayment Amount.

“Mandatory Default Amount” means, at any time, the sum of (a) one hundred thirty-five percent (135%) of the sum of the outstanding principal amount of this Note at such time and all accrued interest hereon unpaid at such time and (b) all other amounts, costs, fees (including Late Fees), expenses, indemnification and liquidated and other damages and other amounts due to the Holder or any other Purchaser Party in respect of this Note or any other Transaction Document.

“Mandatory Prepayment Amount” means, with respect to any repayment in cash, at any time with respect to any principal amount, the sum of (a) one hundred fifteen percent (115%) such outstanding principal amount at such time and all accrued interest hereon unpaid at such time, and

(b) all other amounts, costs, fees (including Late Fees), expenses, indemnification and liquidated and other damages and other amounts due to the Holder or any other Purchaser Party in respect of this Note or any other Transaction Document.

“Note Register” shall have the meaning set forth in Section 2(f). “Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Obligations” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by any Company Party from time to time to the Holder or its Purchaser Parties under this Note or any other Transaction Document, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising and however acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money, including, without duplication, (i) the principal amount of the Note owing by the Company or any other Company Party, (ii) all other amounts, fees (including all Late Fees), interest (including any increase upon an Event of Default), liquidated damages, commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities (including Losses and other amounts for which any Company Party is required to indemnify the Holder or any of its Purchaser Parties under the Purchase Agreement), reimbursement of amounts paid and other sums chargeable to any Company Party under any Transaction Document or otherwise arising under any Transaction Document and (iii) all interest on any item otherwise qualifying as “Obligation” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding.

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Permitted Debt” means all of the following: (i) Indebtedness owing to the Company under any Transaction Document; (ii) unsecured intercompany Indebtedness between the Company and its Subsidiaries in the ordinary course of business, which is subject to a subordination agreement in such form as approved by the Holder; (iii) unsecured Indebtedness of the Company or any of its Subsidiaries to trade creditors (including overdue amounts on invoices) incurred on customary terms in the ordinary course of business; (iv) existing Indebtedness owed to Banks consummated prior to and existing on the Closing Date and as disclosed on the Disclosure Schedule; (v) Indebtedness of the Company or any Subsidiary under Capital Leases for equipment or Indebtedness of the Company or any Subsidiary secured by a Purchase Money Lien, which Indebtedness shall not at any time exceed $50,000 in the aggregate for the Company and its Subsidiaries; (vi) Indebtedness of the Company or any of its Subsidiaries under leases for facilities that are treated as Capital Leases under GAAP; (vii) unsecured Indebtedness in an aggregate principal amount of not greater than $100,000 following the date hereof which is subject to a subordination agreement in such form as approved by the Holder; and (ix) any other Indebtedness incurred with the prior written consent of the Holder.

“Permitted Liens” means all of the following:

(i) Liens securing the payment of taxes, assessments or other charges or levies imposed by any Governmental Authority which are either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves have been set aside on its books;

(ii) non-consensual statutory Liens (other than Liens securing the payment of taxes) arising in the ordinary course of business to the extent (A) such Liens secure Indebtedness that is not overdue or (B) such Liens secure Indebtedness relating to claims or liabilities that are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(iii) zoning, building and land use restrictions, easements, servitudes, encumbrances, licenses, covenants and other restrictions affecting the use of real property or minor defects or irregularities in title thereto that do not interfere in any material respect with the use of such real property or the ordinary conduct of the business of the Company and its Subsidiaries as presently conducted thereon or materially impair the value of the real property that may be subject thereto;

(iv) pledges and deposits of cash in the ordinary course of business in connectionwith workers’ compensation, unemployment insurance and other types of social security benefits consistent with current practices as in effect on the date hereof;

(v) undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable Law or of which written notice has not been duly given in accordance with applicable Regulation or which although filed or registered, relate to obligations not due or delinquent, including without limitation of statutory Liens incurred, or pledges or deposits made, under worker’s compensation, employment insurance and other social security legislation;

(vi) Liens or deposits to secure the performance of bids, tenders, expropriation proceedings, trade contracts, leases, statutory obligations, surety and performance bonds and other obligations of a like nature (other than for borrowed money), and deposits to secure equipment contracts, in each case incurred in the ordinary course of business;

(vii) appeal bonds;

(viii) landlord Liens for rent not yet due and payable;

(ix) Liens arising from operating leases and the precautionary UCC financing statement filings in respect thereof;

(x) judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default; provided, that, (A) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, (B) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor and (C) a stay of enforcement of any such Liens is in effect;

(xiii) customary rights of set-off or combination of accounts in favor of a financial institution with respect to deposits maintained by it;

(xiv) Liens arising under the Transaction Documents and Liens which have been set forth in any Disclosure Schedule referenced in the Purchase Agreement; and

(xv) Liens disclosed in writing to the Holder and approved by the Holder owing to Banks or any of its affiliates, successors or assignees.

“Principal Market” means the OTC Markets Group Inc. PINK.

“Purchase Money Lien” means any Lien securing Indebtedness (i) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the or lease of such equipment or (ii) existing on such equipment at the time of its acquisition in each case provided, that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment.

“Required Minimum Reserve” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to this Note, including any Conversion Shares issuable upon conversion in full of this Note, ignoring any conversion limits set forth therein, which shall initially be: 16,125,000 shares, but shall be increased by the Company within three (3) days of the approval by the State of Nevada of its increased in authorized shares of Common Stock (subject to proportionate adjustment for any reverse stock split or similar reclassification of the Common Stock).

“Securities” means any Capital Stock, voting trust certificates, certificates of interest or participation in any profit sharing Contractual Obligation or arrangement, loans, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, or otherwise, any other item commonly known as “security,” any other item treated as “security” under the Securities Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940 or any other Regulation of the United States, any State, province or any political subdivision of either of them and any certificate of interest, share or participation in temporary or interim certificates for the purchase or of, or any option, warrant, right to subscribe to, purchase or acquire, or any Derivative valued by reference to, any item otherwise qualifying as Security hereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Subject Entity” means any Person, Persons or or “group” (as described in Rule 13d- 5(b)(1) promulgated under the Exchange Act) or any Affiliate or associate of any such Person, Persons or “group”.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Variable Priced Equity Linked Instruments” shall have the meaning set forth in Section 5(h).

“Variable Rate Transaction” shall have the meaning set forth in Section 5(h).

SECTION 2. REPAYMENT

a) Amortization of Principal. Except as expressly set forth in this Note, there is no requirement to amortize or otherwise repay the principal amount of this Note prior to the Maturity Date.

b) Mandatory Prepayments.

(i) [Reserved].

c) Voluntary Prepayments. So long as no Event of Default exists, at any time upon ten (10) days’ prior written notice to the Holder (which notice shall be a Transaction Document and constitute an irrevocable agreement to pay such amount on the date set forth on such notice) stating the proposed date and proposed principal amount of such prepayment, but subject to the Holder’s conversion rights set forth herein, the Company may prepay any portion of the principal amount of this Note, any accrued and unpaid interest, and any other amounts due under this Note. If the Company exercises its right to prepay any principal amount under the Note, the Company shall pay to the Holder in cash an amount equal to the Mandatory Prepayment Amount. The Holder may continue to convert the principal amount of the Note to be prepared after the date notice of the prepayment is given until the date it receives such prepayment. No prepayment may be made hereunder without the notice required hereunder or without payment of the Mandatory Prepayment Amount. The Holder shall have the option to refuse or accept, in its sole discretion, any attempted prepayment made without the notice required hereunder or any attempted prepayment that does not appear to include the full Mandatory Prepayment Amount when required. In addition, regardless of the intended characterization of the Company of any payment, the Holder shall have the option, in its sole discretion, to recharacterize or apply any portion of such prepayment, including recharacterizing a payment as a smaller prepayment of principal together with payment of the remainder of the Mandatory Prepayment Amount to account for a payment of the Mandatory Prepayment Amount. The Holder may apply any payment made under any Transaction Document to any outstanding Obligation, in its sole discretion. The Company hereby irrevocably waives the right to direct the application of any payment in respect to any amount due under the Transaction Documents or, after any Event of Default, any proceeds of Collateral thereunder. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. Each determination by the Holder of an amount of interest or fee due hereunder shall be conclusive and binding for all purposes, absent manifest error.

d) Interest. The Company shall pay interest on an annual basis in arrears in cash to the Holder commencing on July 1, 2022 and continuing each quarter-annual anniversary of such date until the Obligations have been satisfied in full, on the aggregate then outstanding principal amount of this Note at the rate of seven and one half percent (7.5%) per annum from the date such Note is issued (or in the case of any other Obligation, from the date such obligation becomes due and payable) until all such principal amounts and other Obligations are paid in full in cash, in immediately available Dollars, or, at the option of the Holder, upon two (2) Business Days’ notice to the Company and assuming all the Equity Conditions have been complied with, in shares of freely tradeable Common Stock, in such an amount which equals the amount of interest to be paid divided by the average Closing Sale Price over the twenty (20) Trading Day period immediately preceding the notice provided by the Holder to the Company. Any interest payments hereunder payable in cash, will be paid in immediately available Dollars. Accrued and unpaid interest shall be due and payable on each Conversion Date, prepayment date, and on the Maturity Date, or as otherwise set forth herein. Upon an Event of Default, the interest rate set forth hereunder shall increase as provided in Section 7(b) of this Note.

e) Late Fee. The Company shall pay a late fee (the “Late Fees”) on any amount required to be paid under any Transaction Document and not paid within three Business Days of when due, at a rate equal to the lesser of an additional five percent (5%) of such amount required to be paid at such time or the maximum rate permitted by applicable law which shall be due and owing daily from the date such amount is due hereunder through the date of actual payment in full of such amount in cash or Common Stock, as determined by the Holder. These Late Fees are to cover the extra internal expenses and inconvenience involved in handling delinquent payments and is not to be construed to cover or be applied against any indemnity or any out-of-pocket fees, costs or expenses incurred in any action to collect any Obligation or to foreclose any Lien securing the same. This provision shall not affect or limit the holder’s rights or remedies with respect to any Event of Default.

f) Interest and Fee Calculations and Payment Provisions. All payments made under any Transaction Document, except as otherwise expressly provided in such Transaction Document, shall be made in cash, in immediately available Dollars without set off or counterclaim. Interest and fees shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, for the actual number of days (including the first day but excluding the last day) occurring in the applicable period and shall accrue daily. Interest hereunder will be paid to the initial Holder or, if the Company has received notice of any transfer thereof signed by the initial Holder or any successive Holders, to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). No prepayment may be made hereunder without the notice required hereunder or without payment of the Mandatory Prepayment Amount. The Holder shall have the option to refuse or accept, in its sole discretion, any attempted prepayment made without the notice required hereunder. or any attempted prepayment that does not appear to include the full Mandatory Prepayment Amount when required. In addition, regardless of the intended characterization of the Company of any payment, the Holder shall have the option, in its sole discretion, to recharacterize or apply any portion of such prepayment, including recharacterizing a payment as a smaller prepayment of principal together with payment of the remainder of the Mandatory Prepayment Amount to account for a payment of the Mandatory Prepayment Amount. The Holder may apply any payment made under any Transaction Document to any outstanding Obligation, in its sole discretion. The Company hereby irrevocably waives the right to direct the application of any payment in respect to any amount due under the Transaction Documents. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. Each determination by the Holder of an amount of interest or fee due hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 3. REGISTRATION OF TRANSFERS AND EXCHANGES

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder and may be transferred or exchanged only in compliance with applicable federal and state securities Regulations.

c) Reliance on Note Register. The initial Holder is listed herein. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered, upon receipt of appropriate signed notice from the Person previously listed on the Note Register as owner hereof, on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

SECTION 4. CONVERSION

a) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d)). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain a Conversion Schedule, containing at a minimum the information shown on Schedule 1, and showing historically, among other things, the principal amounts converted and the date of such conversions. The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. On the date of receipt of a Notice of Conversion, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement, in the form attached hereto as Annex B, of receipt of such Notice of Conversion to the Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Notice of Conversion in accordance with the terms herein.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $1.00.

Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted and any accrued and unpaid interest to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel (as required pursuant to Section 4.1(c) of the Securities Purchase Agreement) to such effect, which such opinion must be acceptable to the Holder in its sole and absolute discretion (which opinion the Company’s counsel or at the Holder’s option, the Holder shall be responsible for obtaining at the Company’s sole cost and expense) shall be free of restrictive legends and trading restrictions, representing the number of Conversion Shares being acquired upon the conversion of this Note. All certificate or certificates required to be delivered by the Company under this Section 4(c) shall be delivered electronically through DTC or another established clearing corporation performing similar functions. If the Conversion Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information, or there is no registration statement in effect covering the Conversion Shares, the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTEDBY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request and at the sole cost and expense of the Company, shall obtain a legal opinion that is acceptable to the Holder in its sole and absolute discretion, to allow for such sales under Rule 144 and a bank check shall accompany the Certificates in the amount of accrued and unpaid interest (unless the Holder has elected to receive Conversion Shares for the accrued and unpaid interest).

iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Notice of Conversion.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of Regulations by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal or interest amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of Regulation, Contractual Obligation or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought. If the injunction is not granted, the Company shall promptly comply with all conversion obligations herein. If the injunction is obtained, the Company must post a surety bond for the benefit of the Holder in the amount of one hundred fifty percent (150%) of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of seeking such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, (i) $1,000 per day for the first thirty (30) calendar days of such failure and (ii) $5,000 per day for each day after the first thirty (30) calendar days of such failure until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable Regulation.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy- In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. Subject to the applicable provisions of the Purchase Agreement, the Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to the Required Minimum Reserve for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Company shall calculate and readjust the minimum share reserve on the first Business Day of each month so long as this Note is outstanding; provided, however, in no event shall such minimum share reserve be reduced below the Required Minimum Reserve.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of principal or interest of this Note, and a Holder shall not have the right to convert any principal or interest of this Note, to the extent that after giving effect to the conversion set forth on the applicableNotice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) (such Persons, “Attribution Parties”) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties or Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other Securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including any other Notes) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other Securities owned by the Holder together with any Affiliates or Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other Securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder may increase the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days prior notice to the Company may increase the Beneficial Ownership Limitation provisions of this Section 4(d); provided, that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. Provided, further, to the extent that the Holder’s right to participate in any such conversion right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such conversion right to such extent (or beneficial ownership of such shares of Common Stock as a result of such conversion right to such extent) and such conversion right to such extent shall be held inabeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. For the avoidance of doubt, in the event that any Note conversion will violate the Beneficial Ownership Limitation (the “Trigger Date”) , then the Holder, at its option and in addition to any other rights it has hereunder, may: (i) require the Company issue the Holder an additional right to acquire a warrant (the “New Warrant”) exercisable into 9.99% of the shares of Common Stock issuable upon exercise of all outstanding securities on the applicable Trigger Date (the “New Warrant Shares”). The New Warrant shall be of like tenor to the outstanding Warrants, mutatis mutandis, and an exercise price equal to the lowest price per share for which one share of Common Stock is at any time, directly or indirectly, issuable pursuant to any such outstanding Warrant. The New Warrant shall be exercisable into 9.99% of the shares of Common Stock issuable upon exercise of all outstanding Warrants as of Trigger Date; and (ii) negotiate in good faith with the Company in order to consider other approaches, such as putting the shares to be converted that are in excess of the Beneficial Ownership Limitation in a trust to be accessed by the Holder if, as, and when the Conversion Shares so held may be converted in accordance with the provisions of this Section 4(d).

SECTION 5. CERTAIN ADJUSTMENTS

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a Restricted Payment payable in shares of Common Stock on shares of Common Stock or any Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination orre-classification.

b) So long as this Note remains outstanding, other than in respect of an Exempt Issuance, the Company shall not enter into any financing transaction pursuant to which the Company sells its Securities at a price lower than the Conversion Price (subject to adjustment in accordance with Section 4(b) and Section 5(a)) without the written consent of the Holder. Subject to the foregoing, if, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Commo n Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. For the avoidance of doubt, if the Company engages in an at-the-market offering, the Company shall be deemed to have issued Common Stock at the lowest sale price at which the Common Stock was sold in such offering. If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price, exercise price or exchange rate (or other price) at which such securities may be converted into or exchangeable or exercised for. The Company shall notify the Holder in writing, no later than 1 Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price (as adjusted in accordance with Section 5)(a)) on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Most Favored Nation Status. If the Company or any Subsidiary thereof, as applicable, at any time while this Note is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Stock Equivalents, at an effective price per share less than the Conversion Price then in effect other than in respect of an Exempt Issuance (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Stock at an effective price per share that is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Conversion Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Stock Equivalents are issued. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Stock Equivalents subject to this Section 5(c), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(c), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Conversion. If the Company enters into a Variable Rate Transaction, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Stock Equivalents at the lowest possible conversion or exercise price at which such Securities may be converted or exercised. This Section be of no further force and effect following the full repayment of this Note.

d) Pro Rata Distributions. While this Note is outstanding, the Company shall not declare or make any Restricted Payment (or rights to receive Restricted Payments). In the event that the Note is permissibly repaid at the time of such Restricted Payment, the Holder shall not be entitled to participate in such Restricted Payment. If the Holder and the Company mutually agree, and the Note is not repaid at the time of such Restricted Payment, then the Holder shall be entitled to participate in such Restricted Payment to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Restricted Payment, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Restricted Payment (provided, that to the extent that the Holder’s right to participate in any such Restricted Payment would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Restricted Payment to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Restricted Payment to such extent) and the portion of such Restricted Payment shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. Upon the occurrence of any Fundamental Transaction, the Holder, upon any subsequent conversion of this Note, shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(c) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(c) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the Securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the Obligations of the Company, in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the Obligations of the Company with the same effect as if such Successor Entity had been named as the Company herein. For the avoidance of doubt, in the event of the occurrence of a Fundamental Transaction, the Successor Entity, in addition to any of its other obligations set for in this Section 5, shall agree in writing that the Holder is entitled to the anti-dilution rights set forth in this Section 5 for the time period set forth in the Note, or if longer two (2) years after the closing of the Fundamental Transaction.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Notwithstanding anything in this Section 5 to the contrary, no adjustment pursuant to this Section 5 shall increase the Conversion Price (other than proportional increases upon the occurrence of a reverse stock split in accordance with Section 5(a) above).

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution or other Restricted Payment in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other Securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, Restricted Payment, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for Securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall, if and as applicable, simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K or take such other action as reasonably determined by the Holder to disseminate such material, non-public information to the marketplace. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

h) Variable Rate Transaction. So long as this Note remains outstanding, the Company shall not directly or indirectly (i)(A) consummate any exchange of any Indebtedness and/or Securities of the Company for any other Securities and/or Indebtedness of the Company, (B) cooperate with any person to effect any exchange of Securities and/or Indebtedness of the Company in connection with a proposed sale of such Securities from an existing holder of such Securities to any other unrelated Person), and/or (C) reduce and/or otherwise change the exercise price, conversion price and/or exchange price of any Stock Equivalent of the Company and/or amend any non-convertible Indebtedness of the Company to make it convertible into Securities of the Company, (ii) issue or sell any of its Securities either (A) at a conversion, exercise or exchange rate or price that is based upon and/or varies with the trading prices of, or quotations for, Common Stock, and/or (B) with a conversion, exercise or exchange rate and/or price that is subject to being reset on one or more occasions either (1) at some future date after the initial issuance of such Securities or (2) upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, and/or (iii) enter into any agreement (including an “equity line of credit” or an “at-the-market offering”) whereby the Company may sell Securities at a future determined price. Any transaction contemplated in this Section 5(h), shall be referred to as a “Variable Rate Transaction”. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any Variable Rate Transaction (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right of the Holder to collect damages. A “Variable Rate Transaction” shall also mean, collectively, an “Equity Line of Credit” or similar agreement, or a Variable Priced Equity Linked Instrument. For purposes hereof, “Equity Line of Credit” means any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its Securities to the investor or underwriter over an agreed period of time and at future determined price or price formula (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions that are not Variable Priced Equity Linked Instruments), and “Variable Priced Equity Linked Instruments” means: (A) any Stock Equivalent convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such Stock Equivalent, or (2) with a conversion, exercise or exchange price that is subject to being reset on more than one occasion at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Common Stock since date of initial issuance (other than customary “preemptive” or “participation” rights or “weighted average” or “full-ratchet” anti-dilution provisions or in connection with fixed-price rights offerings and similar transactions), and (B) any amortizing convertible Stock Equivalent which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such Stock Equivalent (whether or not such payments in Common Stock are subject to certain equity conditions). Notwithstanding the foregoing, the Company may engage in an “at-the-market” transaction on customary terms long as such transaction is consummated in accordance with Section 2(b).

i) Notwithstanding anything which may be otherwise contained in this Section to the contrary, for the avoidance of doubt, the Company shall not effect any conversion of principal or interest of this Note and a Holder shall not have the right to convert any principal or interest of this Note, at a Conversion Price which is less than the Floor Price, subject to adjustment for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock.

SECTION 6. REDEMPTION

a) Optional Redemption at Election of Company. Provided that the Company has satisfied all of the Equity Conditions and subject to the provisions of this Section 6(a), at any time after the first anniversary of the Original Issue Date, the Company may deliver a notice to the Holder (an “Optional Redemption Notice”, accompanied by proof of funds and a statement that any extant Event of Default shall be cured by the applicable Optional Redemption, and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding principal or interest amount of this Note for cash in an amount equal to the Optional Redemption Amount as provided on Schedule 6(a) hereto (the “Optional Redemption Amount”) on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 20-Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount as determined in accordance with Schedule 6(a), is payable in full on the Optional Redemption Date. The Company may only effect an Optional Redemption if each of the Equity Conditions shall have been met, the Company has provided the Holder with proof of funds to defease the principal, interest, and any redemption premium due pursuant to the applicable Optional Redemption, and there is an effective registration statement covering the Conversion Shares on each Trading Day during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date payment of the Optional Redemption Amount is actually made in full. If any of the Equity Conditions shall cease to be satisfied at any time during the Optional Redemption Period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 10 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents, the Company is obligated to notify the Holder of the non- existence of an Equity Condition, such notice period shall be extended to the tenth Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, ab initio. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to pay an Optional Redemption in cash shall be applied ratably to all of the holders of the then outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

b) Optional Redemption Procedure. Subject to Section 6(a), the payment of cash pursuant to an Optional Redemption shall be payable on the Optional Redemption Date. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law until such amount is paid in full (the “Optional Redemption Interest Rate”). Notwithstanding anything herein contained to the contrary, if any portion of the Optional Redemption Amount, as applicable, remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such Optional Redemption, as applicable, ab initio, and, with respect to the Company’s failure to honor the Optional Redemption, the Company shall have no further right to exercise such Optional Redemption (for the avoidance of doubt, (i) in the event that the Holder elects to invalidate such Optional Redemption, no further Optional Redemption Interest payments described in this Section 6(a) shall be due by the Company, and (ii) [reserved].

c) Holder’s Right to Convert Following Receipt of Optional Redemption Notice. The Holder shall be allowed at its option and upon written notice to the Company (i) to convert all or any outstanding portion of the Note, including principal, accrued interest and penalties into Conversion Shares through the date all amounts owing thereon are due and paid in full or (ii) to convert all or any outstanding portion of the Note, including principal, accrued interest and penalties into shares of the Series B Convertible Preferred Stock based on the Conversion Price, as adjusted, set forth in this Note, through the date all amounts owing thereon are due and paid in full.

d) Optional Redemption at Election of Holder. Holder reserves the right and the option to require that the Company redeem the then existing balance of the Note, including principal, interest, penalties and the redemption amounts shown on Section 6(a) herein, up to a maximum of fifty percent (50%) net proceeds received by the Company from any Subsequent Financing in accordance with the provisions of Section 2 hereof.

SECTION 7. EVENTS OF DEFAULT

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by Regulation or pursuant to any judgment, decree or order of any court, or any order, rule or Regulation of any Governmental Authority):

i. any default in the payment of (A) the principal amount of this Note or (B) interest, fees, liquidated damages or any other amount owing to a Holder on this Note or by any Company Party under any Transaction Document, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

ii. under any agreement, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

iii. the Company shall be a party to any Fundamental Transaction or Change of Control Transaction or shall agree to sell or dispose of all or in excess of fifty percent (50%) of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

iv. any Company Party shall fail for any reason to comply any Section of this Note or any Transaction Document that provides for an action after a notice period or that provides a specific period of time for the Company Parties to comply with;

v. any representation or warranty made by any Company Party in this Note, any other Transaction Document, any other Contractual Obligation with, or any other report, financial statement, document, written statement or certificate made or delivered to, the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

vi. any Company Party shall provide at any time notice to the Holder, including by way of public announcement, of such Company Party’s intention to not honor any provision of this Note or any other Transaction Document (including requests for conversions of this Note in accordance with the terms hereof);

vii. any Company Party shall fail to observe or perform any other covenant, provision, or agreement contained in this Note or any other Transaction Document which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) five (5) Trading Days after any Company Party has become or should have become aware of such failure;

viii. (a) a breach, default or event of default (without regard for any cure period therefor provided therein) shall have occurred under any Indebtedness of any Company Party (a) having (individually or in the aggregate for all such Indebtedness) an aggregate maximum principal amount or commitment greater than Fifty Thousand Dollars ($50,000), or (b) any such Indebtedness shall become or be declared due and payable prior to the date on which it would otherwise become due and payable;

ix. A breach, default or event of default (without regard to any subsequent waiver of such event of default or any grace or cure period provided in the applicable agreement, document or instrument) shall have occurred under any other Contractual Obligation to which any Company Party is obligated;

x. (A) any Company Party or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) of any Company Party commences a case or other Proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, winding up, reorganization, arrangement, adjustment, protection, relief or composition of debts or liquidation or similar Regulation of any jurisdiction relating to the Company or any Subsidiary thereof or any Proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, liquidator or other similar official for it or for any of its assets, (B) any such case or other Proceeding is commenced against the Company or any Subsidiary thereof by any other Person and such case or other Proceeding is not dismissed within forty-five (45) days after commencement, (C) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or other Proceeding is entered, (D) the Company or any Subsidiary thereof shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts as they mature or shall make a general assignment for the benefit of creditors, (E) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (F) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action to authorize or otherwise for the purpose of effecting any of the foregoing;

xi. any monetary judgment, writ or similar final process shall be entered or filed against any Company Party, any Subsidiary of any Company Party or any of theirassets for more than Fifty Thousand Dollars ($50,000), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

xii. the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any asset of any Company Party or any Subsidiary of any Company Party having an aggregate fair value or repair cost (as the case may be) in excess of Fifty Thousand Dollars ($50,000) individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

xiii. at any time after the Original Issue Date, the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days or the transfer of shares of Common Stock through DTC is no longer available or “chilled”;

xiv. at any time after the Original Issue Date, the Company does not meet the current public information requirements under Rule 144, which failure is not cured, if possible to cure, within two (2) Trading Days after the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act; unless the Company files a Form 12b-25 for the relevant report required to meet the current public information requirements under Rule 144;

xv. at any time after the Original Issue Date, the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), which failure is not cured, if possible to cure, within two (2) Trading Days after the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act; unless the Company files a Form 12b-25 for such report;

xvi. the Company sells or otherwise disposes of any of its assets outside of the ordinary course of its business;

xvii. prior to the payment in full and satisfaction of the owed under this Note, any security interest and Lien purported to be created by any Transaction Document shall cease to be in full force and effect, or shall cease to give the Holders, the Liens, rights, powers and privileges purported to be created and granted under such Transaction Documents (including a perfected first priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Transaction Document)) in favor of the Holders, or shall be asserted by the Company or any Affiliate(s) not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or any such Transaction Document) security interest in or Lien on the Collateral covered thereby;

xviii. the Company shall enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(l0) of the Securities Act;

xix. the Company shall enter into a Variable Rate Transaction;

xx. any attempt by the Company or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower’s public disclosure of such information on that same date;

xxi. the Initial Registration Statement (as defined in the Registration Rights Agreement) shall not have been filed by the Filing Date and has not be declared effective by the Commission by the Effectiveness Dated (as each term is defined in the Registration Rights Agreement); or

xxii. if during the Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of the Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period pursuant to this Section.

The clauses in the definition of Event of Default above operate independently, so that any action or event that falls within any such clause shall constitute an Event of Default regardless of, whether because of a grace period or threshold or otherwise, it falls outside the language of any other clause.

b) Remedies Upon Event of Default. Subject to the Beneficial Ownership Limitation as and to the extent set forth in Section 4(d), and subject to any other limitations regarding percentage of ownership of Common Stock contained herein, if any Event of Default occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest (including all interest, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, all of which shall continue to accrue whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, liquidated damages and any other amounts owing by any Company Party in respect thereof or under any Transaction Document through the date of acceleration, shall become, at the Holder’s election in its sole discretion, in whole or in part, immediately due and payable, in cash or in shares of Common Stock (at the Holder’s option in its sole discretion), at the Mandatory Default Amount, divided by the Conversion Price. Immediately on and after the occurrence of any Event of Default, without need for notice or demand all of which are waived, interest on this Note shall accrue and be owed daily at an increased interest rate equal to the lesser of two percent (2.0%) per month (twenty-four percent (24.0%) per annum) or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount in cash or in shares of Common Stock, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note and the other Transaction Documents and to enforce its rights hereunder and thereunder.

SECTION 8. NEGATIVE COVENANTS

Except as contemplated by the Transaction Documents and unless approved in writing by all of the Holders, as long as any portion of this Note or any other Obligation is not paid in full, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

a) other than Permitted Debt, enter into, create, incur, assume, enter into Guaranty Obligations with respect to, or suffer to exist any Indebtedness or repay the principal amount of, redeem, purchase or otherwise acquire or offer to repay the principal amount of, redeem, repurchase or otherwise acquire any Indebtedness whether or not extant on the Original Issue Date (other than the Notes on a pro rata basis based on the principal amounts outstanding);

b) other than Permitted Liens, create, permit, incur or suffer to exist any Lien on any assets other than the Liens securing the Obligations created pursuant to the Transaction Documents;

c) except in the ordinary course of its business, sell or otherwise dispose of any of its assets;

d) other than Permitted Liens, create, permit, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

e) amend its charter documents, including its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

f) make, approve, or offer to make any Restricted Payment any shares of Capital Stock other than with respect to the Conversion Shares, and then only as permitted or required under the Transaction Documents;

g) enter into any transaction with any Affiliate of the Company which would berequired to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

h) consummate a Fundamental Transaction or Change of Control;

i) enter into any agreement with respect to any of the foregoing;

j) fail to use the proceeds of the Note as provided for in the Transaction Documents, including being engaged in operations involving the financing of any investments or activities in, or any payments to, any Sanctioned Person;

k) take or allow any action which would cause an adjustment of the par value of the Conversion Price to be less than the par value in effect at such time;

l) directly or indirectly (including through agents, contractors, trustees, representatives or advisors) (a) be in violation of any Sanctions Law or engage in, or conspire or attempt to engage in, any transaction evading or avoiding any prohibition in any Sanction Law, (b) be a Sanctioned Person or derive revenues from investments in, or transactions with Sanctioned Persons, (c) have any assets located in Sanctioned Jurisdictions, (d) deal in, or otherwise engage in any transactions relating to, any property or interest in property blocked pursuant to any Regulation administered or enforced by OFAC or (e) fail to comply with any material Regulations or Contractual Obligations applicable to it or fail to obtain or comply with any material Permits;

m) ; sell, lease or otherwise dispose of any significant portion of its assets or acquire any assets or business on or after the Original Issue Date;

n) make or suffer to exist any Investments using any proceeds from the Holder or any of its Affiliates (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to become or remain a partner in any partnership or joint venture, except for: (i) Investments in cash and cash equivalents; and (ii) Investments in Subsidiaries that have guaranteed the Liabilities and joined the Security Agreement as a debtor pursuant to the terms thereof; or

o) file any registration statement with respect to any securities other than Registrable Securities (as defined in the Registration Rights Agreement) after the date hereof, or otherwise cause such securities to become registered with the SEC or under any state securities laws.

SECTION 9. MISCELLANEOUS

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including any Notice of Conversion, shall be in writing and delivered as set forth in the Purchase Agreement or, alternatively, delivered personally, by receipt acknowledged email, or sent by a nationally recognized overnight courier service, receipt acknowledged, addressed to the Company as set forth in the signature page hereof, or such other contact information as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). All notices and other communications delivered hereunder shall be effective as provided in the Purchase Agreement.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note, without set off or counterclaim, at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. Except for the Company’s obligations to Banks existing on the Closing Date, this Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein and is at least pari passu with all Indebtedness and other obligations of the Company, and is not to any such Indebtedness or other obligation.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

a) Governing Law. This Note is governed by, and shall be construed and enforced in accordance with, the laws of the State of Nevada. without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the Clark County, Nevada (“Nevada Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Nevada Courts, or such Nevada Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

d) Characterizations. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

e) Payments on Next Business Day. Whenever any payment Obligation shall be due on a day other than a Business Day, such payment shall be due instead on the next succeeding Business Day.

f) Payment of Collection, Enforcement and Other Costs. In addition to, and not in substitution for and not to limit (but without duplication), any other right to reimbursement under this Note or any other Transaction Document, (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any Proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other Proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay all out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other Proceeding, including, but not limited to, attorneys’ fees and disbursements.

g) Use of Proceeds. All gross proceeds of the funding to the Company related to this Note shall be used as provided in the Purchase Agreement.

h) Securities Laws Disclosure; Publicity. The Company shall file its 8-K by no later than four Business Days after the Original Issue Date. The Company shall, within two (2) Business Days, file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, the Company acknowledges and agrees that no confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Purchaser or any of their affiliates, on the other hand, have been entered into. Except for the obligations set forth in this Section, there are no confidentiality or similar obligations pertaining the Purchaser currently extant or at any time in the future. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Holder, except (i) as required by federal securities Regulations in connection with the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted under this clause (ii).

i) Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 7(i), the Company covenants and agrees that neither it, nor any other Person acting on its behalf has provided nor will provide the Holder or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Holder shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Holder will be relying on the foregoing covenant in effecting transactions in Securities of the Company. Any non-disclosure agreement (including “click through” agreements and confidentiality clauses incorporated in larger agreements) entered into with the Holder and any Company Party is hereby terminated. The Holder does not have any duty of confidentiality (or a duty not to trade on the basis of material non-public information) to any Company Party or any of their Affiliates, or any of their respective officers, directors, agents, members, stockholders, managers, employees and is governed only by application Regulations. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non- public information regarding the Company or any Subsidiaries, the Company shall, within two(2) Trading Days, file such notice with the Commission pursuant to a Current Report on Form 8-K or take such other action as reasonably determined by the Holder to disseminate such material, non- public information to the marketplace. The Company understands and confirms that the Holder shall be relying on all of the foregoing covenants in trading Securities of the Company.

j) Interpretation. This Note is a Transaction Document and as such is subject to various interpretative, amendment and third-party beneficiary and other miscellaneous provisions set forth in the Purchase Agreement that expressly apply to Transaction Documents, located principally in Article V thereof. In particular, without limitation, none of the terms or provisions of this Note may be waived, amended, supplemented or otherwise modified except in accordance with Section 5.3(b) (Amendments) of the Purchase Agreement. In addition, unless otherwise expressly provided in any Transaction Document, “outstanding” when referring in any Transaction Document to the principal amount owing under this Note shall mean “outstanding and unconverted.”

k) Successors and Assigns. This Note shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Holder, each Purchaser Party and their successors and assigns; provided, that the Company may not assign, transfer or delegate any of its rights or obligations under this Note except as authorized in the Purchase Agreement.

l) Counterparts. This Note may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Note by facsimile transmission or by e-mail shall be as effective as delivery of a manually executed counterpart hereof.

m) Severability. Any provision of this Note being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Note or any part of such provision in any other jurisdiction.

n) Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any Proceeding with respect to, or directly or indirectly arising out of, under or in connection with, this Note or any other Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party, no Purchaser Party and no Affiliate or representative of any such other party or Affiliate has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Note by the mutual waivers and certifications in this Section 9(o).

o) [Reserved].

p) Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Holder. The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company or a Subsidiary, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Transaction Documents and/or applicable law. THE COMPANY EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE TRANSACTION DOCUMENTS AND/OR APPLICABLE LAW. The Company hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Transaction Documents, and that the Holder would not agree to the terms of this Note and the other Transaction Documents if this waiver were not a part of this Note. The Company further represents, acknowledges and agrees that is waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to by represented) in the signing of this Note and the Transaction Documents and in the making of this waiver by independent legal counsel selected by the Company and that the Company has discussed this waiver with counsel.

q) Equitable Adjustment. Trading volume amounts, price/volume amounts, the amount of shares of Common Stock identified in the Purchase Agreement, Conversion Price, shares of Common Stock underlying the Notes, and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in the Purchase Agreement, and Note.

r) Agreement to Subordinate. Each of the Company and the Holder acknowledges and agrees that the rights and obligations of the parties hereunder are prior and superior to the rights of Banks (together with its successors and assigns, the “Bank Lender”) under its various agreements and ancillary documents (collectively, as amended or otherwise modified, the “Bank Lender Agreements”) which were entered prior to and existing on the Closing Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

CAPSTONE TECHNOLOGIES GROUP, INC.
By:
Name:	Michael Pruitt, Chief Executive Officer

Email Address for delivery of Notices: mp@avenelfinancial.com

SCHEDULE 6(a) OPTIONAL REDEMPTION AMOUNT

Subject to compliance with Section 6(a) of this Note, and subject to the Holder’s right under Section 6(c) at Holder’s option and upon written notice to the Company to convert all or any portion of the Note, including outstanding principal, accrued interest and penalties, as applicable, through the date all amounts owing thereon are due and paid in full into Conversion Shares or shares of the Company’s Series B Convertible Preferred Stock, in each case based on the Conversion Price, as adjusted, the Company may redeem any portion of the principal amount of this Note, any accrued and unpaid interest, and any other amounts due under this Note in accordance with the following formulae: if the Company exercises its right to redeem the Note, the Company shall make payment to the Holder of (i) an amount in cash equal to the product of (x) the sum of the principal amount of this Note and any accrued and unpaid interest and (y) 110%, if such voluntary redemption occurs on or before June 19, 2022, (ii) an amount in cash equal to the product of (x) the sum of the principal amount of this Note and any accrued and unpaid interest and (y) 115%, if such voluntary prepayment occurs after June 19, 2022 and before July 19, 2022, (iii) an amount in cash equal to the product of (x) the sum of the principal amount of this Note and any accrued and unpaid interest and (y) 120%, if such voluntary prepayment occurs after July 19, 2022 and before August 19, 2022,

(iv) an amount in cash equal to the product of (x) the sum of the principal amount of this Note and any accrued and unpaid interest and (y) 125%, if such voluntary prepayment occurs after August 19, 2022 and before September 19, 2022, (v) an amount in cash equal to the product of (x) the sum of the principal amount of this Note and any accrued and unpaid interest and (y) 130%, if such voluntary prepayment occurs after September 19, 2022 and before October 19, 2022, and (vi) an amount in cash equal to the product of (x) the sum of the principal amount of this Note and any accrued and unpaid interest and (y) 135%, if such voluntary prepayment occurs after October 19, 2022 and before the Maturity Date.

ANNEX A - NOTICE OF CONVERSION

The undersigned hereby elects to convert principal (and, if applicable, accrued and unpaid interest) under the 7.5% Secured Convertible Promissory Note due May 17, 2024 of Capstone Technologies Group, Inc., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”) or Series B Convertible Preferred Stock, of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4(d) of this Note, as determined in accordance with such Section.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion Information

Date to Effect Conversion:_______________________________________

Outstanding Principal Before Conversion:________________________________

Outstanding Interest Before Conversion: ______________________

Principal Amount of Note to be Converted:_______________________________

Interest Amount of Note to be Converted:___________________________

Conversion Price Calculations:

Total Shares of Common Stock to be Issued:

Outstanding Principal After Conversion:_____________________________

Outstanding Interest After Conversion:______________________________

DWAC Instructions	Physical Delivery

Broker:

DTC#:	Issue to:

Account:	Address:

Account Name:

Entity Name: ____________________

Signatory Name:______________________

Title:____________________

Signature:__________________

Schedule 1

CONVERSION SCHEDULE

This 7.5% Secured Convertible Promissory Note due on May 17, 2024 in the original principal amount of $ is issued by Capstone Technologies Group, Inc., a Nevada corporation (the “Company”). This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

CAPSTONE TECHNOLOGIES GROUP, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Warrant No.: _1__
Warrant Shares: 2,687,500
Date of Issuance: May 19, 2022 ("Issuance Date")

Capstone Technologies Group, Inc., a company organized under the laws of the State of Nevada (the "**Company**"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Arena Investors, LP, as investment adviser and agent, the registered holder hereof or its permitted assigns (the "**Holder**"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this warrant to purchase shares of Common Stock (including any warrants to purchase shares of Common Stock issued in exchange, transfer or replacement hereof, the "**Warrant**"), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), (subject to adjustment as provided herein) fully paid and non- assessable shares of Common Stock (as defined below) (the "**Warrant Shares**"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in **Section 18**. This Warrant is being issued pursuant to **Section 2.3** of that certain Securities Purchase Agreement, dated as of May 19, 2022 (the "**Subscription Date**"), by and among the Company and the investor referred to therein and the other Purchaser signatory thereto (collectively, the "**Purchaser**"), as amended from time to time (the "**Purchase Agreement**").

1. **Exercise of Warrant.**

(a) **Mechanics of Exercise**. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in **Section 1(g)**) and subject to Section 4.10(a) of the Purchase Agreement, this Warrant may be exercised by the Holder on any day on or after the Issuance Date (an "**Exercise Date**"), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as **Exhibit A** (the "**Exercise Notice**"),

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of the Holder's election to exercise this Warrant. In connection therewith, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the "**Aggregate Exercise Price**") in cash or via wire transfer of immediately available funds. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as **Exhibit B**, to the Holder and the Company's transfer agent (the "**Transfer Agent**"), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) (the "**Share Delivery Date**"), the Company shall (X) provided that the Transfer Agent is participating in the Depository Trust Company ("**DTC**") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this **Section 1(a)** and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with **Section 7(d)**) representing the right to purchase the number of Warrant Shares purchasable

4881-3191-1712, v.1

immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, the Company's failure to deliver Warrant Shares to the Holder on or prior to the earlier of ((i) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) two (2) Trading Days after the Company's receipt of the Aggregate Exercise Price shall not be deemed to be a breach of this Warrant. Notwithstanding anything to the contrary contained in this Warrant promptly after the effective date of the Registration Statement, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in the DTC's Fast Automated Securities Transfer Program. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Exercise Notice), $10 per day for each of the first five (5) days of such failure (increasing to two percent (2%)of such applicable aggregate amount for each day after the first five (5) days of such failure) until such Warrant Shares are delivered or Holder rescinds such exercise. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver Warrant Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable Regulations (as defined in the Purchase Agreement).

(b) **Exercise Price**. For purposes of this Warrant, the "**Exercise Price**" shall be equal to $1.00, subject to adjustment herein (the "**Exercise Price**"); and in no instance shall the Holder be entitled to exercise this Warrant into such an amount of Common Stock that, together with all shares of Common Stock which have been previously exercised by the Holder, would equal greater than 9.99 % of the total issued and outstanding shares of Common Stock of the Company, subject to adjustment as provided herein, including, but not limited to, adjustments for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. The Exercise Price shall be rounded down to the nearest $0.0001.

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(c) **Company's Failure to Timely Deliver Securities**. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, either (A) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of the Holder or the Holder's designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder's exercise of this Warrant (as the case may be) or (B) if a Registration Statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the "**Unavailable Warrant Shares**") is not available for the resale of such Unavailable Warrant Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II)(B) is hereinafter referred as a "**Notice Failure**" and together with the events described in clauses (I) and (II)(A) above, a "**Delivery Failure**"), and if on or after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a "**Buy-In**"), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including reasonable brokerage commissions) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the "**Buy-In Price**"), at which point the Company's obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder's designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder's designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (X) such number of Warrant Shares multiplied by (Y) the lowest Closing Sale Price of the shares of Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the "**Buy-In Payment Amount**"). Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common

4881-3191-1712, v.1

Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its Transfer Agent to participate in the DTC Fast Automated Securities Transfer Program. In addition to the foregoing rights, at any time after the Issuance Date if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to **Section 1** by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this **Section 1(c)** or otherwise, and (3) if a Registration Statement covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such Registration Statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this **Section 1(c)** or otherwise.

(d) **Cashless Exercise**. Payment upon exercise may be made at the written option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below, if, at any time from and after the first anniversary from the Issuance Date, there is no registration statement covering the resale of the Warrant Shares declared effective by the Commission covering the Company's Common Stock, (iii) by a combination of any of the foregoing methods, in each case accompanied by delivery of a properly endorsed Subscription Form, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein. Notwithstanding the immediately preceding sentence, payment upon exercise may be made in the manner described below only with respect to Warrant Shares not included for unrestricted public resale in an effective registration statement on the date notice of exercise is given by the Holder. If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company by any means described herein, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula: X=Y (A-B) A Where X= the number of shares of Common Stock to be issued to the Holder Y= the number of shares of

4881-3191-1712, v.1

Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation) A= Fair Market Value B= Purchase Price (as adjusted to the date of such calculation) For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(d) **Holding Period**. [Reserved].

(e) **Disputes**. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with **Section 13**.

(f) **Limitations on Exercises**.

(i) **Beneficial Ownership**. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the "**Maximum Percentage**") of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this **Section 1(g)(i)**. For purposes of this **Section 1(g)(i)**, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may, if and as applicable, rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC or information provided by the Company, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the "**Reported Outstanding Share Number**"). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding of shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that

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such Exercise Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this **Section 1(g)(i)**, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the "**Reduction Shares**") and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "**Excess Shares**") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time decrease or subsequently increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this **Section 1(g)(i)** to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this **Section 1(g)(i)** or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant. Notwithstanding anything herein to the contrary, For the avoidance of doubt, in the event that any Warrant exercise will violate the Beneficial Ownership Limitation (the "Trigger Date") , then the Holder, at its option and in addition to any other rights it has hereunder, may: (i) require the Company issue the Holder an additional right to acquire a warrant (the "New Warrant") exercisable into 9.99% of the shares of Common Stock issuable upon exercise of all outstanding securities on the applicable Trigger Date (the "New Warrant Shares"). The New Warrant shall be of like tenor to the outstanding Warrants, *mutatis mutandis*, and an exercise price equal to the lowest price per share for which one share of Common Stock is at any time, directly or

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(ii) **No Redemption**. This Warrant is not redeemable, and the Company shall have no right to redeem all or any portion of this Warrant or the Warrant Shares.

(g) **Reservation of Shares**.

(h) **Required Reserve Amount**. Subject to Section 4.10(a) of the Purchase Agreement, so long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to two hundred percent (200%)of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company's obligation to issue shares of Common Stock under the Warrant then outstanding (without regard to any limitations on exercise) (the "**Required Reserve Amount**"); provided that at no time shall the number of shares of Common Stock reserved pursuant to this **Section 1(h)(i)** be reduced other than proportionally in connection with any exercise of the Warrant or such other event covered by **Section 2(a)** below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be based on the number of shares of Common Stock issuable upon exercise or conversion of all Securities issued pursuant to the Purchase Agreement, including this Warrant, and held by the Purchaser on the Closing Date (without regard to any limitations on exercise or conversion) or increase in the number of reserved shares, as the case may be. In the event that a holder shall sell or otherwise transfer all or any portion of such holder's Warrant, such Required Reserve Amount requirement shall continue to apply to the number of shares of Common Stock into which such Warrant held by each transferee is exercisable.

(ii) **Insufficient Authorized Shares**. If, notwithstanding **Section 1(h)(i)**, and not in limitation thereof, at any time while the Warrant remains outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an "**Authorized Share Failure**"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for such outstanding Warrant. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement in accordance with applicable Federal and state securities laws and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Subject to Section 4.10(a) of the Purchase Agreement, in the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of

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Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the "**Authorization Failure Shares**"), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the shares of Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this **Section 1(h)**; and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this **Section 1(h)** shall limit any obligations of the Company under any provision of the Purchase Agreement. Nothing contained in this **Section 1(h)** shall limit any obligations of the Company under any provision of the Purchase Agreement.

2. **Adjustment of Exercise Price and Number of Warrant Shares**. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this **Section 2**.

(a) **Stock Dividends and Splits**. Without limiting any provision of **Section 2(b)**, **Section 3** or **Section 4**, if the Company, at any time on or after the Subscription Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of its Capital Stock (as defined in the Purchase Agreement) that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) **Adjustment Upon Issuance of Shares of Common Stock**. So long as any of the Notes are outstanding, if and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this **Section 2** is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the "**New Issuance Price**") less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Exercise Price then in effect is referred to herein as the "**Applicable Price**") (the foregoing a "**Dilutive Issuance**"), then immediately after such Dilutive Issuance, the Exercise

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Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the New Issuance Price under this **Section 2(b)**), the following shall be applicable:

(i) **Issuance of Options**. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this **Section 2(b)(i)**, the "lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) **Issuance of Convertible Securities**. From the Closing Date forward, the Company shall not issue any Convertible Securities without the express permission and approval of the undersigned Holder so long as the Promissory Note and Warrant remain outstanding. If the Holder agrees to waive such provision prohibiting the issuance of Convertible Securities subsequent to the Closing Date, and the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this **Section 2(b)(ii)**, the "lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the

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Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this **Section 2(b)**, except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

(iii) **Change in Option Price or Rate of Conversion**. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in **Section 2(a)**), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this **Section 2(b)(iii)**, if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this **Section 2(b)** shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv) **Calculation of Consideration Received**. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the "**Primary Security**," and such Option and/or Convertible Security and/or Adjustment Right, the "**Secondary Securities**"), together comprising one integrated transaction, (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing) the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to **Section 2(b)(i)** or **2(b)(ii)** above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes

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Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this **Section 2(b)(iv)**. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such shares of Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such shares of Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such shares of Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "**Valuation Event**"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) **Record Date**. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

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(c) **Number of Warrant Shares**. [Reserved].

(d) **Holder's Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities**. In addition to and not in limitation of the other provisions of this **Section 2**, if, at any time while any of the Notes remain outstanding, the Company in any manner issues or sells or enters into any agreement to issue or sell, any shares of Common Stock, Options or Convertible Securities (any such securities, "**Variable Price Securities**") after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the "**Variable Price**"), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder on the date of such agreement and the issuance of such Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder's election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

(e) [Reserved].

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(f) **Other Events**. In the event that the Company (or any Subsidiary (as defined in the Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this **Section 2** but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this **Section 2(f)** will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this **Section 2**, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company's board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(g) **Calculations**. All calculations under this **Section 2** shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of shares of Common Stock.

(h) **Voluntary Adjustment by Company**. The Company may at any time during the term of this Warrant, with the prior written consent of the Purchaser, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(i) **Prohibition on Reverse Splits**. Except for the stock split contemplated by Section 4.10(a) of the Purchase Agreement, notwithstanding any other provision in this Warrant, for so long as the Notes are outstanding, the Company may not effect a reverse split of its Capital Stock without the prior written consent of the Purchaser.

3. **Rights Upon Distribution of Assets**. In addition to any adjustments pursuant to **Section 2** above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "**Distribution**"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum

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Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. Purchase Rights; Fundamental Transactions.

(a) **Purchase Rights**. In addition to any adjustments pursuant to **Section 2** above, if at any time while the Notes are outstanding the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "**Purchase Rights**"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (**provided, however**, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) **Fundamental Transactions**. The Company shall not enter into or be party to a Fundamental Transaction other than for all cash unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this **Section 4(b)** pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of Capital Stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of Capital Stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of Capital Stock, such adjustments to the number of Capital Stock and

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such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on a Trading Market. Upon the consummation of a Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant (and if applicable, the other Transaction Documents) referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents, as applicable, with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under **Sections 3** and **4(a)** above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting **Section 1(g)** hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this **Section 4(b)** to permit a Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of a Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of a Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under **Sections 3** and **4(a)** above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. For the avoidance of doubt, in the event of the occurrence of a Fundamental Transaction, the Successor Entity, in addition to any of its other obligations set for in this **Section 5**, shall agree in writing that the Holder is entitled to the anti-dilution rights set forth in this **Section 5** for the balance of the time periods set forth in this Warrant.]

(c) [Reserved]

(d) **Application**. The provisions of this **Section 4** shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant

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(and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of the Company's Capital Stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. <u>Noncircumvention</u>. The Company hereby covenants and agrees that the Company will not, by amendment of its articles of incorporation or bylaws, each as amended to date, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (b) will not take any action which will cause the exercise price to fall below par value, and (c) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in **Section 1(g)** hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6. <u>Warrant Holder Not Deemed a Stockholder</u>. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this **Section 6**, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. <u>Reissuance of Warrants</u>.

(a) **Transfer of Warrant**. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with **Section 7(d)**), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being

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transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with **Section 7(d)**) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) **Lost, Stolen or Mutilated Warrant**. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with **Section 7(d)**) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) **Exchangeable for Multiple Warrants**. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with **Section 7(d)**) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) **Issuance of New Warrants**. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to **Section 7(a)** or **Section 7(c)**, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant and (v) such new Warrant shall not be redeemable.

8. **<u>Notices</u>**. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 5.4 of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price as provided herein and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction,

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dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, (iii) at least fifteen (15) Trading Days prior to the consummation of any Fundamental Transaction and (iv) within two (2) Business Days of the occurrence of an Event of Default (as defined in the Note), setting forth in reasonable detail any material events with respect to such Event of Default and any efforts by the Company to cure such Event of Default. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company, if applicable, shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K or take such other action as reasonably determined by the Holder to disseminate such material, non-public information to the marketplace. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. **Amendment and Waiver**. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. **Severability**. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the Company and the Holder as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of such parties or the practical realization of the benefits that would otherwise be conferred upon such parties. The Company and the Holder will each endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. **Governing Law**. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 5.4 of the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and

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notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Clark County, Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. **THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

12. Construction; Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. Dispute Resolution.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the Exercise Price, the Closing Sale Price, Black Scholes Consideration Value, Event of Default, Black Scholes Value or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, such Black Scholes Consideration Value, such Event of Default, such Black Scholes Value or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank, reasonably acceptable to the Company, to resolve such dispute.

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(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this **Section 13** and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the "**Dispute Submission Deadline**") (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the "**Required Dispute Documentation**") (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank's resolution of such dispute shall be final and binding upon all parties absent manifest error.

Miscellaneous.[Reserved].

14. **Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief**. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and

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documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Warrant (including, without limitation, compliance with **Section 2** hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. Payment of Collection, Enforcement and Other Costs. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors' rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys' fees and disbursements.

16. Transfer. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company subject to compliance with applicable state and federal securities laws.

17. Registration Rights. The Holder of this Warrant has certain rights set forth in the Registration Rights Agreement dated at or about the date hereof, to require the Company to register its resale of the Warrant Shares under the 1933 Act and any blue sky or securities laws of any jurisdictions within the United States at the time and in the manner specified in the Securities Purchase Agreement.

18. Certain Definitions. In addition to the terms defined elsewhere in this Warrant or in the Purchase Agreement, for purposes of this Warrant, the following terms shall have the following meanings:

(c) "**Adjustment Right**" means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with **Section 2**) of shares of Common Stock (other than rights of the type described in **Section 3** and **4** hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(d) "**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 7.5% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

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(e) "**Approved Stock Plan**" means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase shares of Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such; **provided,** that such issuance shall not exceed in the aggregate fifteen percent 15% of the outstanding shares of Common Stock without the prior approval of the Holder. Provided, however, once the Company becomes a reporting company under the Exchange Act, any such Stock Plan to be deemed an 'Approved Stock Plan' must be approved by a majority of the disinterested, nonemployee members of the board of directors.

(f) "**Attribution Parties**" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's shares of Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(g) [Reserved]

(h) [Reserved]

(i) "**Bloomberg**" means Bloomberg, L.P.

(j) "**Business Day**" means any day except any Saturday, any Sunday, any day which a federal legal holiday in the United States or any day is on which the Federal Reserve Bank of New York is not open for business.

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such period.

(l) "**Common Stock**" means (i) the Company's shares of common stock, $0.001 par value per share, and (ii) any Capital Stock into which such shares of common stock shall have been changed or any share capital resulting from a reclassification of such shares of common stock.

(m) "**Convertible Securities**" means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(n) [Reserved].

(o) [Reserved]

(p) [Reserved]

(q) "**Excluded Securities**" means (i) shares of Common Stock or standard options to purchase shares of Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 15% of the shares of Common Stock issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Purchaser; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, approved by the Holder and set forth on the Disclosure Schedules, provided that the conversion price of any such Convertible Securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Purchaser; (iii) the shares of Common Stock issuable upon conversion of the Note or otherwise pursuant to the terms of the Note; provided, that the terms of the Note are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), and (iv) the shares of Common Stock issuable upon exercise of the Warrant; provided, that the terms of the Warrant are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date).

(r) "**Expiration Date**" means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a "**Holiday**"), the next date that is not a Holiday.

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(t) "**Group**" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(u) "**Note**" has the meaning ascribed to such term in the Purchase Agreement and shall include all notes issued in exchange therefor or replacement thereof.

(v) "**Options**" means any rights, warrants or options to subscribe for or purchase of shares of Common Stock or Convertible Securities.

(w) "**Parent Entity**" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on a Trading Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(x) "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(z) "**Registration Rights**" means that the Borrower shall include on the next registration statement the Borrower files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of the Note and those issuable upon exercise of the Warrants. Failure to do so will result in liquidated damages of 10% of the outstanding principal balance of the Note, but not less than Ten Thousand Dollars ($10,000), being immediately due and payable to the Holder at its election in the form of a cash payment or added to the balance of the Note.

(aa) "**SEC**" means the United States Securities and Exchange Commission or the successor thereto.

(cc) "**Successor Entity**" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(dd) "**Trading Day**" means, as applicable, (x) with respect to all price or trading volume determinations relating to the shares of Common Stock, any day on which the shares of Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal Trading Market for the shares of Common Stock, then on the principal securities exchange or securities market that is a Trading Market on which the shares of Common Stock is then traded, provided that "Trading Day" shall not include any day on which the shares of Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day

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is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the shares of Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

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(ee) "**VWAP**" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal Trading Market for such security, then on the principal securities exchange or securities market that is a Trading Market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its "VAP" function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any ofthe foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in **Section 13**. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to purchase shares of Common Stock to be duly executed as of the Issuance Date set out above.

CAPSTONE TECHNOLOGIES GROUP, INC.

By:__________________________

Name: Michael Pruitt

Title: Chief Executive Officer

4881-3191-1712, v.1

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE SHARES OF COMMON STOCK

CAPSTONE TECHNOLOGIES GROUP, INC.

The undersigned holder hereby elects to exercise the Warrant to purchase shares of Common Stock (the "**Warrant**") of Capstone Technologies Group, Inc., a company organized under the laws of the State of Nevada (the "**Company**"), as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. **Form of Exercise Price**. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐•a "**Cash Exercise**" with respect to_________________Warrant Shares.

2. **Payment of Exercise Price**. The Holder shall pay the Aggregate Exercise Price in the sum of $__to the Company in accordance with the terms of the Warrant.

3. **Delivery of Warrant Shares**. The Company shall deliver to Holder, or its designee or agent as specified below,___________shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐•Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: ____

____

____

☐•Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ____

DTC Number: ____

Account Number: ____

4881-3191-1712, v.1

4. **Maximum Percentage Representation**. Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with its Affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's Affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined pursuant to the provisions of **Section 1(g)(i)** of the Warrant.

Date:_______________,

____
Name of Registered Holder

By:___________________________________
Name:
Title:

Tax ID:____________________________

Facsimile:__________________________

E-mail Address:_____________________

4881-3191-1712, v.1

EXHIBIT B

ACKNOWLEDGMENT

The Company (a) hereby acknowledges this Exercise Notice (b) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the Holder either (i) pursuant to Rule 144 under the 1933 Act (subject to the Holder's execution and delivery to the Company of a customary Rule 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs Securities Transfer Corporation to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May ___, 2022 from the Company and acknowledged and agreed to by Securities Transfer Corporation .

Capstone Technologies Group, Inc.

By:_________________________

Name: Michael Pruitt

Title: Chief Executive Officer

1

4881-3191-1712, v.1

DocuSign Envelope ID: 9E1C8BC3-DC57-4D4F-8211-F6703502AB02

CAPSTONE TECHNOLOGIES GROUP, INC.

By: ______________________________
Michael Pruitt, Chief Executive Officer

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DocuSign Envelope ID: 9E1C8BC3-DC57-4D4F-8211-F6703502AB02

CAPSTONE TECHNOLOGIES GROUP, INC.

By: ______________________

Michael Pruitt, Chief Executive Officer

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DocuSign Envelope ID: 9E1C8BC3-DC57-4D4F-8211-F6703502AB02

PURCHASER

Signature of Authorized Signatory of Purchaser:

By: DocuSigned by: Lawrence Cutler 06D0583BF2A84FD...

Name: Lawrence Cutler

Title: Chief Operating Officer

Email:Lcutler@arenaco.com

SCHEDULE 1

DocuSign Envelope ID: 9E1C8BC3-DC57-4D4F-8211-F6703502AB02

PURCHASER

Name of Purchaser	Purchase Price	Series B Preferred Shares	# of Warrants
Arena Investors, LP, as investment adviser and agent	$5,000,000	5,375,000	2,687,500

DocuSign Envelope ID: 9E1C8BC3-DC57-4D4F-8211-F6703502AB02

SCHEDULE 2

CERTIFICATE OF DESIGNATION FOR SERIES B PREFERRED STOCK

CAPSTONE TECHNOLOGIES GROUP, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 78.1955 OF THE
NEVADA REVISED STATUTES

The undersigned, Michael D. Pruitt, does hereby certify that:

1. He is the Chief Executive Officer of CAPSTONE TECHNOLOGIES GROUP, INC., a Nevada corporation (the "Corporation").

2. The Corporation is authorized to issue 500,000,000 shares of preferred stock.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the "Board of Directors"):

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation by the Corporation's Articles of Incorporation, as amended, the Board of Directors on May 18, 2022, adopted the following resolution determining it desirable and in the best interests of the Corporation and its shareholders for the Corporation to create a series of 10,750,000 shares of preferred stock designated as "SERIES B Convertible Preferred Stock", none of which shares have been issued.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the Corporation's common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Stock Equivalents" means any securities of the Corporation or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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"Conversion Amount" means the sum of the Stated Value at issue.

"Conversion Price" means the Stated Value, as set forth in Section 2, as the same may be increased pursuant to Section 3.

"GAAP" means United States generally accepted accounting principles.

"Holder" shall have the meaning given such term in Section 2.

"Junior Securities" means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

"Original Issue Date" means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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"Stated Value" shall have the meaning set forth in Section 2, as the same may be increased pursuant to Section 3.

Section 2. **Designation, Amount and Par Value; Ranking.** The series of preferred stock shall be designated as its SERIES B Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be up to 10,750,000 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1.00, subject to increase set forth in Section 3 below (the "Stated Value").

Except to the extent that the holders of at least a majority of the outstanding Preferred Shares (the "Required Holders") expressly consent to the creation of Parity Stock (as defined below) other than the Senior Preferred Stock (as defined below), all shares of capital stock of the Company shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as "Junior Stock"). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separate as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the "**Senior Preferred Stock**"), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the "**Parity Stock**") or (iii) any Junior Stock having a maturity date (or any other date requiring redemption or repayment of such shares of Junior Stock) that is prior to the Maturity Date. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

Section 3. **Dividends.** From and after the first date of issuance of any Preferred Shares each Holder of a Preferred Share shall be entitled to receive dividends ("Dividends"), which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash on the Stated Value (as defined below) of such Preferred Share at the dividend rate of seven and one half percent (7.5%) per annum (the "Dividend Rate") from the Original Issuance Date such Preferred Shares are issued, which shall be cumulative and shall continue to accrue and compound daily whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year. Dividends on the Preferred Shares shall commence accumulating on the Initial Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months. Accrued and unpaid Dividends shall be payable in cash commencing on July 1, 2022 and continuing each quarter-annual anniversary of such date until the conversion of the Preferred Shares or the Company's satisfaction in full of its obligations hereunder. With respect to such Dividends attributable to Preferred Shares subject to conversion hereunder, such Dividends are to be included in the Conversion Amount subject to conversion hereunder. From and after the occurrence and during the continuance of any Event of Default, the Dividend Rate shall automatically be increased to twenty-four percent (24%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; **provided,** that the Dividends as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default. In lieu of receiving cash dividends, at the option of the Holder, upon two (2) Business Days' notice to the Company and assuming all the Equity Conditions have been complied with, in shares of freely tradeable Common Stock, in such an amount which equals the amount of Dividends to be paid divided by the average Closing Sale Price over the twenty (20) Trading Day period immediately preceding the notice provided by the Holder to the Company. In addition to the foregoing, Holders shall also be intitled to receive stock dividends or distributions for which adjustments are to be

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made pursuant to Section 7, and Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then-outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that materially adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holders shall (i) first be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to 150% times the Stated Value for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities and (ii) then be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that a holder of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation to be distributed to the Holders in accordance with this Section 5. All the preferential amounts to be paid to the Holders under this Section 5 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation as to which this Section 5 applies

Section 6. Conversion.

(a) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into one (1) share of Common Stock (the "Conversion Ratio") (subject to the limitations set forth in Section 6(d)). Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a "Notice of Conversion"). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

(b) [Reserved]

(c) Mechanics of Conversion

(i) Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the "Share Delivery Date"), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Stock, which Conversion Shares shall be free of restrictive legends and trading restrictions and (B) a bank check in the amount of accrued and unpaid dividends. The Corporation shall deliver the Conversion

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Shares electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(ii) Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

(iii) Obligation Absolute. The Corporation's obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of the Stated Value of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 100% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 6(c)(i) on the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Stated Value of Preferred Stock being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after the first Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder's right to pursue actual damages for the Corporation's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iv) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(c)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder's total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case,

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(v) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(vii) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all transfer agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

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(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder's Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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(e) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Ratio among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders' right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the "Successor Entity") to assume in writing all of the obligations of the Corporation under this Certificate of Designation in accordance with the provisions of this Section pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation referring to the "Corporation" shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation with the same effect as if such Successor Entity had been named as the Corporation herein.

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(g) Notice to the Holders.

(i) Adjustment to Conversion Ratio. Whenever the Conversion Ratio is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 8. Miscellaneous.

(a) Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Corporation (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Stock above the Conversion Rate then in effect and (b) shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Stock.

(b) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 7529 Red Oak Lane, Charlotte, NC 28226; Attention: Michael D. Pruitt, Chief Executive Officer; or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered

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personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(c) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(d) Lost or Mutilated Preferred Stock Certificate. If a Holder's Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

(e) Governing Law; Exclusive Jurisdiction. This Certificate of Designation shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designation shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Except as otherwise required by this Certificate of Designation, the Corporation hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Clark County, Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Corporation in any other jurisdiction to collect on the Corporation's obligations to such Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Holder. The Corporation hereby irrevocably waives any right it may have to, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Certificate of Designation or any transaction contemplated hereby.

(f) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

(g) Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be

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conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(j) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Exchange Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as SERIES B Convertible Preferred Stock.

(k) Form of Security. The Preferred Stock shall be issued as book-entry securities directly registered in the Holder's name on the Corporation's books and records or, if requested by any Holder of the Preferred Stock, such Holder's shares may be issued in certificated form.

(l) Payment of Collection, Enforcement and Other Costs. If (a) any Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Preferred Shares or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Certificate of Designations, then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys' fees and disbursements.

(m) Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or Bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of capital stock of the Company junior in rank to the Preferred Shares (other than pursuant to equity incentive agreements (that have in good faith been approved by the Board) with employees giving the Company the right to repurchase shares upon the termination of services); (e) without limiting any provision of Section 2, pay dividends or make any other distribution on any shares of any capital stock of the Company junior in rank to the Preferred Shares; (f) issue any Preferred Shares other than pursuant to the Securities Purchase Agreement; or (g) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

(n) Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the Nevada Revised Statutes, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the Nevada Revised Statutes and the Certificate of Incorporation.

(o) Transfer of Preferred Shares. A Holder may transfer some or all of its Preferred Shares without the consent of the Company

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(p) Term. The term of this Preferred Stock is two years from the Original Issue Date. If not earlier converted as provided herein, at any time on or after the second anniversary of the Original Issue Date, the Holder may 'put' the Preferred Shares to the Company for the value of the Preferred Shares based on the amount the Holder would be entitled to upon Liquidation.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Preferences, Rights and Limitations of SERIES B Convertible Preferred Stock of CAPSTONE TECHNOLOGIES GROUP, INC. to be signed by its Chief Executive Officer on this 19th day of May, 2022.

Name: Michael D. Pruitt
Title: Chief Executive Officer

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4888-2554-4992, v.1

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER
IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of SERIES B Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the "Common Stock"), of CAPSTONE TECHNOLOGIES GROUP, INC., a Nevada corporation (the "Corporation"), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:____

Number of shares of Preferred Stock owned prior to Conversion:___________________

Number of shares of Preferred Stock to be Converted:___________________________

Stated Value of shares of Preferred Stock to be Converted:_______________________

Number of shares of Common Stock to be Issued:_______________________________

Applicable Conversion Ratio:____

Number of shares of Preferred Stock subsequent to Conversion:___________________

Address for Delivery:____

or

DWAC Instructions:
Broker no:__________________
Account no:_________________

[HOLDER]

By:____________________________________
Name:
Title:

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NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

CAPSTONE TECHNOLOGIES GROUP, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Warrant No.: _2__
Warrant Shares: 2,687,500
Date of Issuance: May 19, 2022 ("Issuance Date")

Capstone Technologies Group, Inc., a company organized under the laws of the State of Nevada (the "**Company**"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Arena Investors, LP, as investment adviser and agent, the registered holder hereof or its permitted assigns (the "**Holder**"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this warrant to purchase shares of Common Stock (including any warrants to purchase shares of Common Stock issued in exchange, transfer or replacement hereof, the "**Warrant**"), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), (subject to adjustment as provided herein) fully paid and non- assessable shares of Common Stock (as defined below) (the "**Warrant Shares**"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in **Section 18**. This Warrant is being issued pursuant to **Section 2.3** of that certain Securities Purchase Agreement, dated as of May 19, 2022 (the "**Subscription Date**"), by and among the Company and the investor referred to therein and the other Purchaser signatory thereto (collectively, the "**Purchaser**"), as amended from time to time (the "**Purchase Agreement**").

1. <u>Exercise of Warrant.</u>

(a) **Mechanics of Exercise**. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in **Section 1(g)**) and subject to Section 4.10(a) of the Purchase Agreement, this Warrant may be exercised by the Holder on any day on or after the Issuance Date (an "**Exercise Date**"), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as **Exhibit A** (the "**Exercise Notice**"),

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of the Holder's election to exercise this Warrant. In connection therewith, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the "**Aggregate Exercise Price**") in cash or via wire transfer of immediately available funds. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as **Exhibit B**, to the Holder and the Company's transfer agent (the "**Transfer Agent**"), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) (the "**Share Delivery Date**"), the Company shall (X) provided that the Transfer Agent is participating in the Depository Trust Company ("**DTC**") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this **Section 1(a)** and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with **Section 7(d)**) representing the right to purchase the number of Warrant Shares purchasable

4861-5765-5073, v.1

immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, the Company's failure to deliver Warrant Shares to the Holder on or prior to the earlier of ((i) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) two (2) Trading Days after the Company's receipt of the Aggregate Exercise Price shall not be deemed to be a breach of this Warrant. Notwithstanding anything to the contrary contained in this Warrant promptly after the effective date of the Registration Statement, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in the DTC's Fast Automated Securities Transfer Program. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Exercise Notice), $10 per day for each of the first five (5) days of such failure (increasing to two percent (2%)of such applicable aggregate amount for each day after the first five (5) days of such failure)until such Warrant Shares are delivered or Holder rescinds such exercise. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver Warrant Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable Regulations (as defined in the Purchase Agreement).

(b) **Exercise Price**. For purposes of this Warrant, the "**Exercise Price**" shall be equal to $1.00, subject to adjustment herein (the "**Exercise Price**"); and in no instance shall the Holder be entitled to exercise this Warrant into such an amount of Common Stock that, together with all shares of Common Stock which have been previously exercised by the Holder, would equal greater than 9.99 % of the total issued and outstanding shares of Common Stock of the Company, subject to adjustment as provided herein, including, but not limited to, adjustments for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. The Exercise Price shall be rounded down to the nearest $0.0001.

4861-5765-5073, v.1

(c) **Company's Failure to Timely Deliver Securities**. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, either (A) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company's share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of the Holder or the Holder's designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder's exercise of this Warrant (as the case may be) or (B) if a Registration Statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the "**Unavailable Warrant Shares**") is not available for the resale of such Unavailable Warrant Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II)(B) is hereinafter referred as a "**Notice Failure**" and together with the events described in clauses (I) and (II)(A) above, a "**Delivery Failure**"), and if on or after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a "**Buy-In**"), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including reasonable brokerage commissions) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the "**Buy-In Price**"), at which point the Company's obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder's designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder's designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (X) such number of Warrant Shares multiplied by (Y) the lowest Closing Sale Price of the shares of Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the "**Buy-In Payment Amount**"). Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common

4861-5765-5073, v.1

Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its Transfer Agent to participate in the DTC Fast Automated Securities Transfer Program. In addition to the foregoing rights, at any time after the Issuance Date if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to **Section 1** by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this **Section 1(c)** or otherwise, and (3) if a Registration Statement covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such Registration Statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company's obligation to make any payments that have accrued prior to the date of such notice pursuant to this **Section 1(c)** or otherwise.

(d) **Cashless Exercise**. Payment upon exercise may be made at the written option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below, if, at any time from and after the first anniversary from the Issuance Date, there is no registration statement covering the resale of the Warrant Shares declared effective by the Commission covering the Company's Common Stock, (iii) by a combination of any of the foregoing methods, in each case accompanied by delivery of a properly endorsed Subscription Form, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein. Notwithstanding the immediately preceding sentence, payment upon exercise may be made in the manner described below only with respect to Warrant Shares not included for unrestricted public resale in an effective registration statement on the date notice of exercise is given by the Holder. If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company by any means described herein, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula: X=Y (A-B) A Where X= the number of shares of Common Stock to be issued to the Holder Y= the number of shares of

4861-5765-5073, v.1

Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation) A= Fair Market Value B= Purchase Price (as adjusted to the date of such calculation) For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(d) **Holding Period**. [Reserved].

(e) **Disputes**. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with **Section 13**.

(f) **Limitations on Exercises**.

(i) **Beneficial Ownership**. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the "**Maximum Percentage**") of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this **Section 1(g)(i)**. For purposes of this **Section 1(g)(i)**, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may, if and as applicable, rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC or information provided by the Company, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the "**Reported Outstanding Share Number**"). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding of shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that

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such Exercise Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this **Section 1(g)(i)**, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the "**Reduction Shares**") and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "**Excess Shares**") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time decrease or subsequently increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this **Section 1(g)(i)** to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this **Section 1(g)(i)** or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant. Notwithstanding anything herein to the contrary, For the avoidance of doubt, in the event that any Warrant exercise will violate the Beneficial Ownership Limitation (the "Trigger Date") , then the Holder, at its option and in addition to any other rights it has hereunder, may: (i) require the Company issue the Holder an additional right to acquire a warrant (the "New Warrant") exercisable into 9.99% of the shares of Common Stock issuable upon exercise of all outstanding securities on the applicable Trigger Date (the "New Warrant Shares"). The New Warrant shall be of like tenor to the outstanding Warrants, *mutatis mutandis*, and an exercise price equal to the lowest price per share for which one share of Common Stock is at any time, directly or

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(ii) **No Redemption**. This Warrant is not redeemable, and the Company shall have no right to redeem all or any portion of this Warrant or the Warrant Shares.

(g) **Reservation of Shares**.

(h) **Required Reserve Amount**. Subject to Section 4.10(a) of the Purchase Agreement, so long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to two hundred percent (200%)of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company's obligation to issue shares of Common Stock under the Warrant then outstanding (without regard to any limitations on exercise) (the "**Required Reserve Amount**"); provided that at no time shall the number of shares of Common Stock reserved pursuant to this **Section 1(h)(i)** be reduced other than proportionally in connection with any exercise of the Warrant or such other event covered by **Section 2(a)** below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be based on the number of shares of Common Stock issuable upon exercise or conversion of all Securities issued pursuant to the Purchase Agreement, including this Warrant, and held by the Purchaser on the Closing Date (without regard to any limitations on exercise or conversion) or increase in the number of reserved shares, as the case may be. In the event that a holder shall sell or otherwise transfer all or any portion of such holder's Warrant, such Required Reserve Amount requirement shall continue to apply to the number of shares of Common Stock into which such Warrant held by each transferee is exercisable.

(ii) **Insufficient Authorized Shares**. If, notwithstanding **Section 1(h)(i)**, and not in limitation thereof, at any time while the Warrant remains outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an "**Authorized Share Failure**"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for such outstanding Warrant. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement in accordance with applicable Federal and state securities laws and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Subject to Section 4.10(a) of the Purchase Agreement, in the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of

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Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the "**Authorization Failure Shares**"), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the shares of Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this **Section 1(h)**; and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this **Section 1(h)** shall limit any obligations of the Company under any provision of the Purchase Agreement. Nothing contained in this **Section 1(h)** shall limit any obligations of the Company under any provision of the Purchase Agreement.

2. **Adjustment of Exercise Price and Number of Warrant Shares**. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this **Section 2**.

(a) **Stock Dividends and Splits**. Without limiting any provision of **Section 2(b)**, **Section 3** or **Section 4**, if the Company, at any time on or after the Subscription Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of its Capital Stock (as defined in the Purchase Agreement) that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) **Adjustment Upon Issuance of Shares of Common Stock**. So long as any of the Notes are outstanding, if and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this **Section 2** is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the "**New Issuance Price**") less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Exercise Price then in effect is referred to herein as the "**Applicable Price**") (the foregoing a "**Dilutive Issuance**"), then immediately after such Dilutive Issuance, the Exercise

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Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the New Issuance Price under this **Section 2(b)**), the following shall be applicable:

(i) **Issuance of Options**. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this **Section 2(b)(i)**, the "lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) **Issuance of Convertible Securities**. From the Closing Date forward, the Company shall not issue any Convertible Securities without the express permission and approval of the undersigned Holder so long as the Promissory Note and Warrant remain outstanding. If the Holder agrees to waive such provision prohibiting the issuance of Convertible Securities subsequent to the Closing Date, and the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this **Section 2(b)(ii)**, the "lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the

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Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this **Section 2(b)**, except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

(iii) **Change in Option Price or Rate of Conversion**. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in **Section 2(a)**), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this **Section 2(b)(iii)**, if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this **Section 2(b)** shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv) **Calculation of Consideration Received**. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the "**Primary Security**," and such Option and/or Convertible Security and/or Adjustment Right, the "**Secondary Securities**"), together comprising one integrated transaction, (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing) the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to **Section 2(b)(i)** or **2(b)(ii)** above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes

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Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this **Section 2(b)(iv)**. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such shares of Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such shares of Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such shares of Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "**Valuation Event**"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) **Record Date**. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

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(c) **Number of Warrant Shares**. [Reserved].

(d) **Holder's Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities**. In addition to and not in limitation of the other provisions of this **Section 2**, if, at any time while any of the Notes remain outstanding, the Company in any manner issues or sells or enters into any agreement to issue or sell, any shares of Common Stock, Options or Convertible Securities (any such securities, "**Variable Price Securities**") after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the "**Variable Price**"), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder on the date of such agreement and the issuance of such Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder's election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

(e) [Reserved].

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(f) **Other Events**. In the event that the Company (or any Subsidiary (as defined in the Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this **Section 2** but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this **Section 2(f)** will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this **Section 2**, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company's board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(g) **Calculations**. All calculations under this **Section 2** shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of shares of Common Stock.

(h) **Voluntary Adjustment by Company**. The Company may at any time during the term of this Warrant, with the prior written consent of the Purchaser, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(i) **Prohibition on Reverse Splits**. Except for the stock split contemplated by Section 4.10(a) of the Purchase Agreement, notwithstanding any other provision in this Warrant, for so long as the Notes are outstanding, the Company may not effect a reverse split of its Capital Stock without the prior written consent of the Purchaser.

3. **Rights Upon Distribution of Assets**. In addition to any adjustments pursuant to **Section 2** above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "**Distribution**"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum

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Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. __Purchase Rights; Fundamental Transactions__.

(a) **Purchase Rights**. In addition to any adjustments pursuant to **Section 2** above, if at any time while the Notes are outstanding the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "**Purchase Rights**"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (**provided, however**, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) **Fundamental Transactions**. The Company shall not enter into or be party to a Fundamental Transaction other than for all cash unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this **Section 4(b)** pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of Capital Stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of Capital Stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of Capital Stock, such adjustments to the number of Capital Stock and

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such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on a Trading Market. Upon the consummation of a Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant (and if applicable, the other Transaction Documents) referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents, as applicable, with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under **Sections 3** and **4(a)** above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting **Section 1(g)** hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this **Section 4(b)** to permit a Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of a Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "**Corporate Event**"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of a Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under **Sections 3** and **4(a)** above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. For the avoidance of doubt, in the event of the occurrence of a Fundamental Transaction, the Successor Entity, in addition to any of its other obligations set for in this **Section 5**, shall agree in writing that the Holder is entitled to the anti-dilution rights set forth in this **Section 5** for the balance of the time periods set forth in this Warrant.]

(c) [Reserved]

(d) **Application**. The provisions of this **Section 4** shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant

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(and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of the Company's Capital Stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. **Noncircumvention**. The Company hereby covenants and agrees that the Company will not, by amendment of its articles of incorporation or bylaws, each as amended to date, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (b) will not take any action which will cause the exercise price to fall below par value, and (c) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in **Section 1(g)** hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6. **Warrant Holder Not Deemed a Stockholder**. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this **Section 6**, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. **Reissuance of Warrants**.

(a) **Transfer of Warrant**. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with **Section 7(d)**), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being

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transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with **Section 7(d)**) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) **Lost, Stolen or Mutilated Warrant**. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with **Section 7(d)**) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) **Exchangeable for Multiple Warrants**. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with **Section 7(d)**) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) **Issuance of New Warrants**. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to **Section 7(a)** or **Section 7(c)**, the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant and (v) such new Warrant shall not be redeemable.

8. **Notices**. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 5.4 of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price as provided herein and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction,

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dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, (iii) at least fifteen (15) Trading Days prior to the consummation of any Fundamental Transaction and (iv) within two (2) Business Days of the occurrence of an Event of Default (as defined in the Note), setting forth in reasonable detail any material events with respect to such Event of Default and any efforts by the Company to cure such Event of Default. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company, if applicable, shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K or take such other action as reasonably determined by the Holder to disseminate such material, non-public information to the marketplace. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the Company and the Holder as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of such parties or the practical realization of the benefits that would otherwise be conferred upon such parties. The Company and the Holder will each endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 5.4 of the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and

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notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Clark County, Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. **THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

12. **Construction; Headings**. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. **Dispute Resolution**.

(a) **Submission to Dispute Resolution.**

(i) In the case of a dispute relating to the Exercise Price, the Closing Sale Price, Black Scholes Consideration Value, Event of Default, Black Scholes Value or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, such Black Scholes Consideration Value, such Event of Default, such Black Scholes Value or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank, reasonably acceptable to the Company, to resolve such dispute.

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(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this **Section 13** and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the "**Dispute Submission Deadline**") (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the "**Required Dispute Documentation**") (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank's resolution of such dispute shall be final and binding upon all parties absent manifest error.

Miscellaneous.[Reserved].

14. **Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief**. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and

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documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Warrant (including, without limitation, compliance with **Section 2** hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. **Payment of Collection, Enforcement and Other Costs**. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors' rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys' fees and disbursements.

16. **Transfer**. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company subject to compliance with applicable state and federal securities laws.

17. **Registration Rights**. The Holder of this Warrant has certain rights set forth in the Registration Rights Agreement dated at or about the date hereof, to require the Company to register its resale of the Warrant Shares under the 1933 Act and any blue sky or securities laws of any jurisdictions within the United States at the time and in the manner specified in the Securities Purchase Agreement.

18. **Certain Definitions**. In addition to the terms defined elsewhere in this Warrant or in the Purchase Agreement, for purposes of this Warrant, the following terms shall have the following meanings:

(c) "**Adjustment Right**" means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with **Section 2**) of shares of Common Stock (other than rights of the type described in **Section 3** and **4** hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(d) "**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 7.5% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

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(e) "**Approved Stock Plan**" means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase shares of Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such; **provided,** that such issuance shall not exceed in the aggregate fifteen percent 15% of the outstanding shares of Common Stock without the prior approval of the Holder. Provided, however, once the Company becomes a reporting company under the Exchange Act, any such Stock Plan to be deemed an 'Approved Stock Plan' must be approved by a majority of the disinterested, nonemployee members of the board of directors.

(f) "**Attribution Parties**" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's shares of Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(g) [Reserved]

(h) [Reserved]

(i) "**Bloomberg**" means Bloomberg, L.P.

(j) "**Business Day**" means any day except any Saturday, any Sunday, any day which a federal legal holiday in the United States or any day is on which the Federal Reserve Bank of New York is not open for business.

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such period.

(l) "**Common Stock**" means (i) the Company's shares of common stock, $0.001 par value per share, and (ii) any Capital Stock into which such shares of common stock shall have been changed or any share capital resulting from a reclassification of such shares of common stock.

(m) "**Convertible Securities**" means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(n) [Reserved].

(o) [Reserved]

(p) [Reserved]

(q) "**Excluded Securities**" means (i) shares of Common Stock or standard options to purchase shares of Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 15% of the shares of Common Stock issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects the Purchaser; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, approved by the Holder and set forth on the Disclosure Schedules, provided that the conversion price of any such Convertible Securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase shares of Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Purchaser; (iii) the shares of Common Stock issuable upon conversion of the Note or otherwise pursuant to the terms of the Note; provided, that the terms of the Note are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date), and (iv) the shares of Common Stock issuable upon exercise of the Warrant; provided, that the terms of the Warrant are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subscription Date).

(r) "**Expiration Date**" means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a "**Holiday**"), the next date that is not a Holiday.

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(t) "**Group**" means a "group" as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(u) "**Note**" has the meaning ascribed to such term in the Purchase Agreement and shall include all notes issued in exchange therefor or replacement thereof.

(v) "**Options**" means any rights, warrants or options to subscribe for or purchase of shares of Common Stock or Convertible Securities.

(w) "**Parent Entity**" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on a Trading Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(x) "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(z) "**Registration Rights**" means that the Borrower shall include on the next registration statement the Borrower files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of the Note and those issuable upon exercise of the Warrants. Failure to do so will result in liquidated damages of 10% of the outstanding principal balance of the Note, but not less than Ten Thousand Dollars ($10,000), being immediately due and payable to the Holder at its election in the form of a cash payment or added to the balance of the Note.

(aa) "**SEC**" means the United States Securities and Exchange Commission or the successor thereto.

(cc) "**Successor Entity**" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(dd) "**Trading Day**" means, as applicable, (x) with respect to all price or trading volume determinations relating to the shares of Common Stock, any day on which the shares of Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal Trading Market for the shares of Common Stock, then on the principal securities exchange or securities market that is a Trading Market on which the shares of Common Stock is then traded, provided that "Trading Day" shall not include any day on which the shares of Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares ofCommon Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day

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is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the shares of Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(ee) "**VWAP**" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal Trading Market for such security, then on the principal securities exchange or securities market that is a Trading Market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its "VAP" function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in **Section 13**. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to purchase shares of Common Stock to be duly executed as of the Issuance Date set out above.

CAPSTONE TECHNOLOGIES GROUP, INC.

By:________________________
Name: Michael Pruitt
Title: Chief Executive Officer

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE SHARES OF COMMON STOCK

CAPSTONE TECHNOLOGIES GROUP, INC.

The undersigned holder hereby elects to exercise the Warrant to purchase shares of Common Stock (the "**Warrant**") of Capstone Technologies Group, Inc., a company organized under the laws of the State of Nevada (the "**Company**"), as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. **Form of Exercise Price**. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐·a "**Cash Exercise**" with respect to_________________Warrant Shares.

2. **Payment of Exercise Price**. The Holder shall pay the Aggregate Exercise Price in the sum of $__to the Company in accordance with the terms of the Warrant.

3. **Delivery of Warrant Shares**. The Company shall deliver to Holder, or its designee or agent as specified below,___________shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐·Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to: ____

____

____

☐·Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant: ____

DTC Number: ____

Account Number: ____

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4. **Maximum Percentage Representation**. Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with its Affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person's Affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined pursuant to the provisions of **Section 1(g)(i)** of the Warrant.

Date:_______________,

____
Name of Registered Holder

By:____________________________________

Name:

Title:

Tax ID:____________________________

Facsimile:__________________________

E-mail Address:______________________

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EXHIBIT B

ACKNOWLEDGMENT

The Company (a) hereby acknowledges this Exercise Notice (b) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the Holder either (i) pursuant to Rule 144 under the 1933 Act (subject to the Holder's execution and delivery to the Company of a customary Rule 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs Securities Transfer Corporation to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May ___, 2022 from the Company and acknowledged and agreed to by Securities Transfer Corporation .

Capstone Technologies Group, Inc.

By:_________________________

Name: Michael Pruitt

Title: Chief Executive Officer

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PERFECTION CERTIFICATE

The undersigned, the Chief Executive Officer and Chief Financial Officer of **Capstone Technologies Group, Inc.**, a Nevada corporation (the "Company"), hereby certifies, with reference to a certain Security Agreement dated as of the date hereof (the "Security Agreement") between the Company and the secured parties (the "Secured Parties") signatory thereto (terms defined in such Security Agreement having the same meanings herein as specified therein), to the Secured Parties as follows:

1. Name. The exact legal name of the Company as that name appears on its Certificate of Incorporation is as follows:

Capstone Technologies Group, Inc.

Source: UCC §§ 9-102(a)(68) and 9-503(a).

2. Other Identifying Factors.

(a) The following is the mailing address of the Company's registered agent in Nevada:

c/o Nevada Agency and Transfer Company

50 WEST LIBERTY STREET SUITE 880, Reno, NV, 89501, USA

Source: UCC §9-516(b)(5)(A).

(b) If different from its mailing address, the Company's place of business or, if more than one, its chief executive office is located at the following address:

Address	County	State
7529 Red Oak Lane, Charlotte, NC 28226	Mecklenburg	North Carolina

Source: UCC §§9-301 and 9-307.

(c) The following is the type of organization of the Company:

Corporation

Source: UCC §§9-301 and 9-307.

(d) The following is the jurisdiction of the Company's organization:

Nevada

Source: UCC §§9-301 and 9-307.

3. Other Names, Etc.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

N/A

Source: UCC §9-507(c).

(b) Attached hereto as Schedule 3 is the information required in §2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

N/A

Source: UCC §9-316.

4. Other Current Locations.

(a) The following are all other locations in the United States of America or any other location in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

NA

Source: UCC §9-301(2) and (3).

(b) The following are all other places of business of the Company in the United States of America or any other location:

N/A

Source: UCC §9-301(2) and (3).

(c) The following are all other locations in the United States of America or any other location where any of the Collateral consisting of inventory or equipment is located:

N/A

Source: UCC §§-301(2) and (3).

(d) The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment:

N/A

Source: UCC §§9-301(2) and (3), 9-312 and 9-313.

5. **Prior Locations.**

(a) Set forth below is the information required by §4(a) or (b) with respect to each location or place of business previously maintained by the Company at any time during the past five years in a state in which the Company has previously maintained a location or place of business at any time during the past four months:

N/A

Source: UCC §9-316.

(b) Set forth below is the information required by §4(c) or (d) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months:

N/A

Source: UCC §§9-301(2) and (3) and 9-316(a).

6. Fixtures. Attached hereto as Schedule 6 is the information required by UCC §9-502(b) or former UCC §9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

Source: UCC §§9-502(b) and 9-516(b)(3)(D).

7. Securities; Instruments. Attached hereto as Schedule 7 is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by the Company *(provide name of issuer, a description of security and value)*.

8. **Motor Vehicles**. The following is a complete list of all motor vehicles owned by the Company (describe each vehicle by make, model and year and indicate for each the state in which registered and the state in which based):

N/A

9. **Other Titled Collateral**. The following is a complete list of aircraft and boats and all other inventory, equipment and other goods of the Company which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction (*provide description of covered goods and indicate registration system and jurisdiction*):

N/A

10. **Intellectual Property**. Schedule 10 sets forth a complete list of all of the Company's federally registered trademarks, patents and copyrights.

11. **Bank Accounts**. The following is a complete list of all bank accounts (including securities and commodities accounts) maintained by the Company (*provide name and address of depository bank, type of account and account number*): Towne Bank, 6337 Morrison Blvd, Charlotte, NC 28221. Business Checking, Account Number 2094784169

12. **Unusual Transactions**. Except for those purchases, acquisitions and other transactions described on Schedule 3 or on Schedule 12 attached hereto, all of the Collateral has been originated by the Company in the ordinary course of the Company's business or consists of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind.

Source: UCC §§9-102(a)(64), 9-203(f), 9-301(2), 9-315(a) and 9-316.

13. **Commercial Tort Claims**. Attached hereto as Schedule 13 is a brief written description of each and every commercial tort claim which the Company holds.

Source: UCC §9-108(e)(1).

SCHEDULE 7

DrivenIQ Corporation	450 Shares of Common Stock (45%)

IN WITNESS WHEREOF, we have hereunto signed this Certificate on May 19 2022.

____
Title: Chief Executive Officer

____
Title: Chief Financial Officer

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EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of May 19, 2022 among Capstone Technologies Group, Inc., a Nevada corporation (the "Company"), and each of the several purchasers signatory hereto (each such purchaser, a "Purchaser" and, collectively, the "Purchasers").

WHEREAS, in connection with that certain Securities Purchase Agreement dated at or about the date hereof by and between the Company and the Purchasers (the "Note Purchase Agreement"), the Purchasers have agreed to purchase from the Company, severally and not jointly, an aggregate principal amount of up to (a) $5,375,000 of certain Notes ("Notes"), and (b) certain Warrants to purchase 2,687,500 shares of Common Stock, par value $0.001 per share, at an initial exercise price of $1.00 per share, and exercisable for a period of five years following the Closing of the purchase and sale of such securities under the Purchase Agreement (the "Note Warrants," and collectively with the Notes, the "Note Securities");

WHEREAS, in connection with that certain Securities Purchase Agreement dated at or about the date hereof by and between the Company and the Purchasers (the "Pref. Purchase Agreement"), the Purchasers have agreed to purchase from the Company, severally and not jointly, (a) an aggregate of up to $5,375,000 of shares of Series B Convertible Preferred Stock ("Preferred Stock") and (b) certain Warrants to purchase 2,687,500 shares of Common Stock, par value $0.001 per share, at an initial exercise price of $1.00 per share, and exercisable for a period of five years following the Closing of the purchase and sale of such securities under the Pref. Purchase Agreement. (The "Pref. Warrants" and together with the Preferred Stock and the Note Securities, the "Securities"); and

WHEREAS, to induce the Purchasers to purchase the Securities, the Company has agreed to grant the Purchasers certain rights with respect to registration of Registrable Securities (as defined below) under the Securities Act pursuant to the terms of this Agreement.

NOW, THEREFORE, the Company and each Purchaser hereby agree as follows:

1. Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

"Advice" shall have the meaning set forth in Section 6(d).

"Cutback Shares" means any of the Initial Registrable Securities or the Registrable Securities to be included in the additional Registration Statement of Registrable Securities not included in all Registration Statements previously declared effective as contemplated hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the SEC pursuant to Rule 415. The order for determining any applicable amount of Initial Registrable Securities or Registrable Securities subject to cutback is set forth in Section 2(c).

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"Effectiveness Date" means, with respect to the Initial Registration Statement required to be filed hereunder and subject to any tolling of such date pursuant to Section 3(a), the 120th calendar day following the Filing Date and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the 10th calendar day following the date on which the Company is so notified if such date precedes the dates otherwise required above (unless the Company is required to update its financial statements prior to requesting acceleration of such Registration Statement, which will require the Company to file an amendment to such Registration Statement, in which case the Company shall file any necessary amendment to such Registration Statement and request effectiveness thereof as soon as reasonably practicable and in no event later than the 90th calendar day following the Filing Date); provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

"Filing Date" means, with respect to the Initial Registration Statement required hereunder, the 60th calendar day following the initial Closing Date and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

"Initial Registrable Securities" means the Registrable Securities registered on the Initial Registration Statement.

"Initial Registration Statement" means the initial Registration Statement filed pursuant to this Agreement.

"Plan of Distribution" shall have the meaning set forth in Section 2(a).

"Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be

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incorporated by reference in such Prospectus.

"Registrable Securities" means, as of any date of determination, (a) all of the Conversion Shares then issued and issuable upon conversion in full of the Notes (assuming on such date the Notes are converted in full without regard to any conversion limitations therein), (b) all shares of Common Stock issued and issuable as interest or principal on the Notes assuming all permissible interest and principal payments are made in shares of Common Stock and the Notes are held until maturity, (c) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Notes (without giving effect to any limitations on conversion set forth in the Notes), (d) all of the Warrant Shares then issued and issuable upon exercise in full of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein), (e) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants (without giving effect to any limitations on exercise set forth in the Warrants), (e) all of the Conversion Shares then issued and issuable upon conversion in full of the Preferred Stock, (f) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Preferred Stock (without giving effect to any limitations on conversion set forth in the Preferred Stock), and (g) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such Registrable Securities become eligible for resale without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities, any securities upon the exercise, conversion or exchange of or as a dividend upon which such securities were issued, or any securities issuable upon the exercise, conversion or exchange of, or as a dividend upon such securities, were at no time held by any Affiliate of the Company within the previous 90 days of such resale), as reasonably determined by the Company, upon the advice of counsel to the Company. For the avoidance of doubt, any such Registrable Securities shall cease to be Registrable Securities after the Cut-Off Date.

"Registration Statement" means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

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"Selling Stockholder Questionnaire" shall have the meaning set forth in Section 3(a).

"SEC Guidance" means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

2. Shelf Registration.

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e)) and shall contain (unless otherwise directed by at least 85% in interest of the Holders) substantially the "Plan of Distribution" attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the first to occur of: (A) the date that is one (1) year from the date the Registration Statement is declared effective by the Commission (the "Cut-Off Date") and (B) the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as determined by the counsel to the Company pursuant to a written opinion letter which shall be obtained at the company's expense, to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities, any securities upon the exercise, conversion or exchange of or as a dividend upon which such securities were issued, or any securities issuable upon the exercise, conversion or exchange of, or as a dividend upon such securities, were at no time held by any Affiliate of the Company) (the "Effectiveness Period"). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on a Trading Day. The Company shall immediately notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. Eastern Time on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(d).

(b) Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the

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Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); provided, however, that prior to filing such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(c) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages pursuant to Section 2(d), if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

(i) first, the Company shall reduce or eliminate any securities to be included by any Person other than a Holder;

(ii) second, the Company shall reduce Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders, collectively); and

(iii) third, the Company shall reduce Registrable Securities represented by Conversion Shares (applied, in the case that some Conversion Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Conversion Shares held by such Holders, collectively).

In the event of a cutback hereunder, the Company shall give the Holder at least five (5) Trading Days prior written notice along with the calculations as to such Holder's allotment. In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended.

(d) If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without notifying the Holders of such filing within (1) Trading Day following the date on which the Registration Statement is filed with the Commission or without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)) and only until the Holders receive notice of such filing or such an opportunity to review shall this clause (i) be satisfied), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be "reviewed" or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within thirty (30) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be

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declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than fifteen (15) consecutive calendar days or more than an aggregate of twenty-five (25) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an "Event", and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such thirty (30) calendar day period is exceeded, and for purpose of clause (v) the date on which such fifteen (15) or twenty-five (25) calendar day period, as applicable, is exceeded being referred to as an "Event Date"), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on the first thirty (30) calendar day anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) and for each subsequent thirty (30) calendar anniversary following after the first thirty (30) calendar day anniversary of each such Event Date (if the applicable Event shall not have been cured by such date), until the applicable Event is cured, the Company shall pay to the Holders on a pro rata basis based on the number of Registrable Shares being registered by each Holder an amount in cash, as partial liquidated damages and not as a penalty, the following amounts, equal to for the first thirty(30) calendar day period, $1,000 per day, and for each subsequent thirty (30) calendar day period, $5,000 per day; provided, however, that the Company shall not be required to make any payments pursuant to this Section 2(d) if an Event occurred at such time that all Registrable Securities are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act and the Company has complied with the conditions set forth in section 2(a), as applicable; provided, further, that the Company shall not be required to make any payments pursuant to this Section 2(d) with respect to any Registrable Securities the Company is unable to register due to limits imposed by the Commission's interpretation of Rule 415 under the Securities Act after compliance with Section 2(b). The parties hereto agree that the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 6.0% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a thirty (30) calendar day period prior to the cure of an Event.

(e) If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall register the resale of the Registrable Securities on another appropriate form.

(f) Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or affiliate of a Holder as any Underwriter without the prior written consent of such Holder.

3. Registration Procedures.

In connection with the Company's registration obligations hereunder, the Company shall:

(a) Not less than one (1) Trading Day prior to the filing of each Registration Statement

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and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to the Holders, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. Notwithstanding the above, the Company shall not be obligated to provide the Holders advance copies of any universal shelf registration statement registering securities in addition to those required hereunder, or any Prospectus prepared thereto. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of 67% or more of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. In the event that the Holders of 67% or more of the Registrable Securities have objected in good faith to the filing of such Registration Statement, Prospectus, or any amendments or supplements thereto and so notified the Company, then so long as the Company has acted in a diligent and good faith manner in connection with the preparation of the applicable Registration Statement, the Filing Date and Effectiveness Date shall be tolled by the same number of calendar days up to an aggregate maximum of 15 calendar days for all tolling claims made under this Section 3(a), as are necessary for such Holders to notify the Company that they no longer object to such filing. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to the Purchase Agreement (a "Selling Stockholder Questionnaire") on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which the Holders, receives draft materials in accordance with this Section.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case, prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

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(d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided, however, in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

(e) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to the Holders, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) The Company shall cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate

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Financing Department pursuant to FINRA Rule 5110, as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two (2) Business Days of request therefor.

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(i) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(k) Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company's good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period.

(l) Comply with all applicable rules and regulations of the Commission.

(m) The Company shall use its reasonable best efforts to obtain and maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(n) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company's request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and

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any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company's counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) if not previously paid by the Company, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder or in the Transaction Documents.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, in addition to and not in substitution for any other indemnification provision by the Company, indemnify and hold harmless each Holder, the officers, directors, members, managers, managing members, partners, agents, advisers, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), staff members (whether or not classified as employees or independent contractors) investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, advisers, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, in investigating, preparing or defending any litigation, commenced or threatened, or any claim arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based

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solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(h).

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder's failure to comply with any applicable prospectus delivery requirements of the Securities Act or the plan of distribution in any Registration Statement through no fault of the Company or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)- (vi), to the extent, but only to the extent, related to the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(d), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder under this Section 5(b) be greater in amount than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the

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"Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses

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shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute pursuant to this Section 5(d), in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements (other than any registration statement on Form S-1 or Form S-3 for an underwritten public offering of any of the Company's securities (an "Underwritten Offering")) until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing amendments to registration statements filed prior to the date of this Agreement.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods

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during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(e) Piggy-Back Registrations. If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement, other than with respect to an Underwritten Offering, relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company's stock option or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of 67% or more of the then outstanding Registrable Securities (for purposes of clarification, this includes any Registrable Securities issuable upon exercise or conversion of any Security). If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(f). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under Section 5.7 of the Purchase Agreement.

(i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

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Neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o) Independent Nature of Holders' Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

****

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EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

CAPSTONE TECHNOLOGIES GROUP, INC., a Nevada corporation

By:____
Name: Michael Pruitt
Title: Chief Executive Officer

[SIGNATURE PAGE OF PURCHASERS FOLLOWS]

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EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

CAPSTONE TECHNOLOGIES GROUP, INC., a Nevada corporation

By: ______________________________
Name: Michael Pruitt
Title: Chief Executive Officer

[SIGNATURE PAGE OF PURCHASERS FOLLOWS]

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SIGNATURE PAGE OF PURCHASERS

TO CAPSTONE TECHNOLOGIES GROUP, INC.

REGISTRATION RIGHTS AGREEMENT

Investors:

The Purchasers set forth on Schedule I to the Purchase Agreement have executed a Purchase Agreement with the Company which provides, among other things, that by executing the Purchase Agreement each Investor is deemed to have executed this REGISTRATION RIGHTS AGREEMENT in all respects and is bound to purchase the Securities set forth in such Purchase Agreement and Schedule I to the Purchase Agreement.

[Signature Page Follows]

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Arena Investors, LP, as investment adviser and agent and as Purchaser Agent

DocuSigned by:

Lawrence Cutler

By: ______________________________

Name:

Title:

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Annex A

Plan of Distribution

Each Selling Stockholder (the "Selling Shareholders") of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
- block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
- an exchange distribution in accordance with the rules of the applicable exchange;
- privately negotiated transactions;
- settlement of short sales;
- in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
- a combination of any such methods of sale; or
- any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess

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of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the

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Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Annex B

SELLING SHAREHOLDERS

The common stock being offered by the selling shareholders are those issuable to the selling shareholders, upon conversion of the notes and preferred stock and exercise of the warrants. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the notes, shares of preferred stock and the warrants and the shares of common stock, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock, notes, preferred stock, and warrants, as of May________, 2022, assuming conversion of the notes and preferred stock and exercise of warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the maximum number of shares of common stock issuable upon conversion of the notes or preferred stock or exercise of the warrants, determined as if the outstanding notes and preferred stock were converted in full the warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, subject to adjustment as provided in the registration right agreement, without regard to any limitations on the conversion of the notes. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the notes, preferred stock and warrants, a selling shareholder may not convert the notes or preferred stock and/or exercise the warrants to the extent such conversion and exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the notes and preferred stock and exercise of the warrants, which have not been converted or exercised. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Shareholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering

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Annex C

CAPSTONE TECHNOLOGIES GROUP, INC..

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the "Registrable Securities") of Capstone Technologies Group, Inc.., a Nevada corporation (the "Company"), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the "Registration Rights Agreement") to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the "Selling Stockholder") of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

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The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. **Name.**

(a) Full Legal Name of Selling Stockholder

____

(b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

____

(c) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

____

2. **Address for Notices to Selling Stockholder:**

____

____

Telephone:____
Fax:____
Contact Person:____________________________________

3. **Broker-Dealer Status:**

(a) Are you a broker-dealer?

Yes ☐ No ☐

(b) If "yes" to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐ No ☐

Note: If "no" to Section 3(b), the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c) Are you an affiliate of a broker-dealer?

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Yes ☐ No ☐

(d) If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note: If "no" to Section 3(d), the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a) Type and Amount of other securities beneficially owned by the Selling Stockholder:

____

____

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

____

____

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

The undersigned represents and warrants to the Company that it is familiar with and understands Regulation M under the Securities Exchange Act of 1934 and agrees to abide by the provisions of Regulation M during any time Regulation M applies to the undersigned via the Registrable Securities. By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied

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upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Selling Stockholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date: ________________________ Beneficial Owner: ________________________

By:____
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO: ____________________

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SECURITY AGREEMENT

This **Security Agreement** (this "**Agreement**"), dated as of May 19, 2022, by Capstone Technologies Group, Inc., a Nevada corporation (together with its successors and, if permitted, assigns, the "**Company**") and each of the other entities listed on the signature pages hereof as guarantor, including all majority owned subsidiaries of the Company, or that becomes a party hereto as such pursuant to Section **7.5** (the "**Grantors**"), in favor of the undersigned Purchaser (together with its successors and registered assigns, "**Purchaser**") for itself and as Purchaser Agent (together with any successor and any replacement agent, the "**Purchaser Agent**") for the purchasers (the "**Purchasers**") of, the Secured Convertible Notes of the Company, designated as its 7.5% Secured Convertible Promissory Notes due May 18, 2024 (the "**Notes**") and warrants to purchase shares of the Company's common stock (the "**Warrants**") and shares of Series B Convertible Preferred Stock (the "**Preferred Stock**" and together with the Notes and Warrants herein referred to as the "**Securities**"), issued and sold by the Company pursuant to two Securities Purchase Agreements, each dated at or about May 18, 2022, among the Company and the Purchasers, one covering the Notes and the Warrants (the "**Note Purchase Agreement**") and the other covering the shares of Preferred Stock (the "**Preferred Stock Purchase Agreement**" and together with the Note Purchase Agreement, the "**Purchase Agreements**").

RECITALS

WHEREAS, pursuant to the Purchase Agreements, the Purchasers have severally agreed to purchase the Securities from the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Company), if and as applicable, has guaranteed the Guaranteed Obligations (as defined in the Guaranty) pursuant to a Guaranty of even date herewith between the Grantors and the Purchasers (the "**Guaranty**"), and will derive substantial direct and indirect benefits from the purchase of the Securities under the Purchase Agreement; and

WHEREAS, it is a condition precedent to the obligation of each initial Purchaser to purchase the Securities from the Company under the Purchase Agreements and for the Purchase Agent and the Purchasers to sign the Purchase Agreements that the Grantors shall have executed this Agreement and delivered it to the Purchase Agent and the initial Purchasers;

NOW, THEREFORE, in consideration of the premises and to induce the initial Purchasers to enter into the Purchase Agreements and the initial Purchasers to purchase the Notes from the Company thereunder, each Grantor hereby agrees with the Purchaser Agent as follows:

ARTICLE I DEFINED TERMS

1.1 Definitions(a) Capitalized terms used but not defined herein shall be used to refer to any item included within the definition of such term under any Note, including if such term is defined in such Note merely by reference to such definition in the Purchase Agreements.

(a) The following terms shall have the following meanings:

"**Applicable IP Office**" means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

"**Collateral**" has the meaning specified in **Section 2.1**.

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"**Control Agreement**" means an agreement in form and substance satisfactory to the Purchaser Agent, granting "control" (as defined under the applicable UCC) to the Purchaser Agent over the Collateral described thereunder.

"**Copyrights**" means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, and all rights corresponding to any of the foregoing throughout the world.

"**Default**" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

"**Deposit Account Control Agreements**" means those certain Intellectual Property Security Agreements required to be delivered pursuant to this Agreement, each in form attached to the Security Agreement and otherwise in form and substance satisfactory to the Purchaser Agent.

"**Event of Default**" means any "Event of Default" under and as defined in any Note.

"**Excluded Property**" means, collectively any of the following items that are set forth on a Perfection Certificate and identified as Excluded Property, (i) any Permit or similar agreement entered into by any Grantor (A) that prohibits or requires the consent of any Person other than the Company, any other Company Party or any of their respective Affiliates as a condition to the creation by such Grantor of a Lien on any right, title or interest in such Permit or other agreement or any Stock or Stock Equivalent related thereto or (B) to the extent that any Regulation applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Regulation, (ii) fixed or capital assets owned by any Grantor that is subject to a purchase money security interest or a Capital Lease if the documentation pursuant to which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person (other than the Company, any other Company Party and their respective Affiliates) as a condition to the creation of any other Lien on such equipment and (iii) any "intent to use" Trademark applications for which a statement of use has not been filed (but only until such statement is filed); **provided**, that "**Excluded Property**" shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property), all of which shall therefore be included in Collateral as provided hereunder.

"**Intellectual Property**" means any "Intellectual Property Rights" as defined in the Purchase Agreements, including all applicable Copyrights, Trademarks, Patents, Internet Domain Names, Trade Secrets and IP Licenses.

"**Internet Domain Names**" means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to Internet domain names.

"**IP Ancillary Rights**" means, with respect to any other Intellectual Property, as applicable, all

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foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

"**IP License**" means all agreements, licenses and other documentation (and all related IP Ancillary Rights), whether written or oral, granting any right title and interest in or relating to any Intellectual Property.

"**Liabilities**" means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

"**Obligations**" means each item qualifying as an "Obligation" as defined in any Note as such term may be amended, modified or otherwise revised.

"**Patents**" means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to any and all patents and patent applications and all inventions and improvements described and claimed therein, and all rights corresponding to any of the foregoing throughout the world.

"**Pledged Certificated Stock**" means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar documentation (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents set forth on the Disclosure Certificate.

"**Pledged Certificated Stock**" excludes any Excluded Property.

"**Pledged Collateral**" means, collectively, the Pledged Stock and the Pledged Debt Instruments.

"**Pledged Debt Instruments**" means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness set forth on the Disclosure Certificate, issued by the obligors named therein.

"**Pledged Investment Property**" means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Collateral.

"**Pledged Stock**" means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

"**Pledged Uncertificated Stock**" means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any constituent documentation of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth

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on the Disclosure Certificate, to the extent such interests are notcertificated.

"**Pledged Uncertificated Stock**" excludes any Excluded Property.

"**Purchaser**" has the meaning specified in the preamble hereto.

"**Purchase Agreements**" has the meaning specified in the preamble hereto.

"**Secured Party**" means the Purchaser Agent and any Purchaser, inclusive of any affiliate of any Purchaser.

"**Software**" means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

"**Stock Equivalents**" means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

"**Trademarks**" means all rights, title and interests (and all related IP Ancillary Rights) arising under any Regulation in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, including all registrations and recordations thereof and all applications in connection therewith, all registrations and applications for registration and recording applications filed in connection therewith, including registrations and registration applications in the Applicable IP Office, all common law trademarks and the goodwill of the business symbolized by the foregoing, all licenses of the foregoing, whether as licensee or licensor, and all rights corresponding to any of the foregoing throughout the world.

"**Trade Secrets**" means all right, title and interest (and all related IP Ancillary Rights) arising under any Regulation in or relating to trade secrets, including all rights corresponding to any of the foregoing throughout the world.

"**Vehicles**" means all vehicles covered by a certificate of title law of any state.

(b) The following terms have the meanings given to them in the UCC and terms used

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herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined), including the following: "account," "account debtor," "as-extracted collateral," "certificated security," "chattel paper," "commercial tort claim," "commodity contract," "deposit account," "documents," "electronic chattel paper," "equipment," "farm products," "fixture," "general intangible," "goods," "health-care- insurance receivable," "instruments," "inventory," "investment property," "letter-of-credit right," "payment intangible," "proceeds," "record," "securities account," "security," "supporting obligation" and "tangible chattel paper."

1.2 Certain Other Terms(a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms "**herein**," "**hereof**" and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Article, Section or clause refer to the appropriate Annex to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor's Collateral or any relevant part thereof.

(b) Several provisions of **Article V (Miscellaneous)** of the Purchase Agreements are applicable to this Agreement in accordance with their respective terms. In addition, whenever used in this Agreement, "**in the ordinary course of business of a Person**" shall mean "in the ordinary course of business in all material respects consistent with past custom and practice of such Person as in effect on the date hereof with such changes as may be agreed to in writing by the Purchaser Agent".

ARTICLE II GRANT OF SECURITY INTEREST

2.1 Collateral For the purposes of this Agreement, all of the property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "**Collateral**", including, without limitation, the following:

(a) all accounts, as-extracted collateral, chattel paper, deposit accounts, documents, equipment, general intangibles (including all payment intangibles, Intellectual Property, rights to tax refunds, intercompany notes, rights arising out of leases, licenses, and contracts which are not accounts, computer software, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, options, warranties, service contracts, program services, rights to refund, reimbursement, indemnification, and subrogation, goodwill, licenses, royalties, franchises, customer lists, reversions from any retirement plan or arrangement, money, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code), instruments (including dividends and rights to payment arising out of partnership agreements and management contracts), inventory, investment property (including any Pledged Collateral and Pledged Investment Property) and any supporting obligations related thereto;

(b) any commercial tort claims set forth on the Disclosure Certificate;

(c) all books, records, ledgers, files, writings, data bases, plans, drawings, and information relating to any of the foregoing, pertaining to the other property described in this **Section2.1**;

(d) all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including cash;

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(e) all other goods, fixtures, improvements (not constituting real property), and other personal property of such Grantor, whether tangible or intangible and wherever located; and

(f) to the extent not otherwise included, all cryptocurrency and other blockchain assets; and

(g) to the extent not otherwise included, all proceeds of the foregoing, including insurance proceeds (including any surrender value therefor, any right to return, or unearned premiums), causes and rights of action, remedies, privileges, settlements, judicial and arbitration judgments and awards, indemnities, Liens, warranties, or guaranties payable from time to time with respect to, or Lien or other security for, any of the foregoing; **provided**, that "**Collateral**" shall not include any Excluded Property; and **provided**, **further**, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

2.2 Grant of Security Interest in Collateral Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor (the "**Secured Obligations**"), hereby mortgages, pledges and hypothecates to the Purchaser Agent, as agent for the Secured Parties, and grants to the Purchaser Agent, as agent for the Secured Parties, a first priority, perfected Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

ARTICLE III REPRESENTATIONS AND WARRANTIES

To induce the initial Purchasers and the Purchaser Agent to enter into the Transaction Documents, each Grantor hereby jointly and severally represents and warrants to the Purchaser Agent, as agent for the other Secured Parties that each of the following is true, correct and complete as of the date hereof:

3.1 Title; No Other Liens Except for the Lien granted to the Secured Parties pursuant to this Agreement and other Permitted Liens under any Transaction Document (including **Section 3.2**), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

3.2 Perfection and Priority The security interest initially granted pursuant to this Agreement constitutes a valid and continuing, first priority, perfected security interest in favor of the Purchaser Agent, as agent for the Secured Parties, in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of such filings set forth on the Disclosure Certificate (which have been delivered to the Purchaser Agent in completed and duly authorized form), (ii) with respect to any deposit account, the execution of Control Agreements, (iii) in the case of all Copyrights, Trademarks, Patents and other Intellectual Property for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of an agreement granting control to the Purchaser Agent over such letter-of-credit rights, (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Purchaser Agent over such electronic chattel paper and (vi) in the case of Vehicles, the actions required under **Section 4.1(e)**, such security interest shall be prior to all other Liens on the Collateral except as permitted by any Transaction Document upon (i) in the case of all Pledged Investment Property having instruments or certificates, Pledged Certificated Stock and Pledged Debt Instruments, the delivery thereof to the Purchaser

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Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, in each case properly endorsed for transfer to the Purchaser Agent or in blank, (ii) in the case of all Pledged Investment Property not having instruments or certificates and Pledged Uncertificated Stock, the execution of Control Agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Collateral or Pledged Investment Property, the delivery thereof to the Purchaser Agent of such instruments and tangible chattel paper. Except as set forth in this **Section 3.2**, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

Each Grantor hereby authorizes the Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it. No written claim has been received that any Collateral or any Grantor's use of any Collateral violates the rights of any third party.

There has been no adverse decision to any Grantor's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Grantor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Grantor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

3.3 Jurisdiction of Organization; Chief Executive Office Such Grantor's jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor's chief executive office or sole place of business, in each case as of the date hereof, is set forth on the Disclosure Certificate and such Disclosure Certificate also lists all jurisdictions of incorporation, legal names and locations of such Grantor's chief executive office or sole place of business for the five years preceding the date hereof. The actual name of each Grantor is the name set forth in Schedule A attached hereto; (ii) no Grantor has any trade names except as set forth on Schedule A attached hereto; (iii) no Grantor has used any name other than that stated in the preamble hereto or as set forth on Schedule A for the preceding five (5) years; and (iv) no entity has merged into any Grantor or been acquired by any Grantor within the past five years except as set forth on Schedule B. Each Grantor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Agent regarding the Pledged Securities consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer "control" within the meaning of Article 8 of the UCC) with any other person or entity.

Each Grantor shall cause each majority owned subsidiary of such Grantor to immediately become a party hereto (an "Additional Grantor"), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Grantors. Concurrently therewith, the Additional Grantor shall deliver replacement schedules for, or supplements to all other Disclosure Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Disclosure Schedules then in effect. The Additional Grantor shall also deliver such authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Agent may reasonably request. Upon delivery of the foregoing to the Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Grantor Joinder, and all references herein to the "Grantor" shall be deemed to include each Additional Debtor.

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Each Grantor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Notes.

Each Grantor shall register the pledge of the applicable Pledged Securities on the books of such Grantor. Each Grantor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer. Further, except with respect to certificated securities delivered to the Agent, the applicable Grantor shall deliver to Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

In the event that, upon an occurrence of an Event of Default, Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the "Transferee") or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries (but not including any items subject to the attorney-client privilege related to this Agreement or any of the transactions hereunder); (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Grantors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Agent and allow the Transferee or Agent to continue the business of the Grantor and their direct and indirect subsidiaries.

3.4 Locations of Inventory, Equipment and Books and Records On the date hereof, such Grantor's inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on the Disclosure Certificate and such Disclosure Certificate also lists the locations of such inventory, equipment and books and records for the five years preceding the date hereof and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral (to the extent such Collateral can be perfected by the filing of a UCC financing statement).

3.5 Pledged Collateral

(a) The Pledged Stock pledged by such Grantor hereunder (i) is set forth on the Disclosure Certificate and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on the Disclosure Certificate, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships), (ii) represent all capital stock and other equity interests owned, directly or indirectly, by the Company and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto,

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enforceable in accordance with its terms. All of the Pledged Stock are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.

(b) As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Purchaser Agent in accordance with **Section 4.3(a)**.

(c) Upon the occurrence and during the continuance of an Event of Default, the Purchaser Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

3.6 Instruments and Tangible Chattel Paper Formerly Accounts No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Purchaser Agent, properly endorsed for transfer, to the extent delivery is required by **Section 4.6(a)**.

3.7 Intellectual Property(a) The Disclosure Certificate sets forth a true and complete list of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Intellectual Property and Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by the Grantor with respect thereto.

(b) On the Closing Date, all Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Intellectual Property has been abandoned. No breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Intellectual Property: (i) the consummation of the transactions contemplated by any Transaction Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor's rights in, any Intellectual Property of such Grantor. To such Grantor's knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor. Such Grantor, and to such Grantor's knowledge each other party thereto, is not in material breach or default of any material IP License.

The Perfection Certificate attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Grantors as of the date hereof. Schedule C lists all material licenses in favor of any Grantor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Grantors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Grantors have been duly recorded at the United States Copyright Office.

3.8 Commercial Tort Claims The only commercial tort claims of any Grantor existing on

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the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on the Disclosure Certificate, which sets forth such information separately for each Grantor.

3.9 Specific Collateral None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

3.10 Enforcement No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Purchaser Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

3.11 Representations and Warranties of the Purchase Agreements The representations and warranties as to such Grantor and its Subsidiaries made by the Company in **Section 3** (**Representations and Warranties**) of the Purchase Agreements are true and correct on each date as required by the Purchase Agreements.

3.12 Further Assurances.

(a) Each Grantor shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Parties' security interest in the Collateral.

(b) Each Grantor will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Grantor in its ordinary course of business and sales of inventory by a Debtor in its ordinary course of business) without the prior written consent of the Agent.

ARTICLE IV COVENANTS

Each Grantor agrees with the Purchaser Agent and the other Secured Parties to the following, as long as any Obligation remains outstanding and, in each case, unless the Purchaser Agent and the Purchasers otherwise consents in writing:

4.1 Maintenance of Perfected Security Interest; Further Documentation and Consents
(a) Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Transaction Document, any Regulation or any policy of insurance covering the Collateral and (ii) not enter into any agreement, obligation or undertaking restricting the right or ability of such Grantor or the Purchaser Agent to enter into an Asset Sale, if such restriction would have a Material Adverse Effect.

(b) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in **Section 3.2** and shall defend such security interest and such priority against the claims and demands of all Persons (other than the Secured Parties).

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(c) Such Grantor shall furnish to the Purchaser Agent from time to time updates to the Disclosure Certificate and other lists, schedules and other documentation as may be requested by the Purchaser Agent further identifying and describing the Collateral and such other documentation in connection with the Collateral as the Purchaser Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Purchaser Agent.

(d) At any time and from time to time, upon the written request of the Purchaser Agent such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documentation, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Regulations) in effect in any jurisdiction with respect to the security interest created hereby and (ii) if and as applicable, take such further action as the Purchaser Agent may reasonably request, including (A) using its best efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Purchaser Agent of any Permit or other agreement, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts.

(e) If requested by the Purchaser Agent, the Grantor shall arrange for the Purchaser Agent's first priority security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that the Purchaser Agent shall deem advisable to perfect its security interests in any Vehicle.

(f) To ensure that any of the Excluded Property set forth in **clause (ii)** of the definition of "Excluded Property" becomes part of the Collateral, such Grantor shall use its best efforts to obtain any required consents from any Person (other than the Company, any Company Party and their respective Affiliates) with respect to any Permit or Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on all or part of such Excluded Property.

4.2 Changes in Locations, Name, Etc Except upon 30 days' prior written notice to the Purchaser Agent and delivery to the Purchaser Agent of all documentation reasonably requested by the Purchaser Agent to maintain the validity, perfection and priority of the security interests granted in the Transaction Documents, such Grantor shall not do any of the following:

(i) change its jurisdiction of organization or its location, in each case from that referred to in **Section 3.3**; or

(ii) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(b) Such Grantor shall not permit any inventory or equipment to be kept at a location other than those listed on the Disclosure Certificate, except for inventory or equipment in transit.

4.3 Pledged Collateral

(a) [Reserved]

(b) Such Grantor shall (i) deliver to the Purchaser Agent, in suitable form for transfer and in form and substance satisfactory to the Purchaser Agent, (A) all Pledged Certificated Stock, (B) all

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Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all Pledged Uncertificated Stock of a type that can be maintained in a securities account and all other Pledged Investment Property in a securities account subject to a Control Agreement.

(c) **Event of Default.** During the continuance of an Event of Default, the Purchaser Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(d) **Cash Distributions with respect to Pledged Collateral.** Except as provided in **Article V**, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(e) **Voting Rights.** Except as provided in **Article V**, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; **provided**, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Transaction Document.

4.4 Accounts(a) Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b) The Purchaser Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and, subject to the requirements set forth in the Purchase Agreements concerning material, non-public information, such Grantor shall furnish all such assistance and information as the Purchaser Agent may reasonably require in connection therewith. At any time and from time to time, upon the Purchaser Agent's request, subject to the requirements set forth in the Purchase Agreements, such Grantor shall cause independent public accountants or others satisfactory to the Purchaser Agent to furnish to the Purchaser Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts.

4.5 Equipment and Commodity Contracts (a) Such Grantor will use all equipment constituting Collateral solely in the ordinary course of business, will keep all tangible Collateral in good order and repair, and will not waste or destroy, change location of any part of the Collateral. Grantors will not use any of the Collateral in violation of any Regulation in any material respect.

(b) Except in the ordinary course of business (to the extent disclosed to the Purchasers and the Purchaser Agent prior to the date hereof) and except as expressly permitted by this Agreement or the Purchase Agreements, the Purchaser Agent does not authorize such Grantor to, and such Grantor will not, without the Purchaser Agent's prior written consent, sell, lease, assign, license, transfer, or otherwise dispose of or in any manner alter, modify, manufacture, process, or assemble the Collateral or any part thereof.

(c) Such Grantor may dispose of any equipment constituting Collateral which is worn out, destroyed, or damaged beyond repair; **provided,** that such Grantor (i) promptly replaces such disposed of equipment with new equipment, free of any Lien except for Permitted Liens, which has a value or utility at least equal as of the date of replacement to the value or utility of the replaced equipment as of the date

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hereof and (ii) provides the Purchaser Agent with at least five (5) Business Days' prior written notice of any such disposition of Equipment.

(d) Such Grantor shall not have any commodity contract other than with a Person approved by the Purchaser Agent and subject to a Control Agreement.

4.6 **Insurance**. Each Grantor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Grantor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent, that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. All loss payments under any insurance policy shall be paid to the Agent. If no Event of Default (as defined in the Notes) exists, then upon approval by Agent, which approval shall not be unreasonably withheld, delayed, denied or conditioned, loss payments in excess of $250,000, each instance may be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be paid to the Agent on behalf of the Secured Parties.

4.7 **Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper**(a) If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with **Section 4.3(a)** and in the possession of the Purchaser Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Arena Investors LP, as Purchaser Agent" and, at the request of the Purchaser Agent, shall immediately deliver such instrument or tangible chattel paper to the Purchaser Agent, duly indorsed in a manner satisfactory to the Purchaser Agent.

(b) Such Grantor shall not grant "control" (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Purchaser Agent.

(c) If such Grantor is or becomes the beneficiary of a letter of credit that is not a supporting obligation of any Collateral, such Grantor shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Purchaser Agent thereof and enter into an agreement with the Purchaser Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such agreement shall assign such letter-of- credit rights to the Purchaser Agent and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC), such agreement shall also direct all payments thereunder to an account controlled (as defined in the UCC) by the Purchaser Agent. The provisions of such agreement shall be in form and substance reasonably satisfactory to the Purchaser Agent.

(d) If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary

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to grant the Purchaser Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(e) Except in the ordinary course of business, no Grantor may consign any of its inventory or sell any of its inventory on bill-and-hold, sale-or-return, sale-on-approval, or other conditional terms of sale without the consent of the Agent, which shall not be unreasonably withheld, delayed, denied, or conditioned.

4.8 Intellectual Property(a) Within 60 days after inclusion of any new Intellectual Property in the Disclosure Certificate, such Grantor shall provide the Purchaser Agent notification thereof and the short-form intellectual property agreements and assignments as described in this **Section 4.7** and other documentation that the Purchaser Agent reasonably requests with respect thereto.

(b) Such Grantor shall (and shall cause all its licensees to) (i) (1) continue to use each Trademark included in the Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Regulations, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Purchaser Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way,
(x) any Patent included in the Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Intellectual Property may become publicly available or otherwise unprotectable.

(c) Such Grantor shall notify the Purchaser Agent immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor's ownership of, interest in, right to use, register, own or maintain any Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office)Such Grantor shall take all actions that are necessary or reasonably requested by the Purchaser Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Intellectual Property.

(d) Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e) Such Grantor shall execute and deliver to the Purchaser Agent in form and substance reasonably acceptable to the Purchaser Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as **Annex 3** for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of such

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Grantor (together with appropriate supporting documentation as may be requested by the Purchaser Agent).

4.9 Landlord Waivers If any Collateral is at any time not in transit and located on any Real Property not owned and possessed by a Grantor, such Grantor shall provide prompt written notice to the Purchaser Agent and notify any owner, lessor, licensor of any part of, or any other Person having any right to enter on any part of, such Real Property of the Purchaser Agent's security interest in such Collateral. Upon the Purchaser Agent's request and option, such Grantor shall (i) instruct each such owner, lessor, licensor and other Person to hold all such Collateral for the Purchaser Agent's account subject to such Grantor's instructions, or, if an Event of Default shall have occurred, subject to the Purchaser Agent's instructions and (ii) cause each such owner, lessor, licensor and other Person to enter into a landlord waiver in form and substance satisfactory to the Purchaser Agent.

4.10 Third-Party Possession or Control If any Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, such Grantor shall provide prompt written notice to the Purchaser Agent and notify such warehouseman, bailee, agent or independent contractor of the Purchaser Agent's security interest in such Collateral. Upon the Purchaser Agent's request and option, such Grantor shall (i) instruct any such warehouseman, bailee, agent or independent contractor to hold all such Collateral for the Purchaser Agent's account subject to such Grantor's instructions, or, if an Event of Default shall have occurred, subject to the Purchaser Agent's instructions and (ii) cause any such warehouseman, bailee, agent or independent contractor to enter into a collateral access agreement in form and substance satisfactory to the Purchaser Agent.

4.11 Acquired Real Property In the event any Grantor hereafter acquires any interest in any Real Property, such Grantor shall promptly: (a) provide the Purchaser Agent with a description of the location of the applicable Real Property; (b) provide the Purchaser Agent with a legal description of such Real Property sufficient to enable the Purchaser Agent to record the financing statements in the appropriate Real Property records and the name of the record owner of the real estate if other than the Grantor and real estate descriptions; and (c) pay to the Purchaser Agent the related filing fee and any recording or stamp taxes due in connection with such filings.

4.12 Notices Such Grantor shall promptly notify the Purchaser Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation. In addition, such Grantor shall promptly notify the Purchaser Agent of each of the following: (a) any material adverse change in such Grantor's financial condition or any change that materially affects any of the Collateral or the related security interest, (b) any claim, action, or proceeding which could materially and adversely affect the value of, or any such Grantor's title to, any of the Collateral, or the effectiveness of the security interest, and (c) the occurrence of any Event of Default.

(a) Each Grantor shall, within five (5) days of obtaining knowledge thereof, advise the Secured Parties, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event that would have a material adverse effect on the value of the Collateral or on the Secured Parties' security interest, through the Agent, therein.

(b) Upon one (1) day's prior notice (so long as no Event of Default has occurred or continuing, which in either such event, no prior notice is required), each Debtor shall permit the Agent and its representatives and agents to inspect the Collateral during normal business hours and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent from time to time.

(c) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

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4.13 Notice of Commercial Tort Claims Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall deliver to the Purchaser Agent within fifteen (15) calendar days of such acquisition, an update to the Disclosure Certificate that shall include a specific description of such commercial tort claim and such Grantor shall deliver any information about such commercial tort claim as the Purchaser Agent shall reasonable request, (ii) **Section 2.1** shall apply to such commercial tort claim and (iii) within fifteen (15) calendar days of such acquisition, such Grantor shall execute and deliver to the Purchaser Agent, in each case in form and substance satisfactory to the Purchaser Agent, any documentation, and take all other action, deemed by the Purchaser Agent to be reasonably necessary or appropriate for the Purchaser Agent to obtain, a perfected security interest having at least the priority set forth in **Section 3.2** in all such commercial tort claims.

4.14 Compliance with Purchase Agreements Such Grantor hereby makes all representations and warranties, and agrees to comply with all covenants and other provisions, applicable to it or any of its Subsidiaries under the Purchase Agreements and agrees to the same submission to jurisdiction as that agreed to by the Company in the Purchase Agreements. Any update to the Disclosure Certificate delivered in accordance with the Transaction Documents shall, after the receipt thereof by the Purchaser Agent, become part of the Disclosure Certificate for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

ARTICLE V REMEDIES

5.1 Code and Other Remedies UCC Remedies. During the continuance of an Event of Default, the Purchaser Agent, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a Secured Party under the UCC or any other applicable law.

(b) **Disposition of Collateral.** Without limiting the generality of the foregoing, the Purchaser Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Purchaser Agent's claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) as further set forth herein, enter into transfers, sales, or other dispositions of, grant option or options to purchase and deliver, any Collateral (enter into any Contractual Obligation to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any Secured Party or elsewhere upon such terms and conditions and times and locations as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.

(c) **Regulated Sales.** To the extent, and only to the extent, required by Regulation and prohibited by Regulation to be waived by the applicable Grantors (which the Grantors hereby expressly waive to the fullest extent permitted by Regulation), the Grantors agree that ten (10) days' written notice is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions of the Purchaser Agent's intention to make any transfer, sale or other dispositions of any Collateral. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Purchaser Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the

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Purchaser Agent may determine in its sole and absolute discretion. The Purchaser Agent shall not be obligated to sell any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Purchaser Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Purchaser Agent until the sale price is paid by the purchaser or purchasers thereof, but none of the Purchaser Agent or the other Secured Parties shall incur any Liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made in accordance with the Transaction Documents, the Purchaser Agent and any other Secured Party may bid for or purchase, free (to the extent permitted by Regulation) from any right or equity of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to the Secured Parties (in the case of the Purchaser Agent) or, as the case may be, such Secured Party from any Grantor as a credit against the purchase price, and the Purchaser Agent (or, as the case may be, such Secured Party) may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Purchaser Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Purchaser Agent shall have entered into such an agreement, all Events of Default shall have been remedied and no Obligation shall remain outstanding. As an alternative to exercising the power of sale herein conferred upon it, the Purchaser Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this **Section 5.1** shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

(d) **Management of the Collateral.** Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at the Purchaser Agent's request, it shall assemble the Collateral and make it available to the Purchaser Agent at places that the Purchaser Agent shall reasonably select, whether at such Grantor's premises or elsewhere, (ii) without limiting the foregoing, the Purchaser Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Purchaser Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Purchaser Agent is able to enter into an asset sale with respect to any Collateral, the Purchaser Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Purchaser Agent and (iv) the Purchaser Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Purchaser Agent's remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or

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hearing as to such appointment. The Purchaser Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Purchaser Agent.

(e) **Application of Proceeds.** The Purchaser Agent shall apply the cash proceeds of any action taken by it pursuant to this **Section 5.1**, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Purchaser Agent and any other Secured Party hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Purchaser Agent of any other amount required by any Regulation, need the Purchaser Agent account for the surplus, if any, to any Grantor. If, upon the sale, license or other disposition of all of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Grantors will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the "Default Rate"), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

(f) **Direct Obligation.** Neither the Purchaser Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Secured Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Purchaser Agent and any other Secured Party under any Transaction Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Regulation. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Purchaser Agent or any Purchaser Agent, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(g) **Commercially Reasonable.** To the extent that applicable Regulations impose duties on the Purchaser Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Purchaser Agent to do any of the following:

(i) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Purchaser Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) fail to obtain Permits, or other consents, for access to any Collateral to dispose of, or for the collection of, any Collateral, or, if not required by other Regulations, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

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(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Purchaser Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Purchaser Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure the Purchaser Agent against risks of loss, collection or disposition of any Collateral or to provide to the Purchaser Agent a guaranteed return from the collection or disposition of any Collateral.

A. Each Grantor acknowledges that the purpose of this **Section 5.1** is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this **Section 5.1**Without limitation upon the foregoing, nothing contained in this **Section 5.1** shall be construed to grant any rights to any Grantor or to impose any duties on the Purchaser Agent that would not have been granted or imposed by this Agreement or by applicable Regulations in the absence of this **Section 5.1**.

(h) **IP Licenses.** For the purpose of enabling the Purchaser Agent to exercise rights and remedies under this **Section 5.1** (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, enter into an asset sale with respect to, or grant options to purchase any Collateral) at such time as the Purchaser Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Purchaser Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all Real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

(i) **Performance by the Purchaser Agent or any other Secured Party.** The Purchaser Agent may, but is not obligated to, perform or attempt to perform any Contractual Obligation of any Grantor contained herein with or without prior written notice to such Grantor. If any material part of the Collateral becomes the subject of any Proceeding and any such Grantor fails to defend fully such Proceeding and to protect such Grantor's and Secured Parties' rights in such Collateral in good faith, the Purchaser Agent may, at its option but at Grantors' cost, elect to defend and control the defense of such

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litigation or other proceeding, and may (i) select and retain counsel, (ii) determine whether settlement shall be offered or accepted, and (iii) determine and negotiate all settlement terms.

5.2 Accounts and Payments in Respect of General Intangibles

(a) In addition to, and not in substitution for, any similar requirement in the Purchase Agreements, if required by the Purchaser Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Purchaser Agent, in a Collection Account, subject to withdrawal by the Purchaser Agent as provided in Section 5.4Until so turned over, such payment shall be held by such Grantor in trust for the Purchaser Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At any time during the continuance of an Event of Default:

(i) each Grantor shall, upon the Purchaser Agent's request, deliver to the Purchaser Agent all original and other documentation evidencing, and relating to, the agreements, arrangements and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Purchaser Agent and that payments in respect thereof shall be made directly to the Purchaser Agent;

(ii) the Purchaser Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Purchaser Agent's satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Purchaser Agent may at any time enforce such Grantor's rights against such account debtors and obligors of general intangibles; and

(iii) each Grantor shall take all actions, deliver all documentation and provide all information necessary or reasonably requested by the Purchaser Agent to ensure any Internet Domain Name is registered.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Transaction Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

5.3 Pledged Collateral(a) **Voting Rights.** During the continuance of an Event of Default, upon

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notice by the Purchaser Agent to the relevant Grantor or Grantors, the Purchaser Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Purchaser Agent may determine), all without liability except to account for property actually received by it; **provided, however**, that the Purchaser Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) **Proxies.** In order to permit the Purchaser Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Purchaser Agent all such proxies, dividend payment orders and other instruments as the Purchaser Agent may from time to time reasonably request and (ii) without limiting the effect of **clause (i)** above, such Grantor hereby grants to the Purchaser Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall remain in place as long as any Obligation shall remain outstanding.

(c) **Authorization of Issuers.** Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Purchaser Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Purchaser Agent.

5.4 Proceeds to be Turned over to and Held by Purchaser Agent Unless otherwise expressly provided in the Purchase Agreements or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in Cash, certificates of deposit, bankers' acceptances, time and demand deposits and other similar cash equivalents shall be held by such Grantor in trust for the Purchaser Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to the Purchaser Agent in the exact form received (with any necessary endorsement)All such proceeds and other proceeds being held by the Purchaser Agent (or by such Grantor in trust for the Purchaser Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided herein and the Purchase Agreements.

5.5 Registration Rights(a) If, in the opinion of the Purchaser Agent, it is necessary or advisable to transfer any portion of the Pledged Collateral by registering such Pledged Collateral under the provisions of the Securities Act of 1933 (the "**Securities Act**"), each relevant Grantor shall cause the issuer thereof to do or cause to be done all acts as may be, in the opinion of the Purchaser Agent, necessary or advisable to register such Pledged Collateral or that portion thereof to be transferred under the provisions of the Securities Act, all as directed by the Purchaser Agent in conformity with the requirements of the

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Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto and in compliance with the securities or "**Blue Sky**" laws of any jurisdiction that the Purchaser Agent shall designate.

(b) Each Grantor recognizes that the Purchaser Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such Notes for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Purchaser Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such Notes for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to this **Section 5.5** valid and binding and in compliance with all applicable Regulations. Each Grantor further agrees that a breach of any covenant contained in this **Section 5.5** will cause irreparable injury to the Purchaser Agent and other Secured Parties, that the Purchaser Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this **Section 5.5** shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

5.6 Deficiency Each Grantor shall remain jointly and severally liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Purchaser Agent or any other Secured Party to collect such deficiency.

ARTICLE VI OTHER RIGHTS OF PURCHASER AGENT

6.1 Purchaser Agent's Appointment as Attorney-in-Fact(a) Each Grantor hereby irrevocably constitutes and appoints the Purchaser Agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Transaction Documents, to take any appropriate action and to execute any documentation or instrument that may be necessary or desirable to accomplish the purposes of the Transaction Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Purchaser Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Purchaser Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

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(ii) in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any documentation that the Purchaser Agent may request to evidence, effect, publicize or record the Purchaser Agent's security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Purchase Agreements (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in **Section 5.1** or **Section 5.5**, any documentation to effect or otherwise necessary or appropriate in relation to evidence the transfer of any Collateral; or

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Purchaser Agent or as the Purchaser Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other documentation in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Purchaser Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Purchaser Agent shall in its sole discretion determine, including the execution and filing of any documentation necessary to effectuate or record such assignment and (H) generally, enter into an Asset Sale with respect to, grant a Lien on, enter into any agreement or other obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Purchaser Agent were the absolute owner thereof for all purposes and do, at the Purchaser Agent's option, at any time or from time to time, all acts and things that the Purchaser Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties' security interests therein and to effect the intent of the Transaction Documents, all as fully and effectively as such Grantor might do.

(b) If any Grantor fails to perform or comply with any obligation contained herein, the Purchaser Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such obligation.

(c) The expenses of the Purchaser Agent incurred in connection with actions undertaken as provided in this **Section 6.1**, together with interest thereon at the default rate set forth in the Notes, from the date of payment by the Purchaser Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Purchaser Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this **Section 6.1**All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

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6.2 Authorization to File Financing Statements Each Grantor authorizes the Purchaser Agent, its Affiliates and their Related Parties, contractors and agents, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documentation or instruments with respect to any Collateral in such form and in such offices as the Purchaser Agent reasonably determines appropriate to perfect the security interests of the Purchaser Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as "all assets of the debtor" or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the applicable UCC, and contain any other information required pursuant to the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, in the case of financing statements filed as fixture filings or indicating Collateral as as-extracted collateral or as otherwise required by applicable Regulation, a sufficient description of the Real Property related to the applicable Collateral. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording documentation or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for the Purchaser Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

6.3 Authority of Purchaser Agent Each Grantor acknowledges that the rights and responsibilities of the Purchaser Agent under this Agreement with respect to any action taken by the Purchaser Agent or the exercise or non-exercise by the Purchaser Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Purchaser Agent and the other Secured Parties, be governed by the Purchase Agreements and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Purchaser Agent and the Grantors, the Purchaser Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

6.4 Duty; Obligations and Liabilities. The Purchaser Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Purchaser Agent deals with similar property for its own account. The powers conferred on the Purchaser Agent hereunder are solely to protect the Purchaser Agent's interest in the Collateral and shall not impose any duty upon the Purchaser Agent to exercise any such powers. The Purchaser Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Purchaser Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Purchaser Agent in good faith.

6.5 Obligations and Liabilities with respect to Collateral No Secured Party and no Affiliate thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Purchaser Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

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ARTICLE VII MISCELLANEOUS

7.1 Reinstatement Each Grantor agrees that, if any payment made by any Secured Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Secured Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor's liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any other provision of this Agreement shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

7.2 Independent Obligations The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations. If any Secured Obligation is not paid when due, or upon any Event of Default, the Purchaser Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor, any other Company Party, any of their Affiliates or any other Collateral and without first joining any other Grantor or any other Company Party or any other party in any proceeding.

7.3 No Waiver by Course of Conduct No Secured Party shall by any act (except by a written instrument pursuant to **Section 7.4**), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

7.4 Amendments in Writing None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a writing signed by the Purchaser Agent and each Grantor; **provided**, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of **Annex 1** and **Annex 2**, respectively, in each case duly executed by the Purchaser Agent and each Grantor directly affected thereby.

7.5 Additional Grantors; Additional Pledged Collateral(a) **Joinder Agreements.** The Company shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder. Each such Subsidiary shall execute and deliver to the Purchaser Agent a Joinder Agreement substantially in the form of **Annex 2** and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

7.6 Several Liability. All Grantors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

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(b) **Pledge Amendments.** To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of **Annex 1** (each, a "**Pledge Amendment**") Such Grantor authorizes the Purchaser Agent to attach each Pledge Amendment to this Agreement.

7.7 Appointment of Agent. If and as applicable, the Secured Parties hereby appoint Arena Investors LP to act as their agent ("Agent") for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by the Secured Parties, at which time the Secured Parties shall appoint a new Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

7.8 Notices All notices, requests and demands to or upon the Purchaser Agent or any Grantor hereunder shall be effected in the manner provided for in the Purchase Agreements; **provided**, that any such notice, request or demand to or upon any Grantor shall be addressed to the Company's notice address set forth in such **Section 8.2**.

7.9 Successors and Assigns This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and, if permitted by the other Transaction Documents, assigns; **provided**, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Purchaser Agent.

7.11 Severability Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.

7.12 Survival. All representations and warranties made by the Grantors in the Transaction Documents (including any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made by the Grantors under this Agreement (including those representations and warranties set forth in the immediately preceding sentence) shall be made or deemed to be made at and as of the date hereof (except those that are expressly made as of a specific date), shall survive the date here and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Purchaser Agent or any borrowing hereunder. Notwithstanding any termination of this Agreement, the indemnities to which the Secured Parties are entitled under the provisions of this Agreement or any other Transaction Document shall continue in full force and effect and shall protect the Secured Parties against events arising after such termination as well as before. This Agreement shall be reinstated at any time any payment of any Secured Obligation, in whole or in part, is rescinded or must otherwise be returned by the Purchaser Agent upon the insolvency, bankruptcy or reorganization of any Grantor or other Company Party or otherwise, all as though such payment had not been made.

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and not by way of limitation of any such rights, each Secured Party is hereby authorized by each Grantor at any time or from time to time, without notice or demand to any Grantor or to any other Person, any such notice or demand being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness or other amounts at any time held or owing by such Grantor to or for the credit or the account of any other Company Party or any of their Related Parties against and on account of any amounts due by any Company Party or any of their Related Parties to any Secured Party under any Transaction Documents (including from the Purchase Price to be disbursed under the Purchase Agreement and the Notes), such Secured Party shall then hold such amounts in trust for the other Secured Parties and transfer such amounts to the Purchaser Agent to be distributed to the Secured Parties ratably according to the terms hereof and other related documents.

7.14 Security Interest Absolute. All rights of the Purchaser Agent hereunder, the grant of the security interest in the Collateral, and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Transaction Document or any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than payment of the outstanding Secured Obligations).

7.15 Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Nevada without reference to rules or principles that would require the application of the laws of any other jurisdiction. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Grantor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Clark County, Nevada. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Clark County, Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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7.17 Agreement to Subordinate. In the event the Company seeks to obtain financing from a traditional bank on customary terms and conditions, the Company shall provide the Purchasers with a copy of all the definitive loan documents and the contact information of the Bank's representatives within a reasonable time of closing. The Purchasers covenant to negotiate in good faith to enter into an intercreditor or other agreement on customary terms and conditions providing for, among other matters, that the Company's collateral shall be shared between the Bank and the Purchasers on an in pari passu basis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:

Capstone Technologies Group, Inc. as Company and Grantor

By: _____________
Name: Michael Pruitt
Title: Chief Executive Officer

ACCEPTED AND AGREED
as of the date first above written:

____
For itself and as Purchaser Agent

DocuSigned by:
By: Lawrence Cutler
D8C0583BF2A04FD...
Name:
Title:

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IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:

Capstone Technologies Group, Inc. as Company and Grantor

By: [signature]
Name: Michael Pruitt
Title: Chief Executive Officer

ACCEPTED AND AGREED
as of the date first above written:

For itself and as Purchaser Agent

By: [signature: Lawrence Cutler]
Name:
Title:

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ANNEX A

to

SECURITY AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of May 19, 2022 made by Capstone Technologies Group, Inc., a Nevada corporation and its subsidiaries party thereto from time to time, as Debtors to and in favor of the Secured Parties identified therein (the "Security Agreement").

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that, upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Disclosure Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:____
Name:
Title:
Address:
Dated:

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ANNEX B
to

SECURITY AGREEMENT

THE AGENT

1. **Appointment**. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the "Agreement")), by their acceptance of the benefits of the Agreement, hereby designate Arena Investors LP ("Agent") as the Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Purchase Agreements) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. **Nature of Duties**. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document (as defined in the Purchase Agreements), expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. **Lack of Reliance on the Agent**. Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party's investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

4. **Certain Rights of the Agent**. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of the Secured Party; if such instructions are not provided

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despite the Agent's request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action that the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. **Reliance**. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. **Indemnification**. To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7. **Resignation by the Agent.**

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said thirty (30)-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above. If a successor Agent has not been appointed within such thirty (30)-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. **Rights with respect to Collateral**. Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Parties in respect of

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the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

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Disclosure Schedules

to the Securities Purchase Agreements

Schedule 3.1(a)

Subsidiaries

None.

As indicated previously, DrivenIQ Corporation ("DrivenIQ"), is a corporation organized in the State of Maryland. DrivenIQ is not a subsidiary of the Company. The Company owns 45% of the capital stock in DrivenIQ.

As indicated previously Capstone Venture Partners, LLC is a limited liability company organized in the State of North Carolina, of which Michael Pruitt is the sole member, as indicated by the LLC's EIN confirmation from the IRS. The press release published by Albert Thompson, CEO of DrivenIQ contained a scrivener's error which incorrectly characterized this entity as a wholly-owned subsidiary of the Company. This statement was premature.

Schedule 3.1(b)

Organization and Qualification

The Company is a corporation organized in the State of Nevada and is in good standing. The Company is qualified to do business in the State of Nevada, and in all other jurisdictions which would require qualification in order for the Company to do business.

See the attached printout from the State of Nevada's Secretary of State dated May 17, 2022 and Pages 59 through 86 of the attached S-1 Registration Statement dated May 3, 2022, which sets forth the Company's Articles of Incorporation, Amendments thereto, and Bylaws.

5/17/22, 11:29 AM SilverFlume Nevada's Business Portal to start/manage your business

ENTITY INFORMATION

ENTITY INFORMATION

Entity Name:

CAPSTONE TECHNOLOGIES GROUP, INC.

Entity Number:

E0183342009-3

Entity Type:

Domestic Corporation (78)

Entity Status:

Active

Formation Date:

03/31/2009

NV Business ID:

NV20091358140

Termination Date:

Perpetual

Annual Report Due Date:

3/31/2023

https://esos.nv.gov/EntitySearch/BusinessInformation 1/3

5/17/22, 11:29 AM SilverFlume Nevada's Business Portal to start/manage your business

REGISTERED AGENT INFORMATION

Name of Individual or Legal Entity:

NEVADA AGENCY AND TRANSFER COMPANY

Status:

Active

CRA Agent Entity Type:

Registered Agent Type:

Commercial Registered Agent

NV Business ID:

Office or Position:

Jurisdiction:

COUNTY OF WASHOE, STATE OF NEVADA

Street Address:

50 WEST LIBERTY STREET SUITE 880, Reno, NV, 89501, USA

Mailing Address:

Individual with Authority to Act:

AMANDA CARDINALLI

Fictitious Website or Domain Name:

https://esos.nv.gov/EntitySearch/BusinessInformation 2/3

5/17/22, 11:29 AM SilverFlume Nevada's Business Portal to start/manage your business

OFFICER INFORMATION

☐ **VIEW HISTORICAL DATA**

Title	Name	Address	Last Updated	Status
President	MICHAEL PRUITT	7529 Red Oak Lane, Charlotte, NC, 28226, USA	02/17/2021	Active
Secretary	MICHELLE ARCIDIACONO	7529 Red Oak Ln, Charlotte, NC, 28226, USA	02/17/2021	Active

Page 1 of 1, records 1 to 2 of 2

CURRENT SHARES

Class/Series	Type	Share Number	Value
	Authorized	500,000,000	0.001000000000

Page 1 of 1, records 1 to 1 of 1

Number of No Par Value Shares:

0

Total Authorized Capital:

500,000

Filing History Name History Mergers/Conversions

Return to Search Return to Results

https://esos.nv.gov/EntitySearch/BusinessInformation 3/3

Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CAT6 - Art Incorp

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Frederick Bauman
6228 Dartle Street
Las Vegas, NV 89130, USA

Work Order #: W2020091101292
September 10, 2020
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 23916

Charges

Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Business Entity Copies Request	20200906021	9/10/2020 4:04:00 PM	Approved	1	$34.00	$34.00
Total						$34.00

Payments

Type	Description	Payment Status	Amount
Credit Card	5998643691146171403056	Success	$34.00
Total			$34.00

Credit Balance: $0.00

Frederick Bauman
6228 Dartle Street
Las Vegas, NV 89130, USA

31 Pg 1/4

From: 9418030872 Page: 1/2 Received by: NV Secretary of State Date: 4/21/2017 4:08:19 PM

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number
Barbara K. Cegavske	[illegible]
	Filing Number
	[illegible]
Secretary of State State Of Nevada	Filed On
	04/21/2017
	Number of Pages
	1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The name of the corporation shall hereafter be changed from CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP, INC. to CAPSTONE TECHNOLOGIES GROUP, INC. effective April 21, 2017 pursuant to the majority vote of the shareholders.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: 04/21/2017 Time: 5PM EST

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: *Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.*

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

Reset

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number
	E0[illegible]
	Filing Number
	[illegible]
Secretary of State	Filed On
State Of Nevada	10/[illegible]/2016
	Number of Pages
	1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

HNA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC

2. The articles have been amended as follows: (provide article numbers, if available)

That the articles be amended so that the authorized common shares are to be increased to: 300,000,000 at a par value of $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: unanimous

4. Effective date and time of filing: (optional) Date: 9/28/16 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of Barbara K. Cegavske Secretary of State State Of Nevada	Business Number E0183342009-3
	Filing Number 20160428763-39
	Filed On 09/26/2016
	Number of Pages 1

Certificate of Amendment by Custodian

(PURSUANT TO NRS 78.347)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation Filed by Custodian (Pursuant to NRS 78.347)

1. Name of corporation:

CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC.

2. Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:

3. Custodian Statement:

Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.

4. Custodian Signature:

Adam Tracy
Name of Custodian

X
Authorized Signature of Custodian

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend by Custodian
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of *Barbara K. Cegavske* Secretary of State State Of Nevada	Business Number [illegible] Filing Number [illegible] Filed On 09/26/2016 Number of Pages 6

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☒ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: 9·19·16 Time:
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Restated Articles
Revised: 1-5-15

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC.

ARTICLE I

The name of the corporation shall be China Bilingual Technology & Education Group Inc. (the "Corporation").

ARTICLE II

The period of its duration shall be perpetual.

ARTICLE III

The Corporation is organized purpose of conducting any lawful business for which a corporation may be organized under the laws of the State of Nevada.

ARTICLE IV

The aggregate number of shares that the Corporation will have authority to issue is Seventy Five Million (75,000,000) shares will be Common Stock, with a par value of $0.001 per share. Shares of any class of common stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(i) designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(ii) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(iii) alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares;

(iv) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series;

QHPHX\2066014.2

(v) determine the dividend rate on the shares of any class of shares or series of shares, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that class of shares or series of shares;

(vi) determine whether that class of shares or series of shares will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) determine whether that class of shares or series of shares will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors determines;

(viii) determine whether or not the shares of that class of shares or series of shares will be redeemable and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(ix) determine whether that class of shares or series of shares will have a sinking fund for the redemption or purchase of shares of that class of shares or series of shares and, if so, the terms and amount of such sinking fund;

(x) determine the rights of the shares of that class of shares or series of shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that class of shares or series of shares; and

(xi) determine any other relative rights, preferences and limitations of that class of shares or series of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto shall be vested in the common stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

QBPHX\2086014.2

2

ARTICLE V

Provisions for the regulation of the internal affairs of the Corporation will be contained in its Bylaws as adopted by the Board of Directors. The number of Directors of the Corporation shall be fixed by its Bylaws.

ARTICLE VI

The Corporation shall indemnify any person against expenses, including without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in all circumstances in which, and to the extent that, such indemnification is permitted and provided for by the laws of the State of Nevada then in effect.

ARTICLE VII

To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended, an officer or director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages.

ARTICLE VIII

The Corporation expressly elects not to be governed by or be subject to the provisions of sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

ARTICLE IX

Pursuant to the Order of the District Court of Clark County, Nevada entered July 5, 2016 in the cause known as In the Matter of China Bilingual Technology & Education Group Inc., cause no. A-16-737006S-P a copy of which is attached as Annex A hereto, (the "Order") and incorporated by reference herein, the Petitioner in said case, Barton Hollow Limited Liability Co., a Nevada limited liability company, was appointed custodian of the Corporation. As required under the Order, and pursuant to NRS 78.347(4), Barton Hollow Limited Liability Co., states as follows:

A. Neither Barton Hollow Limited Liability Co., nor its affiliates or subsidiaries have been found to have violated, or otherwise been convicted of, any criminal, administrative, civil or Financial Industry Regulatory Authority, or Securities and Exchange Commission, regulation or statute;

B. Barton Hollow Limited Liability Co made various unsuccessful attempts, including March 21, 2016, to contact the last known officers and directors of China Bilingual Technology & Education Group Inc. to demand that the corporation comply with corporate formalities and to continue its business;

QBPHX\2896614.2

3

C. Barton Hollow Limited Liability Co is now actively pursuing the business of China Bilingual Technology & Education Group Inc. in an effort to further the interest of its stockholders;

D. Pursuant to the Order, Barton Hollow Limited Liability Co was required to reinstate the corporate charter of China Bilingual Technology & Education Group Inc. and has done so effective as of July 5, 2016

SIGNATURE

The undersigned hereby certifies on behalf of CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC, a corporation duly organized and existing under the laws of the State of Nevada (the "Corporation") that:

1. The undersigned is the President and Secretary, respectively, of the Corporation.

2. The foregoing Amended and Restated Articles of Incorporation have been duly approved by a majority vote of the Board of Directors.

3 The foregoing Amended and Restated Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Nevada Corporations Code.

I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

QBPHX2086414.2

4

IN WITNESS WHEREOF, the undersigned officers have signed this Amended and Restated Articles of Incorporation this 5th day of July, 2016

By: Barton Hollow, LLC as Custodian of
China Bilingual Technology & Education
Group Inc.
Name: Adam S. Tracy
Its; Managing Member
Title: President

By: Barton Hollow, LLC as Custodian of
China Bilingual Technology & Education
Group Inc.
Name: Adam S. Tracy
Its; Managing Member
Title: Secretary

Sworn to before me this 5th day of July, 2016

Notary Public

OFFICIAL SEAL
MEGAN M RUETTIGER
Notary Public - State of Illinois
My Commission Expires Oct 30, 2018

QBPHX\3286814.7

5

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Filed in the Office of	Business Number [illegible]
[signature]	Filing Number [illegible]
Secretary of State	Filed On [illegible]
State Of Nevada	Number of Pages 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

China Bilingual Education Inc.
Name of merging entity

Nevada
Jurisdiction — Entity type *

Name of merging entity

Jurisdiction — Entity type *

Name of merging entity

Jurisdiction — Entity type *

Name of merging entity

Jurisdiction — Entity type *

and,

Designer Export, Inc.
Name of surviving entity

Nevada
Jurisdiction — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: [illegible]

[illegible]

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Designer Export, Inc.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 10-19-09

NV001 - 06/14/2006 C T System Online

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

China Bilingual Education Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 10-19-09

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 10-16-09

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

The name of the corporation is China Bilingual Technology & Education Group Inc.

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 10-19-09

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

China Bilingual Education Inc.
Name of merging entity

X
Signature | Chief Executive Officer
Title | Date

Urszula Dorota Paszko
Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Designer Export, Inc.
Name of surviving entity

X
Signature | Chief Executive Officer
Title | Date
Urszula Dorota Paszko

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 10-15-09

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of [signature] Secretary of State State Of Nevada	Business Number E0131[illegible]2009-3 Filing Number 20090211579-86 Filed On 03/19/2009 Number of Pages 1

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Designer Export, Inc.
2. Registered Agent for Service of Process: (check only one box)	(●) Commercial Registered Agent: InCorp Services, Inc. Name ( ) Noncommercial Registered Agent (name and address below) **OR** ( ) Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address — City — Nevada — Zip Code Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 — Par value per share: $ 0.0010 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Yauheni Babok Name 375 N. Stephanie St. - Suite 1411 — Henderson — NV — 89014-8909 Street Address — City — State — Zip Code 2) N/A Name 375 N. Stephanie St. - Suite 1411 — Henderson — NV — 89014-8909 Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: Any Legal Purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Doug Ansell on behalf of InCorp Services, Inc. X [signature] Name — Incorporator Signature 375 N. Stephanie St. - Suite 1411 — Henderson — NV — 89014-8909 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] — March 19, 2009 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised on 3-1-08

Exhibit 3.2

Bylaws
of

(the "Corporation")

Article I
Office

The Board of Directors shall designate and the Corporation shall maintain a principal office. The location of the principal office may be changed by the Board of Directors. The Corporation also may have offices in such other places as the Board may from time to time designate. The location of the initial principal office of the Corporation shall be designated by resolution.

Article II
Shareholders Meetings

1. Annual Meetings
   The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Nevada as shall be set forth in compliance with these Bylaws. The meeting shall be held on the third Tuesday of February of each year. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

2. Special Meetings
   Special meetings of shareholders, other than those regulated by statute, may be called by the President upon written request of the holders of 50% or more of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given.

3. Notice of Shareholders Meeting
   The Secretary shall give written notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at their address as it appears on the books of the Corporation, with postage thereon prepaid. Attendance at the meeting shall constitute a waiver of notice thereof.

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4. Place of Meeting
The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.

5. Record Date
The Board of Directors may fix a date not less than ten nor more than fifty days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meetings of the shareholders. The transfer books may be closed by the Board of Directors for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive payment of and dividend, or in order to make a determination of shareholders for any other purpose.

6. Quorum
A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted, which might have been transacted at the meeting as originally noticed.

7. Voting
A holder of outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing their name on the record of shareholders. Except as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

8. Proxies
At all meeting of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by their duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution.

9. Informal Action by Shareholders
Any action required to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

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Article III

Board of Directors

1. General Powers
The business and affairs of the Corporation shall be managed by its Board of Directors. The Board if Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they appropriate under the circumstances. The Board shall have authority to authorize changes in the Corporation's capital structure.

2. Number, Tenure and Qualification
The number of Directors of the Corporation shall be a number between one and five, as the Directors may by resolution determine from time to time. Each of the Directors shall hold office until the next annual meeting of shareholders and until their successor shall have been elected and qualified.

3. Regular Meetings
A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately after and, at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than this resolution.

4. Special Meetings
Special meetings of the Board of Directors may be called by order of the Chairman of the Board or the President. The Secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephone, telegraphing or telecopying the same at least one day before the meeting to each Director. Meeting of the Board of Directors may be held by telephone conference call.

5. Quorum
A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every Director shall be present, even though without any formal notice any business may be transacted

6. Manner of Acting
At all meetings of the Board of Directors, each Director shall have one vote. The act of a majority of Directors present at a meeting shall be the act of the full Board of Directors, provided that a quorum is present.

7. Vacancies
A vacancy in the Board of Directors shall be deemed to exist in the case of death, resignation, or removal of any Director, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of the shareholders, at which any Director is to be elected, to elect the full authorized number of Directors to be elected at that meeting.

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8. Removals
Directors may be removed, at any time, by a vote of the shareholders holding a majority of the shares outstanding and entitled to vote. Such vacancy shall be filled by the Directors entitled to vote. Such vacancy shall be filled by the Directors then in office, though less than a quorum, to hold office until the next annual meeting or until their successor is duly elected and qualified, except that any directorship to be filled by election by the shareholders at the meeting at which the Director is removed. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of their term of office.

9. Resignation
A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. A resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall be deemed accepted.

10. Presumption of Assent
A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action(s) taken unless their dissent shall be placed in the minutes of the meeting or unless he or she shall file their written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

11. Compensation
By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

12. Emergency Power
When, due to a national disaster or death, a majority of the Directors are incapacitated or otherwise unable to attend the meetings and function as Directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board, and for the purpose of doing business and filling vacancies shall constitute a quorum, until such time as all Directors can attend or vacancies can be filled pursuant to these Bylaws.

13. Chairman
The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors. The Chairman may by appointment fill any vacancies on the Board of Directors.

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Article IV

Officers

1. Number
The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other Officers and assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person. Officers may or may not be Directors or shareholders of the Corporation.

2. Election and Term of Office
The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each Officer shall hold office until their successor shall have been duly elected and shall have qualified or until their death or until they shall resign or shall have been removed in the manner hereinafter provided.

3. Resignations
Any Officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

4. Removal
Any Officer or agent may be removed by the Board of Directors whenever in its judgment the best interests Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the Officer in question if he or she is also a Director.

5. Vacancies
A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or is a new office shall be created, may be filled by the Board of Directors for the un-expired portion of the term.

6. President
The president shall be the chief executive and administrative Officer of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He or she shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over its several Officers, agents, or employees other than those appointed by the Board of Directors. He or she may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

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7. Vice President
   The Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts any other obligations pertaining to the regular course of their duties.

8. Secretary
   The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meeting of all committees. He or she shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. He or she shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other Officers, which shall at all reasonable times be open to the examination of any Directors. He or she may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He or she shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

9. Treasurer
   The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation. He or she shall endorse on behalf of the Corporation for collection check, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. He or she may sign, with the President or such other persons as may be designated for the purpose of the Board of Directors, all bills of exchange or promissory notes of the Corporation. He or she shall enter or cause to be entered regularly in the books of the Corporation full and accurate account of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his (or her) books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his (or her) accounts. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

10. Other Officers
    Other Officers shall perform such duties and shall have such powers as may be assigned to them by the Board of Directors.

11. Salaries
    Salaries or other compensation of the Officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate Officers or agents. No Officer shall be prevented from receiving any such salary or compensation by reason of the fact the he or she is also a Director of the Corporation.

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12. Surety Bonds

In case the Board of Directors shall so require, any Officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his (or her) duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation, which may come into his (or her) hands.

Article V

Contracts, Loans, Checks and Deposits

1. Contracts
The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

2. Loans
No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

3. Deposits
All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by an Officer or agent of the Corporation authorized to do so by the Board of Directors.

4. Checks and Drafts
All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such Officer or Officers or such agent or agents of the Corporation and in such manner as the Board of Directors from timer to time may determine. Endorsements for deposits to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

5. Bonds and Debentures
Every bond or debenture issued by the Corporation shall be in the form of an appropriate legal writing, which shall be signed by the President or Vice President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized Officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's Officers named thereon may be facsimile. In case any Officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an Officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless by adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such Officer.

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Article VI
Capital Stock

1. Certificate of Share
The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President. The signatures of such Officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

2. Transfer of Shares
Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his (or her) legal representative, who shall furnish proper evidence of authority to transfer, or by his (or her) attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

3. Transfer Agent and Registrar
The Board of Directors of the Corporation shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

4. Lost or Destroyed Certificates
The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his (or her) legal representative to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation as transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

5. Registered Shareholders
The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of this Corporation to any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

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Article VII

Indemnification

No Officer or Director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any acts or conduct of said Officer or Director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a Director or Officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a Director or Officer of the Corporation, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he or she may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its Directors, Officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Article VIII

Notice

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of the Articles of Incorporation, or under the provisions of the Nevada Statutes, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the holding of that meeting.

Article IX

Amendments

These Bylaws may be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting. Any Bylaw adopted by the Board may be repealed or changed by the action of the shareholders.

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Article X

Fiscal Year

The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

Article XI

Dividends

The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the surplus of the Corporation.

Article XII

Corporate Seal

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation per sample affixed hereto.

CERTIFIED TO BE THE BYLAWS OF:

Capstone Technologies Group Inc.

/s/ Michael D. Pruitt

Chief Executive Officer

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Schedule 3.1(e)

Capitalization of the Company

The Company's capital stock consists at present of 500,000,000 authorized shares of Common Stock, of which there are 5,466,570 shares of Common Stock issued and outstanding as of May 13, 2022, as set forth on the attached.

Per Page 33 of the Company's S-1 Registration Statement filed on May 3, 2022, the Company's Cap Table, as it stands presently, is attached, and reflects the current issued and outstanding shares of Common Stock.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock. Percentage of beneficial ownership before the offering is based on 5,466,570 Shares of Common Stock outstanding as of February 28, 2022.

Name of Officer/Director and Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding(1)	Note
Sky Direct LLC	Owner of more than 5%	Brookeville, NY	3,333,333	Common	60.98%	2
Michael D Pruitt	President, and Secretary/Treasurer	Charlotte, NC	1,000,000		18.29%	3
Clinton Stokes	Owner of more than 5%	Newberry Park, CA	491,333	Common	8.99%	N/A
Ren Zhiqing	Owner of more than 5%	Taiyuan City, China	272,000	Common	4.98%	N/A

1.) Based on total shares issued and outstanding of 5,466,570.

2.) Purchased the shares previously owned by Barbara McIntyre Bauman.

3.) Shares owned in the name of Avenel Financial Group, Inc., which is beneficially owned and controlled by Michael D. Pruitt.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

During the quarter ended November 30, 2020, Barbara McIntyre Bauman, the Company's President, Secretary and Treasurer, paid expenses on behalf of the Company totaling $3,225 to revive the Company's operations. On September 3, 2020, the Company issued 250,000,000 shares of common stock to Barbara McIntyre Bauman for repayment of this related party debt totaling $3,225.

The Company has not engaged or otherwise worked with any "promoters" within the past five years, as that term is defined under the Securities Act of 1933, Rule 405, 17 C.F.R. § 230.405."

-33-

Schedule 3.1(f)(1)

Audited Financial Statements as of

August 31, 2021 and 2020

See the Company's S-1 Registration Statement filed on May 3, 2022, which set forth the audited financial statements of the Company on Pages F-2 through F-14, and are attached hereto.

CAPSTONE TECHNOLOGIES GROUP, INC.
BALANCE SHEETS
(Audited)

		31-Aug-21		31-Aug-20
ASSETS				
Current Assets				
Cash	$	126,622	$	-
Due from related parties		30,052		-
Total Current Assets		156,674		-
TOTAL ASSETS	$	156,674	$	-
LIABILITIES AND STOCKHOLDERS' DEFICIT				
LIABILITIES				
Current Liabilities				
Accounts payable	$	-	$	550
Accrued Payroll		1,580		
Accrued Liabilities		26,327		
Current Portion -Note Payable		250,000		-
Due to related parties		-		17,254
Total Current Liabilities		277,907		17,804
STOCKHOLDERS' DEFICIT				
Common stock, $.001 par value; 500,000,000 shares authorized; 4,466,570 shares issued and outstanding at August 31, 2021 and 84,980,740 sharea issued and outstanding at August 31, 2020, repectively		4,466		84,981
Additional paid-in capital		284,039		183,997
Accumulated deficit		(409,738)		(286,782)
Total Stockholders' Deficit		(121,233)		(17,804)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$	156,674	$	-

The accompanying notes are an integral part of these financial statements

F-2

CAPSTONE TECHNOLOGIES GROUP, INC.
STATEMENT OF OPERATIONS
(Audited)

	For the twelve months ended August 31, 2021	For the twelve months ended August 31, 2020
Revenue	$ -	$ -
Total Revenue	-	-
Expenses		
Professional fees	69,965	12,737
Payroll related	36,867	
Office Expenses	6,042	
Total Operating Expenses	112,874	12,737
Interest Expense	10,082	-
Net Loss	$ (122,956)	$ (12,737)
PER SHARE AMOUNTS		
Basic and diluted earnings per share	-	-
Weighted average number of common shares outstanding - basic and diluted	309,064,304	84,980,740

The accompanying notes are an integral part of these financial statements

F-3

CAPSTONE TECHNOLOGIES GROUP, INC.
STATEMENT OF CASH FLOWS
(Audited)

	For the twelve months ended August 31, 2021	For the twelve months ended August 31, 2020
Cash Flow from Operating Activities		
Net loss for the twelve months	$ (122,956)	$ (12,737)
Adjustments to reconcile net loss to net cash used in operating activities:		
Increase (Decrease) in operating assets and liabilities:		
Increase (Decrease) in accrued liabilities	27,907	
Increase (Decrease) in related party payable	(16,302)	12,187
Increase (Decrease) in accounts payable	(550)	550
Net Cash Used in Operating Activities	(111,901)	-
Cash Flow from Investing Activities		
Net cash provided by (used in) investing activities	-	-
Cash Flows from Financing Activities		
Conversion of related party payable	3,225	-
Increase in notes payable to related party	250,000	
Increase in advance to related party	(30,052)	
Forgivness of related party payable	16,302	
Received from related parties	(952)	-
Net Cash Provided by Financing Activities	238,523	-
Net increase (decrease) in cash, cash equivalents, and restricted cash	126,622	-
Cash, cash equivalents, and restricted cash at beginning of the year	-	-
Cash, cash equivalents, and restricted cash at end of the period	$ 126,622	$ -
Supplemental Disclosure of Interest and Income Taxes Paid:		
Interest paid during the period	$ -	$ -
Inncome taxes paid during the period	$ -	$ -
Non-Cash Financing and Investing Activities:		
Conversion of related party payable	$ 3,225	$ -
Forgiveness of related party payable	$ 16,302	$ -

The accompanying notes are an integral part of these financial statements

F-4

CAPSTONE TECHNOLOGIES GROUP, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT
(Audited)

	Common Stock		Additional Paid-in	Accumulated Other	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Comprehensive	Deficit	Deficit
Balance at August 31, 2019	84,980,740	$ 84,981	$ 163,389	$ -	$ (274,045)	$ (25,675)
Foregiveness of accounts payable by vendor			20,608			20,608
Net loss for the year ended August 31, 2020					(12,737)	(12,737)
Balance at August 31, 2020	84,980,740	$ 84,981	$ 183,997	$ -	$ (286,782)	$ (17,804)
Conversion of related party payable	250,000,000	$ 250,000	$ (246,775)			$ 3,225
Foregiveness of related party payable			$ 16,302			$ 16,302
Reverse Stock Split (75 for 1)	(330,514,170)	$ (330,515)	$ 330,515			$ -
Net loss for the twelve months ended August 31, 2021					$ (122,956)	$ (122,956)
Balance at August 31, 2021	4,466,570	$ 4,466	$ 284,039	$ -	$ (409,738)	$ (121,233)

The accompanying notes are an integral part of these financial statements

F-5

CAPSTONE TECHNOLOGIES GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
August 31, 2021
(Audited)

NOTE 1 - ORGANIZATION AND OPERATIONS

The Company was originally incorporated in the State of Nevada on March 31, 2009, under the name Designer Export, Inc. On July 1, 2010, the Company changed its name to China Bilingual Technology & Education Group Inc. and on April 24, 2017 the Company changed its name to Capstone Technologies Group, Inc. its current name.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Income Taxes

The Company follows FASB ASC Subtopic 740, Income Taxes, for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.

Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-based Compensation

The Company follows FASB ASC Subtopic 718, Stock Compensation, for accounting for stock-based compensation.

The guidance requires that new, modified and unvested share-based payment transactions with employees, such as grants of stock options and restricted stock, be recognized in the consolidated financial statements based on their fair value at the grant date and recognized as compensation expense over their vesting periods. The Company also follows the guidance for equity instruments issued to consultants.

Basic Loss Per Share

FASB ASC Subtopic 260, Earnings Per Share, provides for the calculation of "Basic" and "Diluted" earnings per share.

Basic earnings per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. All potentially dilutive securities have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions. At August 31, 2021, cash equivalents amounted to $126,622.

F-6

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at August 31, 2021 of $409,738 and its liabilities exceeded its assets. These factors among others raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering. In addition, the company has access to additional drawdowns of $750,000 on the Note entered into of February 26, 2021 with Sky Direct LLC. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS' DEFICIT

Capital Stock Issued

During the quarter ended November 30, 2020, the Company issued 250 million shares of capital stock. This stock was issued to a related party in exchange for $3,255 of advances made by the related party.

Authorized Capital Stock

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share. As of August 31, 2021, 4,466,570 shares were issued and outstanding. On August 5, 2021 a 75 to 1 reverse stock split was effectuated that reduced the number of issued and outstanding shares by 330,514,160.

NOTE 5 – INCOME TAXES

The provision for Federal income tax consists of the following for the period ended August 31, 2021 and 2020:

	For the twelve months ended August 31, 2021	For the twelve months ended August 31, 2020
Income tax expense (benefit) at statutory rate	(25,821)	(2,675)
Change in valuation allowance	25,821	2,675
Income tax expense	-	-

The cumulative tax effect at the expected rate of 21% and 21% respectively of significant items comprising our net deferred tax amount is as follows as of August 31, 2021 and August 31, 2020:

	31-Aug-21	31-Aug-20
Gross deferred tax asset	86,045	60,224
Valuation allowance	(86,045)	(60,224)
Net deferred tax asset	-	-

The Company has not recognized a deferred tax asset in these financial statements as it is not more-likely-than-not that the future taxable profit against which loss can be utilized will be realized. Accordingly, a 100% valuation allowance has been made.

The expected tax expense (benefit) based on the U.S. federal statutory rate is reconciled with actual tax expense (benefit) as follows:

	31-Aug-21	31-Aug-20
Income tax at U.S. statutory rate	21%	21%
Valuation allowance	-21%	-21%

NOTE 6 – SUBSEQUENT EVENTS

In early September Sky Direct has advanced the Company an additional $100,000 on its Note.

F-7

Unaudited Financial Statements for the six months ended February 28, 2022 and 2021

Condensed Consolidated Balance Sheets for the period ended February 28, 2022 and 2021	F-9
Condensed Consolidated Statements of Operations for the six months ended February 28, 2022 and 2021	F-10
Condensed Consolidated Statements of Cash Flows for the six months ended February 28, 2022 and 2021	F-11
Condensed Consolidated Statement of Stockholders' Deficit for the six months ended February 28, 2022 and 2021	F-12
Notes to Condensed Consolidated Financial Statements for the six months ended February 28, 2022 and 2021	F-13

F-8

CAPSTONE TECHNOLOGIES GROUP, INC.
BALANCE SHEETS
(Unaudited)

		28-Feb-22		31-Aug-21
ASSETS				
Current Assets				
Cash	$	23,390	$	126,622
Interest Receivable		5,984		-
Prepaid Expense		2,427		
Due from related parties		2,526		30,052
Total Current Assets		34,327		156,674
Investments				
Notes Receivable		830,000		
Equity Investments		485,000		-
Total Investments		1,315,000		-
TOTAL ASSETS	$	1,349,327	$	156,674
LIABILITIES AND STOCKHOLDERS' DEFICIT				
LIABILITIES				
Current Liabilities				
Accounts payable and Other Accrued Liabilities	$	13,204	$	16,245
Accrued Payroll		1,582		1,580
Accrued Interest		62,301		10,082
Current Portion -Convertible Notes Payable		1,550,000		250,000
Due to related parties		-		-
Total Current Liabilities		1,627,087		277,907
STOCKHOLDERS' DEFICIT				
Common stock, $.001 par value; 500,000,000 shares authorized; 5,466,570 shares issued and outstanding at February 28, 2022 and 4,466,570 sharea issued and outstanding at August 31, 2021, repectively		5,466		4,466
Additional paid-in capital		284,039		284,039
Accumulated deficit		(567,265)		(409,738)
Total Stockholders' Deficit		(277,760)		(121,233)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$	1,349,327	$	156,674

The accompanying notes are an integral part of these unaudited financial statements

F-9

CAPSTONE TECHNOLOGIES GROUP, INC.
STATEMENT OF OPERATIONS
(Unaudited)

	For the six months ended 2/28/22	For the six months ended 2/28/21
Revenue	$ -	$ -
Total Revenue	-	-
Expenses		
Professional fees	71,348	1,723
Payroll related	41,004	
Office Expenses	8,815	
Total Operating Expenses	121,167	1,723
Interest Expense	(52,219)	-
Interest Income	15,859	-
Net Loss	$ (157,527)	$ (1,723)
PER SHARE AMOUNTS		
Basic and diluted earnings per share	$ (0.03)	-
Weighted average number of common shares outstanding - basic and diluted	4,527,343	330,837,094

The accompanying notes are an integral part of these unaudited financial statements

F-10

CAPSTONE TECHNOLOGIES GROUP, INC.
STATEMENT OF CASH FLOWS
(Unaudited)

	For the six months ended 2/28/22	For the six months ended 2/28/21
Cash Flow from Operating Activities		
Net loss for the six months	$ (157,527)	$ (1,723)
Adjustments to reconcile net loss to net cash used in operating activities:		
Increase (Decrease) in operating assets and liabilities:		
Increase (Decrease) in accrued liabilities	52,221	-
(Increase) Decrease in prepaid expenses	(2,427)	
Increase (Decrease) in related party payable		-
Increase (Decrease) in accounts payable	(3,041)	-
Net Cash Used in Operating Activities	(110,774)	(1,723)
Cash Flow from Investing Activities		
Net cash provided by (used in) investing activities	(1,320,984)	-
Cash Flows from Financing Activities		
Conversion of related party payable	-	3,225
Increase in notes payable to related party	1,300,000	
Decrease in advance to related party	27,526	
Received from related parties for Common Stock	1,000	
Forgivness of related party payable		
Received from related parties		(1,502)
Net Cash Provided by Financing Activities	1,328,526	1,723
Net increase (decrease) in cash, cash equivalents, and restricted cash	(103,232)	-
Cash, cash equivalents, and restricted cash at beginning of the year	126,622	-
Cash, cash equivalents, and restricted cash at end of the period	$ 23,390	$ -
Supplemental Disclosure of Interest and Income Taxes Paid:		
Interest paid during the period	$ -	$ -
Inncome taxes paid during the period	$ -	$ -
Non-Cash Financing and Investing Activities:		
Conversion of related party payable	$ -	$ 3,225
Forgivness of related party payable	$ -	$ -

The accompanying notes are an integral part of these unaudited financial statements

F-11

CAPSTONE TECHNOLOGIES GROUP, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT
(Unaudited)

	Common Stock		Additional Paid-in	Accumulated Other	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Comprehensive	Deficit	Deficit
Balance at August 31, 2020	84,980,740	$ 84,981	$ 183,997	$ -	$ (286,782)	$ (17,804)
Conversion of related party payable	250,000,000	$ 250,000	$ (246,775)			$ 3,225
Foregiveness of related party payable			16,302			16,302
Reverse Stock Split (75 for 1)	(330,514,170)	$ (330,515)	330,515			
Net loss for the year ended August 31, 2021					(122,956)	(122,956)
Balance at August 31, 2021	4,466,570	$ 4,466	$ 284,039	$ -	$ (409,738)	$ (121,233)
Stock Issuance	1,000,000	$ 1,000				$ 1,000
Net loss for the six months ended February 28, 2022					$ (157,527)	$ (157,527)
Balance at February 28, 2022	5,466,570	$ 5,466	$ 284,039	$ -	$ (567,265)	$ (277,760)

The accompanying notes are an integral part of these unaudited financial statements

F-12

CAPSTONE TECHNOLOGIES GROUP, INC.
NOTES TO FINANCIAL STATEMENTS
February 28, 2022
(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

The Company was originally incorporated in the State of Nevada on March 31, 2009, under the name Designer Export, Inc. On July 1, 2010, the Company changed its name to China Bilingual Technology & Education Group Inc. and on April 24, 2017 the Company changed its name to Capstone Technologies Group, Inc. its current name.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Income Taxes

The Company follows FASB ASC Subtopic 740, Income Taxes, for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.

Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-based Compensation

The Company follows FASB ASC Subtopic 718, Stock Compensation, for accounting for stock-based compensation.

The guidance requires that new, modified and unvested share-based payment transactions with employees, such as grants of stock options and restricted stock, be recognized in the consolidated financial statements based on their fair value at the grant date and recognized as compensation expense over their vesting periods. The Company also follows the guidance for equity instruments issued to consultants.

Basic Loss Per Share

FASB ASC Subtopic 260, Earnings Per Share, provides for the calculation of "Basic" and "Diluted" earnings per share.

Basic earnings per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. All potentially dilutive securities have been excluded from the computations since they would be antidilutive. However, these dilutive securities could potentially dilute earnings per share in the future.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions. At February 28, 2022, cash equivalents amounted to $23,390.

F-13

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at February 28, 2022 of $567,265 and its liabilities exceeded its assets. These factors among others raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to commence operations and generate revenues, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering. In addition, the company has access to additional drawdowns of $200,000 on the Note entered into of October 5, 2021 with Seacor Capital Inc. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS' DEFICIT

Capital Stock Issued

The Company has issued 1,000,000 shares of common stock during the current fiscal year to a company controlled by the Company's CEO. This stock grant was agreed to when the CEO accepted the position.

Authorized Capital Stock

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.001 per share. As of February 28, 2022, 5,466,570 shares were issued and outstanding. On August 5, 2021 a 75 to 1 reverse stock split was effectuated that reduced the number of issued and outstanding shares by 330,514,160.

NOTE 5 – INCOME TAXES

The provision for Federal income tax consists of the following for the six-month period ended February 28, 2022 and 2021:

	For the six months ended 2/28/22	For the six months ended 2/28/21
Income tax expense (benefit) at statutory rate	(33,081)	(362)
Change in valuation allowance	33,081	362
Income tax expense	-	-

The cumulative tax effect at the expected rate of 21% and 21% respectively of significant items comprising our net deferred tax amount is as follows as of February 28, 2022 and August 31, 2021:

	28-Feb-22	31-Aug-21
Gross deferred tax asset	119,126	86,045
Valuation allowance	(119,126)	(86,045)
Net deferred tax asset	-	-

The Company has not recognized a deferred tax asset in these financial statements as it is not more-likely-than-not that the future taxable profit against which loss can be utilized will be realized. Accordingly, a 100% valuation allowance has been made.

The expected tax expense (benefit) based on the U.S. federal statutory rate is reconciled with actual tax expense (benefit) as follows:

	28-Feb-22	31-Aug-21
Income tax at U.S. statutory rate	21%	21%
Valuation allowance	-21%	-21%

NOTE 6 – SUBSEQUENT EVENTS

Early in March 2022, the Company entered into secured convertible notes with Sky Direct, LLC and Seacor Capital, Inc. Each company funded the Company $2,000,000. An additional $250,000 has been received under the same terms in early April. The Company invested $4,000,000 of the proceeds of these notes

Schedule 3.1(m)

Contractual Obligations

See the Exhibit List on Page II-1 of the Company's S-1 Registration Statement filed on May 3, 2022, which is attached hereto, and contains the Company's material agreements entered into for the acquisition of the 45% interest in DrivenIQ Corporation.

The documents entered into with Arena, to which this Disclosure Schedule are a part, will likewise be entered into by Arena's co-investor, NY Farms Group, Inc. following the execution thereof, in order to match the terms therein.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution will be paid by the Company.

Expense		
Legal & Accounting fees and expenses:	$	23,000
Total:	$	23,000

Item 14. Indemnification of Directors and Officers

See the Bylaws of the Company as shown on Exhibit 3.2 herein.

Agreements

We intend to modify the compensation agreements with selected officers and directors, pursuant to which we will agree, to the maximum extent permitted by law, to defend, indemnify and hold harmless the officers and directors against any costs, losses, claims, suits, proceedings, damages or liabilities to which our officers and directors become subject to which arise out of or are based upon or relate to our officers and directors engagement by the Company.

Item 15. Recent Sales of Unregistered Securities

Item 16. Exhibits

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

Exhibit	Description
3.1	Articles of Incorporation
3.2	Amended and Restated Bylaws
5.1	Opinion of Matheau J. W. Stout Regarding Legality of the Securities Being Registered.
10.1	Proposed Subscription Agreement to Be Used By Purchasers of S-1 Stock
10.2	Securities Purchase Agreement, Promissory Note, Common Stock Purchase Agreement with Driven IQ dated September 30, 2021
23.1	Consent of Matheau J. W. Stout, Esq. (included in Exhibit 5.1)
23.2	Consent of BF Borgers CPA PC
107	Filing Fee Table

II-1

Section 3.1(z)

Accountants/Auditors

See the Auditor's Report of BF Borgers, CPA, PC on Page 41 of the Company's S-1 Registration Statement filed on May 3, 2022, which is attached hereto, covering the years ended August 31, 2021 and 2020.

See also the Auditor's Consent of BF Borgers, CPA, PC on Page Exhibit 23.2 of the Company's S-1 Registration Statement filed on May 3, 2022, which is attached hereto.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Capstone Technologies Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Capstone Technologies Group, Inc. (the "Company") as of August 31, 2021 and 2020, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company's auditor since 2021
Lakewood, CO
September 13,2021

F-1

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated September 13, 2021, relating to the financial statements of Capstone Technologies Group, Inc. as of August 31, 2021 and 2020 and to all references to our firm included in this Registration Statement.

B F Borgers CPA PC

Certified Public Accountants
Lakewood, CO
May 3, 2022

Section 4.8

Use of Proceeds

The documents executed by the Company and Arena do not specify a use of proceeds, and the Company plans to use the funds provided by Arena for general corporate purposes.

Executed Version

OFFICER'S CERTIFICATE
CAPSTONE TECHNOLOGIES
GROUP, INC.

May 19, 2022

Reference is made to that certain Securities Purchase Agreements for Preferred Stock and for Warrants and Securities Purchase Agreements for Convertible Promissory Notes and for Warrants, dated on or about May 19, 2022 (the "Agreements"), by and between Capstone Technologies Group, Inc., a Nevada corporation and (the "Company") and the Purchasers identified in such Agreements, each a ("Purchaser").

All capitalized terms used but not otherwise defined therein shall have the meanings given to such terms in the Agreements. The undersigned, as a duly authorized officer of the Company, does hereby certify to each Purchaser that:

1. The representations and warranties of the Company contained in the Agreements (a) were accurate in all respects as of the date of the Agreements and (b) are accurate in all respects as of the date hereof as if then made.

2. The Company has duly performed and complied in all respects with all of the covenants and obligations that the Company is required to perform or to comply with pursuant to the Agreements on or prior to the date hereof.

3. The Company has satisfied in all respects the conditions specified such Agreements.

[Signature Page Follows]

4885-4257-1297, v.1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Officer's Certificate as of the date first written above.

CAPSTONE TECHNOLOGIES GROUP, INC.

By: ______________________

Name: Michael Pruitt
Title: Chief Executive Officer

4885-4257-1297, v.1

Executed Version

SECRETARY'S CERTIFICATE
CAPSTONE TECHNOLOGIES
GROUP, INC.

May 19, 2022

Reference is made to that certain Securities Purchase Agreements for Preferred Stock Securities Purchase Agreements for Convertible Promissory Notes, and for Warrants, dated on or about May 19, 2022 (the "Agreements"), by and between Capstone Technologies Group, Inc., a Nevada corporation and (the "Company") and the Purchasers identified in such Agreements, each a ("Purchaser").

All capitalized terms used but not otherwise defined therein shall have the meanings given to such terms in the Agreements. The undersigned, as a duly authorized officer of the Company, does hereby certify to each Purchaser that:

1. Attached hereto as Exhibit A is a complete and accurate copy of the most recent Articles of Incorporation of the Company as filed in the Office of the Secretary of State of Nevada. Such Articles of Incorporation have not been amended, modified or rescinded and are in full forceand effect on the date hereof.

2. Attached hereto as Exhibit B is a complete and accurate copy of the Bylaws of Buyer. Such Bylaws have not been amended, modified or rescinded and are in full force and effect on the date hereof.

3. Attached hereto as Exhibit C is a true and complete copy of the resolutions or written consent duly adopted by the board of directors of Buyer on May 18, 2022 approving the execution anddelivery of the Transaction Documents and the consummation of the Contemplated Transactions. Such attached resolutions have not been amended, modified or rescinded and are in full force and effect on the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Secretary's Certificate of Capstone Technologies Group, Inc. as of the date first written above.

CAPSTONE TECHNOLOGIES GROUP, INC.

By: ______________________

Name: Michael Pruitt
Title: Secretary

EXHIBIT A

ARTICLES OF INCORPORATION

See attached.

A-1